Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

KEURIG DR PEPPER INC.

6425 Hall of Fame Lane

Frisco, Texas 75034

February 23, 2026

AMENDMENT TO INVESTMENT AGREEMENT

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement, dated as of October 27, 2025, by and among Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), Pour Purchaser L.P., a Delaware limited partnership (together with any Investor Transferee that becomes a party thereto pursuant to Section 8.03 thereto, the “KKR Investor”), AP Pour Holdings, L.P., a Delaware limited partnership (together with any Investor Transferee that becomes a party thereto pursuant to Section 8.03 thereto, the “Apollo Investor”) and certain other investors party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Investment Agreement.

WHEREAS, pursuant to Section 8.01 of the Investment Agreement, prior to the Closing Date, the Investment Agreement (including the Exhibits thereto) may be amended or supplemented with the prior written consent of the Company, the KKR Investor and the Apollo Investor; and

WHEREAS, the parties hereto desire to amend certain provisions of the Investment Agreement and the form of Certificate of Designations attached as Exhibit C (the “Certificate of Designations”) to the Investment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

This letter (this “Letter Agreement”) reflects our mutual agreement to amend the terms of the Investment Agreement and the Certificate of Designations in accordance with the changed pages shown on Annex 1-A and Annex 1-B, respectively, attached hereto (in each case, deletions of text are indicated by struck-through text, and insertions of text are indicated by bold underlined text).

2.

Annex 2-A and Annex 2-B attached hereto set forth a clean copy of the Investment Agreement and the Certificate of Designations, respectively, as amended hereby. Except as set forth in this Letter Agreement (including the Annexes hereto), all other terms of the Investment Agreement and the Certificate of Designations shall remain unchanged.

3.

The provisions of Section 8.01 (Amendments; Waivers), Section 8.04 (Counterparts), Section 8.06 (Governing Law; Jurisdiction), Section 8.07 (Specific Enforcement), Section 8.08 (Waiver of Jury Trial) and Section 8.10 (Severability) of the Investment Agreement shall be deemed incorporated herein by reference and shall apply to this Letter Agreement mutatis mutandis.

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the Company has caused this Letter Agreement to be executed as of the date first written above.

KEURIG DR PEPPER INC.

By:	/s/ Dan Morrell
Name: Dan Morrell
Title: Vice President and Treasurer

[Signature Page to Letter Agreement]

Accepted and agreed:

Investors:

POUR PURCHASER L.P.

By:	Pour Purchaser GP LLC, its general partner

By:	/s/ Samuel Plotner
Name: Samuel Plotner
Title: Vice President

AP POUR HOLDINGS, L.P.

By: AP CA XXIII, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Letter Agreement]

Annex 1-A

Investment Agreement (Changed Pages)

[see attached]

EXECUTION VERSION

INVESTMENT AGREEMENT

Dated as of October 27, 2025

as amended by

AMENDMENT TO INVESTMENT AGREEMENT

Dated as of February 23, 2026

by and among

KEURIG DR PEPPER INC.,

POUR PURCHASER L.P.,

AP POUR HOLDINGS, L.P.

and

THE OTHER INVESTORS PARTY HERETO

~~Dated as of October 27, 2025~~

i

ii

INVESTMENT AGREEMENT, dated as of October 27, 2025 ~~(~~, as amended by AMENDMENT TO INVESTMENT AGREEMENT, dated as of February 23, 2026 (as amended, this “Agreement”), by and among Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), Pour Purchaser L.P., a Delaware limited partnership (together with any Investor Transferee that becomes a party hereto pursuant to Section 8.03, the “KKR Investor”), AP Pour Holdings, L.P., a Delaware limited partnership (together with any Investor Transferee that becomes a party hereto pursuant to Section 8.03, the “Apollo Investor”), the other investors that become a party hereto pursuant to Section 2.01(b) by the execution of a joinder agreement substantially in the form of Exhibit A-1 hereto (the “Post-Signing Investors”), and the other investors that become a party hereto pursuant to Section 5.07 by the execution of a joinder agreement substantially in the form of Exhibit A-2 hereto (the “Post-Closing Investors”).

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue, sell and deliver to each Investor, and each Investor, severally and not jointly, desires to purchase and acquire from the Company, the number of shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), set forth opposite its name on Schedule A, subject to adjustment pursuant to Section 2.01(b), having the designation, preferences, rights, privileges, powers, and terms and conditions, as specified in the Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock substantially in the form attached hereto as Exhibit B (the “Certificate of Designations”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“25% Beneficial Holding Requirement” means any Investor that continues to beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the number of shares of Common Stock beneficially owned by such Investor in the aggregate on an as-converted basis as at the Closing, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with the applicable section of the Certificate of Designations without regard to the Applicable Value Cap or the Conversion Cap.

“50% Beneficial Holding Requirement” means that the KKR Investor or the Apollo Investor, as applicable, continues to beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 50% of the number of shares of Common Stock beneficially owned by the KKR Investor or the Apollo Investor, as applicable, in the aggregate on an as-converted basis as at the Closing, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with the applicable section of the Certificate of Designations without regard to the Applicable Value Cap or the Conversion Cap.

common equity interests in an underwritten primary public offering (other than pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering), which must be completed at or prior to the consummation of the Specified Spin-Off Transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Capital Lease” means any lease of Property, which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding the foregoing, only those leases and obligations that would constitute Capital Leases prior to the implementation of Accounting Standards Codification 842, Leases, will be considered to be Capital Leases for purposes of this Agreement.

“Closing” or “Closing Date” means the closing or closing date of the ~~JDE Peet’s Acquisition~~sale and purchase of the Acquired Shares.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Coffee Business” means, collectively, (A) (i) the “U.S. Coffee” operating segment of the Company excluding the sales related to the distribution of ready-to-drink La Colombe coffee beverages and (ii) that portion of the “International” operating segment of the Company consisting of sales in Canada from the manufacture and distribution of finished goods relating to single serve brewers, K-Cup pods, K-rounds and other coffee products, in each case as described in the Company’s Form 10-K for the fiscal year ended December 31, 2024, and (B) the business of JDE Peet’s as described in its annual report for the fiscal year ended December 31, 2024.

“Collective Bargaining Agreement” means any collective bargaining or other agreement with a labor union, works council, labor organization or other employee representative.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Charter Documents” means the Company’s amended and restated certificate of incorporation and amended and restated bylaws, each as amended to the date of this Agreement.

“Company Related Party” means the Company and its former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, other fiduciary, directors, employees, affiliates, stockholders, equityholders, managers, members, partners, agents, attorneys, advisors, lenders or other representatives or any of the foregoing’s respective successors or assigns.

“Company Stock Plans” means the Keurig Dr Pepper Omnibus Incentive Plan of 2009 and Keurig Dr Pepper Inc. Omnibus Incentive Plan of 2019, each as may be amended from time to time.

“Confidentiality Agreement” means the letter agreements between the Company and each Investor (or one of its Affiliates) entered into in connection with the Transactions, each as may be amended from time to time in accordance with its terms.

3

Term	Section
Data Security Obligations	3.22(b)
Defaulting Investor	2.03(a)
DOJ	5.01(c)
DWAC Deposit	2.02(b)(ii)
Excluded Stock	5.17(a)
Filed SEC Documents	Article III
Foreclosure	5.07(h)
FTC	5.01(c)
Goldman	3.13
Hedging Arrangements	5.07(e)
Initial Investor Rights	8.03(b)
Intellectual Property Rights	3.21
Judgments	3.07
KKR Investor	Preamble
Material Contract	3.09
Multiemployer Plan	3.14(a)
Participation Portion	5.17(b)(ii)
PBGC	3.14(a)
Permits	3.08(b)
Permitted Loan	5.07(h)
Plan	3.14(a)
Proposed Securities	5.17(b)(i)
Purchase Price	2.01(a)
Required Regulatory Approvals	5.01(a)
Restricted Issuance Information	5.17(b)(ii)
Sanctions	3.08(c)(ii)
Sanctioned Jurisdiction	3.08(c)(ii)
Series A Preferred Stock	Recitals
Syndicated Default Shares	2.03(b)
Syndicated Defaulting Investor	2.03(b)
USRPHC	3.11

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale.

(a) On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Laws, waiver by the party entitled to the benefit thereof) of the conditions set forth herein, at the Closing, each Investor, severally and not jointly, agrees to purchase and acquire from the Company the number of shares of Series A Preferred Stock set forth opposite its name on Schedule A, and the Company shall issue, sell and deliver to such Investor, such shares of Series A Preferred Stock (the “Acquired Shares”) for a purchase price per Share equal to $1,000 and an aggregate purchase price of $~~3.0~~4.5 billion (such aggregate purchase price paid in respect of the Acquired Shares, the “Purchase Price”).

(b) ~~For a period beginning on the date of this Agreement and ending 15 calendar days thereafter (or such longer period with the written consent of the KKR Investor and the Apollo Investor), the Company shall have the right to allocate up to 750,000 Acquired Shares to each of the Company’s existing stockholders or their Affiliates that delivers a joinder agreement substantially in the form of Exhibit A-1 hereto; provided that the Company shall consult in good faith with the KKR Investor~~

14

~~and the Apollo Investor with respect to such allocations. The Acquired Shares allocated to such Post-Signing Investors shall reduce the Acquired Shares allocated to the KKR Investor and the Apollo Investor set forth on Schedule A on a pro rata basis; provided that in no event shall the Acquired Shares allocated to the KKR Investor be less than 1,125,000 Acquired Shares and the Apollo Investor be less than 1,125,000 Acquired Shares. The Company shall amend Schedule A in a manner consistent with this Section 2.01(b) without the consent of any Investor upon the request of the KKR Investor and the Apollo Investor.~~[Reserved].

(c) Prior to the Closing Date, each of the KKR Investor and the Apollo Investor shall have the right to allocate any or all of the shares of Series A Preferred Stock set forth opposite its name on Schedule A to any Person (other than a Restricted Person or Persons described in Section 5.07(c)(ii)) that delivers a joinder agreement substantially in the form of Exhibit A-1 hereto (to the extent such Person is not an Investor Transferee with respect to either the KKR Investor or the Apollo Investor) or Exhibit A-2 hereto (to the extent such Person is an Investor Transferee with respect to either the KKR Investor or the Apollo Investor); provided that no Person shall be required to deliver a joinder agreement if such Person has previously become a party to this Agreement. The Company shall amend Schedule A in a manner consistent with this Section 2.01(c) without the consent of any Investor upon request of the KKR Investor and the Apollo Investor.

Section 2.02 Closing.

(a)

(~~a~~i) On the terms of this Agreement, and subject to the satisfaction (or, to the extent permitted by applicable Laws, waiver by the party entitled to the benefit thereof) of the conditions set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the ~~closing of the sale and purchase of the Acquired Shares~~Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019.

(ii) The Closing and the Closing Date shall occur on the date selected by the Company upon written notice to the Investors at least 10 Business Days prior to such date, provided that such date shall be on or after the Unconditional Date (as defined in the Merger Protocol). In the event that the Settlement Date (as defined in the Merger Protocol) does not occur on or prior to the seventh (7th) Business Day after the Closing Date (such date, the “Repurchase Date”), the Company and each of the Investors agree that the Company shall repurchase, and each Investor shall sell, all Acquired Shares of each such Investor (and any of its Investor Transferees) at a repurchase price in cash equal to the Purchase Price paid by such Investor for its Acquired Shares, plus accrued and unpaid dividends thereon, and the Company shall cancel the Acquired Shares for no further consideration upon payment therefor without further action from any Investor or holder of the Acquired Shares, in each case, on the first Business Day after the Repurchase Date.

(b) At the Closing:

(i) the Company shall:

(1) file with the Secretary of State of the State of Delaware the Certificate of Designations, and shall deliver to each Investor a certified copy thereof;

15

(2) deliver to each Investor (A) to the extent the Acquired Shares are eligible for book-entry delivery through DTC, the aggregate number of Acquired Shares that such Investor is entitled to receive pursuant to this Agreement to the DTC account of such Investor specified by such Investor prior to the Closing Date in the form set forth on Exhibit E hereto (or comply with such other settlement procedures mutually agreed in writing by the Company~~, the KKR Investor and the Apollo~~ and such Investor), (B) to the extent the Acquired Shares are not eligible for book-entry delivery through DTC, evidence of book-entry shares representing the Acquired Shares credited to book-entry accounts maintained by the Transfer Agent and (C) the Registration Rights Agreement, duly executed by the Company; and

(3) pay the applicable expense reimbursement amount set forth in Section 8.11, by wire transfer in immediately available U.S. federal funds, to the account(s) designated by the KKR Investor and the Apollo Investor in writing at least one (1) Business Day prior to the Closing Date; and

(ii) each Investor shall (1) to the extent the Acquired Shares are eligible for book-entry delivery through DTC, direct an eligible DTC participant to submit a DWAC deposit instruction (the “DWAC Deposit”) to the Transfer Agent for the aggregate number of Acquired Shares that such Investor is entitled to receive pursuant to this Agreement (or comply with such other settlement procedures mutually agreed in writing by the Company~~, the KKR Investor and the Apollo~~ and such Investor), (2) pay the applicable Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing at least one (1) Business Day prior to the Closing Date, (3) deliver to the Company the Registration Rights Agreement, duly executed by such Investor and/or its applicable Affiliates and (4) deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed IRS Form W-9 or an appropriate IRS Form W-8, as applicable (provided, that each of the KKR Investor and Apollo Investor agree that it will deliver to the Company an IRS Form W-9).

(c) To the extent the Acquired Shares are eligible for book-entry delivery through DTC and if the Transfer Agent is unable to locate the DWAC Deposit for any Acquired Shares or such DWAC Deposit does not conform to the Acquired Shares to be issued pursuant to this Agreement, then the Company will promptly notify the relevant Investor. If, because of the occurrence of an event described in the preceding sentence, any Acquired Shares are not delivered on the Closing Date, then such Acquired Shares will be delivered on the first business day following the Closing Date on which all applicable deficiencies set forth in the preceding sentence of this paragraph have been cured.

Section 2.03 Defaulting Investors.

(a) If the KKR Investor or the Apollo Investor fails to purchase at the Closing (or provides written notice of its intent not to purchase) its portion of the Acquired Shares in accordance with the terms of this Agreement (the Acquired Shares not timely purchased, the “Default Shares” and such defaulting KKR Investor or Apollo Investor, the “Defaulting Investor”), then the Company shall promptly deliver a notice to the non-defaulting KKR Investor or Apollo Investor ~~(such non-defaulting KKR Investor or Apollo Investor, the “Non-Defaulting Investor~~”), which notice shall include the number of Default Shares and the aggregate purchase price payable therefor (which shall be calculated based on a purchase price per Default Share equal to $1,000). ~~The Non-Defaulting~~Such non-defaulting KKR Investor or Apollo Investor, as applicable, shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing such Default Shares for the aggregate purchase price specified in the notice provided by the Company to ~~the Non-Defaulting~~such non-defaulting KKR Investor or Apollo Investor, as applicable.

16

(b) If any Post-Signing Investor fails to purchase at the Closing (or provides written notice of its intent not to purchase) its portion of the Acquired Shares in accordance with the terms of this Agreement (the Acquired Shares not timely purchased, the “Syndicated Default Shares” and such defaulting Post-Signing Investor, the “Syndicated Defaulting Investor”), then the Company shall promptly deliver a notice to ~~both~~ the KKR Investor ~~and~~, the Apollo Investor and the non-defaulting Post-Signing Investors (collectively, the “Non-Defaulting Investors”), which notice shall include the number of Syndicated Default Shares and the aggregate purchase price payable therefor (which shall be calculated based on a purchase price per Syndicated Default Share equal to $1,000). ~~The KKR Investor and the Apollo Investor (so long as the KKR Investor or Apollo Investor is a~~Each Non-Defaulting Investor~~) shall each have the right, in their sole discretion, to purchase and acquire from the Company at the Closing their pro rata portion (based on the relative portion of the aggregate Purchase Price allocated to the KKR Investor or the Apollo Investor, as applicable) of the Syndicated Default Shares for the aggregate purchase price specified in the notice provided by the Company to the KKR Investor and the Apollo Investor. If the KKR Investor or the Apollo Investor, as applicable, declines to exercise such right, then the Apollo Investor or the KKR Investor, respectively,~~ shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing ~~all~~ its pro rata portion (based on the relative portion of the aggregate Purchase Price allocated to such Non-Defaulting Investor) of such Syndicated Default Shares for the aggregate purchase price specified in the notice provided by the Company to the Non-Defaulting Investors. If any Non-Defaulting Investor declines to exercise such right with respect to its pro rata portion of the Syndicated Default Shares, then each other Non-Defaulting Investor shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing its pro rata portion (based on the relative portion of the aggregate Purchase Price allocated to such other Non-Defaulting Investor) all such Syndicated Default Shares not otherwise purchased at a purchase price per Syndicated Default Share equal to $1,000.

(c) Nothing in this Section 2.03 shall obligate or require ~~the KKR Investor or the Apollo~~any Investor to exercise their right to acquire any Default Shares or Syndicated Default Shares (as applicable) or to fund any additional portion of the Purchase Price with respect to such Default Shares or Syndicated Default Shares (as applicable). The Company may pursue any other remedies against any Defaulting Investor and Syndicated Defaulting Investor available to the Company, subject to applicable law and the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor that, except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available on or after January 1, 2025 and prior to the date hereof (the “Filed SEC Documents”), other than any disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a), 3.06, 3.12, 3.13 and 3.18):

Section 3.01 Organization; Standing.

(a) The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the Laws of the State of Delaware and has the corporate power and authority necessary to own or lease its property and to conduct its business and is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership

17

or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the Laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly incorporated, organized or formed, validly existing as a corporation or other business entity in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation, organization or formation, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on October 23, 2025 (the “Capitalization Date”), (i) 1,358,553,125 shares of Common Stock were issued and outstanding, (ii) 11,485,232 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans and (iii) no shares of Company Preferred Stock were issued or outstanding.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans, (iv) no obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, debt, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities.

(c) Except for the JV Investment and as provided in Section 5.17, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities, other than this Agreement, the Investor Rights Agreement, by and among the Company and the holders listed on Schedule A thereto, dated as of July 9, 2018, the Registration Rights Agreement and in connection with the JV

18

Investment. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(d) The Acquired Shares and the shares of Common Stock issuable upon conversion of the Acquired Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable foreign and state securities Laws, Liens contemplated by the Transaction Documents and Section 5.07. The Acquired Shares, when issued, and the shares of Common Stock issuable upon conversion of the Acquired Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for such issuance.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens.

Section 3.03 Authority; Non-contravention.

(a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and the Board has duly reserved (x) the shares of Series A Preferred Stock to be issued in accordance with the terms and conditions of the Certificate of Designations and (y) the shares of Common Stock to be issued upon any conversion of shares of Series A Preferred Stock into Common Stock. No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Company’s Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained at or prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired at or prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) or accelerate the performance required by the Company under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (a

19

(a) Subject to the terms and conditions of this Agreement, including the terms of this Section 5.01, each of the Company and each Investor shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, all applications relating to applicable Regulatory Laws as set forth on Schedule 5.01(a) attached hereto (collectively with the expiration or termination of the waiting period, and any extension thereof, under the HSR Act, the “Required Regulatory Approvals”). In furtherance of the foregoing, each of the parties hereto shall cooperate with each other to evaluate and identify any filings, consents, clearances or approvals required under or in connection with any Regulatory Law.

(b) The Company and each Investor agree to make any required filings pursuant to the Required Regulatory Approvals with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement or following the date of such Investor’s joinder agreement, as applicable, and, with respect to filings under the HSR Act, no later than twenty-five (25) Business Days after the date ~~hereof~~of this Agreement, or following the date of such Investor’s joinder agreement, and to respond as promptly as reasonably practicable to any request for additional information and documentary material pursuant to the HSR Act or any other Regulatory Law, as applicable, and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act or any other Required Regulatory Approvals, as applicable, so as to enable the parties hereto to consummate the Transactions.

(c) Each of the Company and each Investor shall use its reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) provide to the other any information in their possession that may be reasonably requested for the purposes of preparing submissions to a Governmental Authority (and the Company shall use its reasonable endeavors to make such reasonable requests for the same from JDE Peet’s where this is necessary to enable Investor to meet its obligations under this Section 5), (iii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or such Investor, as the case may be, from or given by the Company or such Investor, as the case may be, to any Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iv) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other parties with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, and (v) to the extent permitted by the applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For the avoidance of doubt, the requirements of this Section 5.01(c) shall apply only to this specific Transaction and shall not apply to any filings, submissions, requests, communications, meetings, conferences, or otherwise with the FTC or DOJ or any other Governmental Authority related to the JDE Peet’s Acquisition. Any documents or other materials provided pursuant to this Section 5.01(c) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material, and the parties may, as each deems advisable, reasonably designate any material provided under this Section 5.01(c) as “outside counsel only material”.

(d) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.01 or elsewhere in this Agreement shall require any Investor to take any action with respect to any of its Affiliates or their direct or indirect portfolio companies, including selling, divesting,

31

to the extent required by Nasdaq. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon the conversion of the then outstanding shares of Series A Preferred Stock to be approved for listing on the Nasdaq, subject to official notice of issuance.

Section 5.06 Standstill. To preserve the tax-free treatment of the Specified Spin-Off Transaction under Section 355 of the Code, each Investor, severally but not jointly, agrees that during the Standstill Period applicable to such Investor, without the prior written approval of the Board, such Investor will not, directly or indirectly, and will not cause its Affiliates to:

(a) acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, beneficial ownership of any Company Securities, any securities convertible into or exchangeable for any Company Securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities (other than cash-settled swaps or other cash-settled instruments) (but in each case other than (i) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Company Securities, (ii) the acquisition of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (iii) pursuant to or in connection with (A) an acquisition of Series A Preferred Stock, shares of Common Stock issuable upon conversion of the Series A Preferred Stock or common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO from another Investor or one of its Affiliates or (B) a Permitted Loan, (iv) as a result of the exercise by the KKR Investor or the Apollo Investor of its participation rights pursuant to Section 5.17, (vi) as a result of the Apollo Investor’s interest in KGM Manufacturing, LLC ~~or~~, (vii) as a result of the KKR Investor, the Apollo Investor or any of their Affiliates investment in the JV Investment or (viii) the acquisition of common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO; provided, that, upon consummating any such transactions prior to the date that is twenty-four (24) months following the Spin-Off Closing, such Investor shall provide a certificate to the Company, signed on behalf of such Investor by an officer of such Investor, certifying that the representations and warranties set forth in Section 5.11 are true and correct, assuming that the Series A Preferred Stock has reached the Applicable Value Cap and the Conversion Cap);

(b) make or in any way participate in or knowingly encourage any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company, or call or seek to call a meeting of the Company’s stockholders, or initiate any stockholder proposal or action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c) propose, offer, seek or indicate an interest in (in each case, with or without conditions) any merger or business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary, or any other extraordinary transaction involving the Company or its Subsidiaries or any Subsidiary or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements whether written or oral) with any other Person (other than its Representatives) regarding any of the foregoing;

(d) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any Subsidiary (for the avoidance of doubt, excluding any such act in their capacity as a commercial counterparty, customer, supplier or the like);

33

(e) make any public proposal or statement of inquiry or publicly disclose any intention, plan or arrangement consistent with the foregoing;

(f) advise or knowingly assist or encourage or direct any Person to do any of the foregoing;

(g) enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any other Investor) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any of the foregoing;

(h) request the Company or any of its Representatives to amend or waive any provision of this Section 5.06, provided that this clause shall not prohibit ~~the KKR Investor or the Apollo~~an Investor from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.06, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by the Company; or

(i) contest the validity of this Section 5.06 or make, initiate, take or participate in any Action to amend, waive or terminate any provision of this Section 5.06;

provided, however, that nothing in this Section 5.06 will limit the KKR Investor’s or the Apolloan Investor’s ability to vote, Transfer (subject to Section 5.07), convert (subject to Article VIII of the Certificate of Designations) or otherwise exercise rights under its Common Stock or Series A Preferred Stock; provided, further, that notwithstanding anything to the contrary in this Section 5.06, ~~the KKR Investor, the Apollo~~each Investor and ~~their respective~~its Affiliates may at any time communicate privately with the Company’s directors, officers or advisors or submit to the Board one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Fundamental Change), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure by the Company of such communications or submissions, as applicable. Until the earliest of (i) the day after any Specified Spin-Off Transaction, (~~or, if a~~ii) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has ~~not~~ occurred on or before ~~the~~such date ~~that is thirty-six (36) months following the Closing Date), the~~, or (iii) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction, no Investor shall ~~not~~ enter into any agreement, understanding, arrangement, or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) to acquire any Company Securities, any securities convertible into or exchangeable for any ~~such equity securities~~Company Securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities (except as expressly allowed pursuant to this Section 5.06).

Section 5.07 Transfer Restrictions.

(a) No Investor shall be permitted to Transfer (x) any Series A Preferred Stock, (y) any Common Stock issued upon conversion of any Series A Preferred Stock or (z) any common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO prior to the earliest of (x) the completion of a Specified Spin-Off transaction, (y) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has been completed by such date, or (z) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction, unless:

34

(j) Notwithstanding anything to the contrary herein, subject to Section 5.07(a) and Section 5.07(b), no Investor shall be restricted from Transferring any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) or any common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO to a Person or group in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Fundamental Change involving the Company or any of its Subsidiaries that, in each case, is approved by the Board.

(k) Any Person acquiring the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock pursuant to a Transfer in a private transaction shall be required to be bound by the terms of this Agreement by executing a joinder agreement substantially in the form of Exhibit A-2 hereto prior to such Transfer for the benefit of the Company.

(l) Until the earliest of (i) the day after any Specified Spin-Off Transaction, (~~or, if a~~ii) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has ~~not~~ occurred on or before ~~the~~such date ~~that is thirty-six (36) months following the Closing Date, the earliest of (i) thirty-six (36) months following the Closing Date~~, or (~~ii~~iii) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction~~)~~, the Investor shall not enter into any agreement, understanding, arrangement, or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) regarding (x) Transfers to occur after any Specified Spin-Off Transaction of Company Securities, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities; or (y) Public Offerings to occur after any Specified Spin-Off Transaction. Each Investor agrees to notify the Company as soon as practicably possible before any Transfer subject to Section 5.07.

Section 5.08 Legends. (a) All certificates or other instruments representing the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR EXCEPT, WITH RESPECT TO ANY COMMON STOCK, WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing, the legend under this Section 5.08(a) shall be removed by the Company and the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock may be Transferred without such legend if (i) such Series A Preferred Stock or Common Stock is registered for resale by the Company pursuant to an effective registration statement filed under the Securities Act and resold pursuant to such registration statement, (ii) such Series A Preferred Stock or Common Stock is eligible for resale pursuant to Rule 144 promulgated under the Securities Act, and solely in the period from the six-month to 12-month anniversary of the Closing Date such Series A Preferred Stock or Common Stock is sold pursuant to Rule 144, or (iii) such Series A Preferred Stock or Common Stock is sold pursuant to an exemption from registration and, in the case of this clause (iii), the Company receives an opinion of counsel reasonably satisfactory to the Company to the effect that the legend may be removed in accordance with applicable securities laws and any other documentation reasonably requested by the Company with respect to compliance with such exemption.

38

(b) All certificates or other instruments representing the Series A Preferred Stock or, if issued while the transfer restrictions of Section 5.07(a) and (b) are still in effect, Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 27, 2025, AS AMENDED BY AMENDMENT TO INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 23, 2026, AS MAY BE FURTHER AMENDED OR SUPPLEMENTED FROM TIME TO TIME PURSUANT TO TERMS THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

Notwithstanding the foregoing, the legend under this Section 5.08(b) shall be removed by the Company and the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock may be Transferred without such legend when such legend is no longer applicable to such securities, including, without limitation, upon the sale of such securities in a transaction in which the transferee is not required to be bound by this Agreement, including in an open market transaction.

Section 5.09 [Reserved].

Section 5.10 Tax Matters.

(a) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock in each case to the extent required by applicable Law; provided, that to the extent that the Investor has previously delivered an appropriate IRS Form W-8 or W-9 to the Company establishing an exemption for U.S. federal withholding (including backup withholding), the Company shall not be permitted to withhold unless the Company has provided the Investor advance written notice of its intent to withhold at least five (5) days prior to the payment of the amount subject to withholding, and has given the Investor a reasonable opportunity to provide any form or certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Investor with copies of any tax certificate, receipt or other documentation reasonably acceptable to the Investor evidencing such payment.

(b) The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issuance of the Series A Preferred Stock and (y) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

(c) The parties shall, and shall cause each of their Affiliates to, treat the Acquired Shares as “common stock” rather than as “preferred stock” for purposes of Section 305 of the Code. Without the prior written consent of each Investor, the Company shall not (and the Board shall not authorize the Company to) take any action that would reasonably be expected to cause an Investor (or its direct or indirect equityholders) to recognize taxable income by reason of the operation of Section 305(b)(2) of the Code. Neither party will, nor will permit their Affiliates to, take a contrary position

39

connection with the Beverage Co. IPO. For these purposes, a “Coordinating Group” is two or more persons that, pursuant to a formal or informal understanding, join in one or more coordinated acquisitions or dispositions of stock of the Company or Beverage Co. A principal element in determining if such an understanding exists is whether the investment decision of each person is based on the investment decision of one or more other existing or prospective shareholders.

Section 5.12 Specified Spin-Off Transaction Matters.

(a) The Company shall, and shall cause each of its Affiliates to, (i) cause the Specified Spin-Off Transaction to be conducted on a basis that is substantially consistent with that presented to the KKR Investor and the Apollo Investor with respect to the allocation of assets and liabilities and the allocation of expenses; provided that the Company shall be permitted to make any amendments that it determines in good faith are required to preserve the tax-free nature of the Specified Spin-Off Transaction to the extent so required, (ii) consult in good faith with the KKR Investor and the Apollo Investor with respect to the structuring of the Specified Spin-Off Transaction, (iii) give reasonable and good faith consideration to any proposals or comments made by the KKR Investor and the Apollo Investor and their respective counsel, (iv) provide the KKR Investor and the Apollo Investor with a reasonable opportunity to review and comment upon (A) all Spin-Off Transaction Documents (including any amendment or waiver to the Spin-Off Transaction Documents) prior to execution (or waiver) thereof, (B) any registration statement (including any amendments or supplements thereto) to be filed by SpinCo with the SEC in connection with the Specified Spin-Off Transaction prior to such filing, and, in each case, give reasonable and good faith consideration to any comments made by the KKR Investor, the Apollo Investor and their respective counsel and (C) any information, other than publicly available information that has previously been filed with the SEC in connection with the transactions contemplated hereby, contained in any filings with a Governmental Authority (including the SEC and the IRS or any other Taxing Authority) that relates to the KKR Investor, the Apollo Investor or this Agreement (which approval will not be unreasonably withheld, conditioned or delayed), and (v) keep each Investor apprised on a reasonably current basis of (A) the anticipated date and time of the consummation of such Specified Spin-Off Transaction, (B) progress of any antitrust, regulatory or other notification or filing required in connection with the transactions contemplated by the Spin-Off Transaction Documents, (C) any material disputes that arise under or relate to the Spin-Off Transaction Documents and (D) material communications or submissions with the IRS or other Taxing Authority concerning the matters set forth herein.

(b) For the avoidance of doubt, each Investor acknowledges and agrees that no Investor will be entitled, by virtue of its holding of Series A Preferred Stock, to receive shares of SpinCo in connection with the Specified Spin-Off Transaction.

(c) The Company shall not permit the Specified Spin-Off Transaction to be consummated without the prior written consent of the KKR Investor and the Apollo Investor, so long as, with respect to the KKR Investor’s consent, the KKR Investor satisfies the 50% Beneficial Holding Requirement at such time, and with respect to the Apollo Investor’s consent, the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time, if the Consolidated Net Total Leverage Ratio of the Company immediately following the consummation of the Specified Spin-Off Transaction after giving Pro Forma Effect thereto (including the Qualified IPO, if consummated), ~~to~~would be greater than (i) 4.00 to 1.00, if the Qualified IPO shall have been consummated on or prior to the consummation of the Specified Spin-Off Transaction, or (ii) 4.25 to 1.00, if the Qualified IPO shall not have been consummated on or prior to the consummation of the Specified Spin-Off Transaction.

(d) The Company shall not permit the Specified Spin-Off Transaction to be consummated without the prior written consent of the KKR Investor and the Apollo Investor, so long as,

41

or similar party to a Permitted Loan, with respect to a Permitted Loan as securities intermediary and only to the extent the applicable Investor (or its or their Affiliates) continue to beneficially own such pledged shares of Series A Preferred Stock and/or Common Stock and (iv) such other cooperation and assistance as the KKR Investor or the Apollo Investor may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an issuer agreement is conditioned on the KKR Investor or the Apollo Investor certifying to the Company in writing, solely with respect to the Permitted Loan obtained by the KKR Investor or the Apollo Investor, as applicable, that (A) the loan agreement with respect to which the issuer agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the applicable Investor has pledged the Series A Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement and (B) each of the KKR Investor and the Apollo Investor acknowledges and agrees that the Company will be relying on such certificate when entering into the issuer agreement and any material inaccuracy in such certificate will be deemed a breach of this Agreement. Each of the KKR Investor and the Apollo Investor acknowledges and agrees that the statements and agreements of the Company in an issuer agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and any Investor under this Agreement the applicable Investor shall not be entitled to use the statements and agreements of the Company in an issuer agreement against the Company.

Section 5.16 State Securities Laws. Promptly following the date hereof, the Company shall use its reasonable best efforts to (a) make all filings with the SEC under the Securities Act and Exchange Act related to the execution of the Transaction Documents and the consummation of the transactions contemplated thereby in the time periods required by (including any extensions permitted by) the Securities Act and Exchange Act, as applicable, (b) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock and/or Series A Preferred Stock and (c) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series A Preferred Stock; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date of this Agreement.

Section 5.17 Participation Rights.

(a) For the purposes of this Section 5.17, “Excluded Stock” shall mean (i) shares of equity securities issued by the Company as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock, (ii) the issuance of shares of equity securities (including upon exercise of options) to directors, employees or consultants of the Company pursuant to a Company Stock Plan or other stock option plan, restricted stock plan or other similar plan approved by the Board, (iii) the issuance of Series A Preferred Stock pursuant to this Agreement and securities issued pursuant to the conversion, exercise or exchange of the Series A Preferred Stock issued to an Investor, (iv) shares of equity securities issued as consideration pursuant to a “business combination” (as defined by the rules and regulations promulgated by the SEC) or as consideration pursuant to bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, (v) securities issued pursuant to acquisitions or strategic transactions (including, for the avoidance of doubt, whether structured as a merger, consolidation, asset or stock purchase, or other similar transaction), (vi) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock, (vii) shares of a Subsidiary of the Company issued to the

43

Company (including Common Stock) equivalent to its Participation Portion of the Proposed Securities such Investor would have been entitled to purchase had it been entitled to acquire such Proposed Securities pursuant to Section 5.17(c) (provided, that such request by the KKR Investor or the Apollo Investor shall not be deemed to be a violation of Section 5.06(h));

(ii) consider and discuss in good faith modifications proposed by the KKR Investor or the Apollo Investor to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to such Investor such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or

(iii) solely to the extent that stockholder approval is required in connection with the issuance of equity securities to Persons other than the KKR Investor and the Apollo Investor, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the KKR Investor and the Apollo Investor.

(i) Notwithstanding the foregoing, if the Company determines in good faith that the participation by the KKR Investor or the Apollo Investor in any such issuance (other than the Beverage Co. IPO) may have an adverse impact on its ability to ensure that the Specified Spin-Off Transaction qualifies under Section 355 or Section 361 of the Code as a tax-free transaction, together with any transactions related thereto or contemplated thereby, the Company shall be not required to grant the KKR Investor or the Apollo Investor rights to participate in such issuance (other than the Beverage Co. IPO), assuming for these purposes that the Series A Preferred Stock has reached the Applicable Value Cap and the Conversion Cap. For the avoidance of doubt, the KKR Investor shall have the right to participate in any Beverage Co. IPO that is consummated at or prior to the consummation of the Specified Spin-Off Transaction.

(j) Notwithstanding the foregoing, the rights and obligations set forth under this Section 5.17 shall apply to any Investor only for so long as the 25% Beneficial Holding Requirement is satisfied with respect to such Investor. Upon reasonable request by the Company solely in connection with confirming the 25% Beneficial Holding Requirement is satisfied with respect to an Investor, determining the Participation Portion applicable to such Investor or otherwise performing the Company’s obligations under this Section 5.17, such Investor shall provide the Company the number of shares of Series A Preferred Stock and shares of Common Stock issued upon conversion of shares of Series A Preferred Stock beneficially owned by such Investor as of the most recent practicable date.

Section 5.18 [Reserved].

Section 5.19 Information Rights.

(a) For so long as the 50% Beneficial Holding Requirement is satisfied with respect to the KKR Investor or the Apollo Investor, as applicable, to the extent requested in writing by the KKR Investor or the Apollo Investor, the Company agrees promptly to provide the KKR Investor and the Apollo Investor with the same information and access to members of the Company’s management team as provided to lenders under any credit agreement or other similar document or holders of any senior indebtedness of the Company to the extent not publicly disclosed, subject to the KKR Investor or the Apollo Investor, as applicable, entering into a customary confidentiality agreement substantially in the form previously entered into with the Company.

(b) Individuals associated with the KKR Investor and the Apollo Investor may from time to time serve on the Board. The Company, on its behalf and on behalf of its Subsidiaries,

46

occur at the Company, but occurs at the IPO Entity prior to Closing), would (i) require the prior written consent of the holders of the Series A Preferred Stock pursuant to this Agreement or the Certificate of Designations, or (ii) result in an adjustment to the Conversion Price pursuant to the Certificate of Designations unless (in the case of this clause (ii)) such adjustment is effected upon the Closing and the issuance of the Series A Preferred Stock pursuant to this Agreement; provided, that, the Company and its Subsidiaries shall be permitted to undertake sales of minority equity investments and take any actions the Company believes in good faith are reasonably required or desirable in connection with the JDE Peet’s Acquisition, the Transactions, the JV Investment, the Beverage Co. IPO, the merger of the IPO Subsidiary into the Company and the Specified Spin-Off Transaction and any transaction contemplated thereby (in each case, to the extent not otherwise prohibited by this Agreement) (and may not issue any equity interest that would be senior or pari passu to the Series A Preferred Stock upon issuance of the Series A Preferred Stock or upon the merger of the IPO Entity into the Company).

Section 5.26 JDE Peet’s Acquisition. At and prior to ~~Closing~~the closing of the JDE Peet’s Acquisition, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the KKR Investor and the Apollo Investor (which consent shall not be unreasonably withheld, conditioned or delayed), make any amendment, supplement, waiver or other modification to the Merger Protocol in a manner that would be materially adverse to the rights, powers, preferences or privileges of the holders of the Series A Preferred Stock or holders’ economic interest. Upon the KKR Investor’s or the Apollo Investor’s request to the Company in writing, the Company shall reasonably inform the KKR Investor or the Apollo Investor, as applicable, regarding the JDE Peet’s Acquisition and the transactions contemplated by the Merger Protocol, including the status thereof, the expected timing of the closing under the Merger Protocol, the anticipated date of the closing under the Merger Protocol and any developments that would reasonably be expected, individually or in the aggregate, to materially delay the ~~Closing~~closing of the JDE Peet’s Acquisition or make the ~~Closing~~closing of the JDE Peet’s Acquisition unlikely to occur.

Section 5.27 Beverage Co. IPO.

(a) If a Beverage Co. IPO is consummated prior to the Specified Spin-Off Transaction, the Company shall use commercially reasonable efforts to consummate the Specified Spin-Off Transaction within one (1) year of the consummation of the Beverage Co. IPO. Substantially concurrently with the consummation of any Specified Spin-Off Transaction at or following the consummation of a Beverage Co. IPO, the Company shall merge (the “Merger”) the IPO Entity with and into the Company, with the Company surviving the Merger. The Merger shall be consummated on a 1:1 basis, with each share of common stock of the IPO Entity being exchanged for one share of Common Stock. Until the later of (i) the consummation of the Specified Spin-Off Transaction and (ii) the consummation of the Merger, the IPO Entity shall not take any action that would not be permitted under this Agreement or the Certificate of Designations if it were the “Company” or “Corporation” hereunder or thereunder. The Company shall use the net proceeds of the Beverage Co. IPO to repay or refinance any Indebtedness of Beverage Co. or any Subsidiary of Beverage Co., or any Indebtedness that, upon consummation of the Specified Spin-Off Transaction, would have otherwise become Indebtedness of Beverage Co. or any Subsidiary of Beverage Co. as presented to the KKR Investor and the Apollo Investor on or prior to the Signing Date, in each case other than Indebtedness owed to Beverage Co. or any Subsidiary of Beverage Co.

Section 5.28 KKR and Apollo.

(a) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement (including, for the avoidance of doubt, Section 5.06) shall in any way limit the activities of KKR, Apollo or any of their respective Affiliates, other than the KKR Investor

48

applicable Laws shall be in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(b) the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act and any other applicable competition Laws shall have expired or been terminated;

(c) the Required Regulatory Approvals have been obtained; and

(d) the JDE Peet’s Acquisition pursuant to the Merger Protocol shall be consummated substantially concurrently with the Closing on the terms and conditions contemplated by the Merger Protocol (subject to any amendments, supplements, waivers or other modifications but only to the extent not prohibited by Section 5.26 or otherwise consented to by the KKR Investor and the Apollo Investor)~~.~~ or, if the Company has requested an earlier Closing Date pursuant to Section 2.02(a)(ii) hereof, the Unconditional Date (as defined in the Merger Protocol) shall have occurred on or prior to the Closing Date on the terms and conditions contemplated by the Merger Protocol (subject to any amendments, supplements, waivers or other modifications but only to the extent not prohibited by Section 5.26 or otherwise consented to by the KKR Investor and the Apollo Investor).

Section 7.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing with respect to each Investor shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing of the following conditions:

(a) with respect to each Investor severally, and not jointly: (i) the representations and warranties of such Investor set forth in Section 4.01 and Section 4.02(a) of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Investor Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date hereof and as of the Closing with the same effect as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties set forth in Article IV of this Agreement, other than those listed in the immediately preceding clause (i), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Investor Material Adverse Effect” and words of similar import set forth therein) as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect; and

(b) with respect to each Investor severally, and not jointly, such Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.

For the avoidance of doubt, the failure for any condition in Section 7.02(a) or Section 7.02(b) to be satisfied with respect to any Investor shall only be with respect to the obligation for the Company to effect the Closing with such Investor and not any other Investor who has otherwise satisfied the conditions in Section 7.02(a) or Section 7.02(b) with respect to itself on or prior to the Closing.

Section 7.03 Conditions to the Obligations of each Investor. The obligation of each Investor to effect the Closing with respect to such Investor shall be further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing of the following conditions:

51

Exhibit A-1

FORM OF

JOINDER TO INVESTMENT AGREEMENT

The undersigned hereby agrees to join, become a party to and be bound by, as a “[KKR Investor][Apollo Investor][Post-Signing Investor]”, the Investment Agreement, dated as of October 27, 2025, as amended by the Amendment to Investment Agreement, dated as of February 23, 2026, by and among: (i) Keurig Dr Pepper Inc., a Delaware corporation, and (ii) the other Investors party thereto.

[NAME]

Acquired Shares: [●] Aggregate Purchase Price: $[●]

Dated: [DATE]

Address for notices:

[ADDRESS]

Acknowledged and agreed:

Keurig Dr Pepper Inc.

[NAME]
[Title]

A-1-1

Exhibit A-2

FORM OF

JOINDER TO INVESTMENT AGREEMENT

The undersigned hereby agrees to join, become a party to and be bound by, as a “[KKR Investor][Apollo Investor][Post-Closing Investor]”, the Investment Agreement, dated as of October 27, 2025, as amended by the Amendment to Investment Agreement, dated as of February 23, 2026, by and among: (i) Keurig Dr Pepper Inc., a Delaware corporation, and (ii) the other Investors party thereto.

[NAME]

Shares of Series A Preferred Stock Acquired: [●]

Dated: [DATE]

Address for notices:

[ADDRESS]

Acknowledged and agreed:

Keurig Dr Pepper Inc.

[NAME]
[Title]

A-2-1

Annex 1-B

Certificate of Designations (Changed Pages)

[see attached]

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A

CONVERTIBLE PERPETUAL PREFERRED STOCK OF KEURIG DR PEPPER INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), Keurig Dr Pepper Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 of the DGCL DOES HEREBY CERTIFY

FIRST: That, the Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) authorizes the issuance of up to Fifteen Million (15,000,000) shares of Preferred Stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series and expressly vests the Board of Directors of the Corporation (the “Board”) with the authority to fix by resolution the number of shares constituting such series, the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of the Preferred Stock, including, without limitation, the dividend rate, conversion rights, redemption price, stated value and liquidation preference, of any series of shares of Preferred Stock, and to fix the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding); and

SECOND: That, pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board on [     ], ~~[  ]~~2026, adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Perpetual Preferred Stock,” which shall consist of ~~3,000,000~~ 4,5000,000 shares of the Preferred Stock, which the Corporation has the authority to issue:

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article Fifth of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Corporation designated as “Series A Convertible Perpetual Preferred Stock” is hereby authorized, and the designations, rights, preferences, powers, restrictions and limitations of the Series A Convertible Perpetual Preferred Stock shall be as follows:

1.

Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series (“Shares”) shall be ~~3,000,000~~ 4,500,000 with a Stated Value of $1,000.00 per Share. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein. The Series A Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated Shares under the DGCL.

2.	Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, including any investment fund, vehicle or account sponsored or managed by such Person or any other Person that controls, is controlled by, or is under common control with such Person (for clarity, an investment fund, vehicle or account shall be deemed to be an “Affiliate” of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, however, that in no event shall any portfolio company managed by an Affiliate of either the KKR Investor or the Apollo Investor be considered to be an Affiliate of the KKR Investor or the Apollo Investor, as applicable. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Apollo Investor” has the meaning given to such term in the Investment Agreement.

“Applicable Value Cap” has the meaning set forth in Section 5.4.

“Acquisition” has the meaning given to such term in the Investment Agreement.

“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding Shares of Series A Preferred Stock (at the Conversion Price in effect on such date) are assumed to be outstanding as of such date and (ii) with respect to any outstanding Shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such Shares of Series A Preferred Stock on such date (at the Conversion Price in effect on such date).

“beneficially own”, “beneficial ownership of”, or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Beverage Co.” has the meaning given to such term in the Investment Agreement.

“Beverage Co. IPO” has the meaning given to such term in the Investment Agreement.

“Bloomberg” means Bloomberg Financial Markets and its successors.

“Board” has the meaning set forth in the Recitals.

any of its Material Subsidiaries, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) the Corporation or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any of its Material Subsidiaries or for a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.

“Investment Agreement” means the Investment Agreement, dated October 27, 2025, as may be amended or supplemented from time to time pursuant to terms thereof, by and among the Corporation and the Investors party thereto.

“Investment Grade Rating” means a rating equal to or higher than (x) Baa3 (or the equivalent), with respect to Moody’s, (y) BBB- (or the equivalent), with respect to S&P, (z) BBB- (or equivalent), with respect to Fitch, or in each case, an equivalent rating by any other Rating Agency.

“IPO Subsidiary” has the meaning given to such term in the Investment Agreement.

“IRS” means the United States Internal Revenue Service.

“Issue Date” means [    ].

“Junior Securities” means, collectively, the Common Stock and each other class or series of capital stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“KKR Investor” has the meaning given to such term in the Investment Agreement.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Laws” mean all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations

8

5.	Liquidation.

5.1 Liquidation. In the event of any Insolvency Event of the Corporation (a “Liquidation”), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, pari passu with any payment to the holders of any Parity Securities and subject to the rights of Senior Securities and the Corporation’s creditors, but before any distribution or payment out of the assets of the Corporation shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the Corporation Redemption Price.

5.2 Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the Corporation Redemption Price to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock any Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, taking into account the Corporation Redemption Price payable in respect of such Series A Preferred Stock, and (b) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities.

5.3 Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series A Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change. If any Shares of Series A Preferred Stock are held in book-entry form through DTC, any such notice pursuant to this Section 5.3 may be given to the holders at such time in any manner required or permitted by the procedures of DTC.

5.4 Applicable Value Cap. Notwithstanding anything to the contrary, the Stated Value, the Corporation Redemption Price (other than in connection with an Optional Redemption) and the Fundamental Change Redemption Price of Series A Preferred Stock shall be subject to a limitation, applicable at each of (i) the date of issuance of Series A Preferred Stock, (ii) the date of any Transfer (as defined in the Investment Agreement) of any Series A Preferred Stock during the Pre-Spin Period pursuant to Section 5.07(a) of the Investment Agreement, (iii) the date of consummation of a Beverage Co. IPO that occurs prior to consummation of the Specified Spin-Off Transaction, (iv) the date of consummation of the Specified Spin-Off Transaction, (v) the date of any merger of the IPO Subsidiary into the Corporation, (vi) the date of the conversion of any Preferred Stock into Common Stock of the Corporation, (vii) the date of any Transfer of Series A Preferred Stock pursuant to a Public Offering and (viii) any date the Deferred Dividend Amount or the Excess Deferred Dividend Amount is increased pursuant to Sections 4.1 and 4.2, such that the Fair Market Value of the Series A Preferred Stock and any Common Stock outstanding into which it has been converted shall under no circumstance exceed ~~20~~30% of the Equity Value of the Corporation, which shall be adjusted based on a fraction, the numerator of which is the number of Shares of Preferred Stock which have not been redeemed and the denominator of which is the number of Shares of Preferred Stock outstanding at the Issue Date at such time (such limitation, the “Applicable Value Cap”).

15

provisions of Section 8.7(g) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	OS0 + X ~~OS1~~ OS0 + Y

where

CP1	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

Any decrease made under this clause (c) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause (c), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Corporation in good faith.

26

(e) [Reserved].

(f) Tender Offer, Exchange Offer. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	SP1 x OS0 AC ~~=~~+ (SP1 x OS1)

where

CP1	=	the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP0	=	the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

SP1	=

the average of the Last Reported Sales Prices of the Common Stock of over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date (the “Tender/Exchange Offer Valuation Period”);

OS1	=	the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 8.7(f), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 8.7(f) will be calculated as of the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Share of Series A Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

29

any of the Corporation’s securities are then listed, the Corporation also may (but is not required to) decrease the Conversion Price to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Price is decreased pursuant to either of the preceding two sentences, the Corporation shall deliver to the holders of the Series A Preferred Stock a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(k) [Reserved].

(l) [Reserved].

(m) Adjustment Upon Specified Spin-Off Transaction. If the Corporation consummates a Specified Spin-Off Transaction, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect prior to the Specified Spin-Off Transaction by the Spin-Off Transaction Adjustment Ratio; provided that, in the event that the Spin-Off Transaction Adjustment Ratio is greater than ~~0.6916~~0.6791, it shall be deemed to be ~~0.6916~~0.6791 for the purposes of this adjustment to the Conversion Price, and in the event that the Spin-Off Transaction Adjustment Ratio is less than ~~0.6416~~0.6541, it shall be deemed to be ~~0.6416~~0.6541 for the purposes of this adjustment to the Conversion Price; provided further, that any such adjustment to the Conversion Price shall be subject to the Conversion Cap and the Applicable Value Cap. For the avoidance of doubt, holders of Series A Preferred Stock will not be entitled to receive Spin-Off Transaction Shares in the Specified Spin-Off Transaction.

(n) Rounding; Par Value; De-minimis Adjustments. All calculations under Section 8.7 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. If an adjustment to the Conversion Price otherwise required by this Section 8.7 would result in a change of less than 1% to the Conversion Price, then, notwithstanding anything to the contrary in this Section 8.7, the Corporation may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect (i) when all such deferred adjustments would result in an aggregate change to the Conversion Price of at least 1%, (ii) on the Conversion Date of any Share of Series A Preferred Stock, (iii) on the effective date of any Fundamental Change and (iv) in connection with Dividends paid on the Common Stock pursuant to Section 4.4 hereof.

(o) Treatment of Pre-Record Date Adjustments. Notwithstanding this Section 8.7 or any other provision of this Certificate of Designations, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date, and a holder that has converted its Series A Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding the Conversion Price adjustment provisions in this Section 8.7, the Conversion Price adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(p) Notwithstanding anything to the contrary in this Section 8, the Conversion Price shall not be adjusted:

31

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be executed this    day of      ,    2026.

KEURIG DR PEPPER INC.

By:
Name:
Title:

Signature Page to Certificate of Designations, Preferences and Rights

Annex 2-A

Investment Agreement (As Amended)

[see attached]

EXECUTION VERSION

INVESTMENT AGREEMENT

Dated as of October 27, 2025

as amended by

AMENDMENT TO INVESTMENT AGREEMENT

Dated as of February 23, 2026

by and among

KEURIG DR PEPPER INC.,

POUR PURCHASER L.P.,

AP POUR HOLDINGS, L.P.

and

THE OTHER INVESTORS PARTY HERETO

i

ii

EXHIBITS

Exhibit A-1	Form of Joinder Agreement for Post-Signing Investors

Exhibit A-2	Form of Joinder Agreement for Post-Closing Investors

Exhibit B	Form of Certificate of Designations

Exhibit C	Form of Registration Rights Agreement

Exhibit D	List of Restricted Persons

Exhibit E	Form of Investor Information

iii

INVESTMENT AGREEMENT, dated as of October 27, 2025, as amended by AMENDMENT TO INVESTMENT AGREEMENT, dated as of February 23, 2026 (as amended, this “Agreement”), by and among Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), Pour Purchaser L.P., a Delaware limited partnership (together with any Investor Transferee that becomes a party hereto pursuant to Section 8.03, the “KKR Investor”), AP Pour Holdings, L.P., a Delaware limited partnership (together with any Investor Transferee that becomes a party hereto pursuant to Section 8.03, the “Apollo Investor”), the other investors that become a party hereto pursuant to Section 2.01(b) by the execution of a joinder agreement substantially in the form of Exhibit A-1 hereto (the “Post-Signing Investors”), and the other investors that become a party hereto pursuant to Section 5.07 by the execution of a joinder agreement substantially in the form of Exhibit A-2 hereto (the “Post-Closing Investors”).

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue, sell and deliver to each Investor, and each Investor, severally and not jointly, desires to purchase and acquire from the Company, the number of shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), set forth opposite its name on Schedule A, subject to adjustment pursuant to Section 2.01(b), having the designation, preferences, rights, privileges, powers, and terms and conditions, as specified in the Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock substantially in the form attached hereto as Exhibit B (the “Certificate of Designations”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“25% Beneficial Holding Requirement” means any Investor that continues to beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the number of shares of Common Stock beneficially owned by such Investor in the aggregate on an as-converted basis as at the Closing, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with the applicable section of the Certificate of Designations without regard to the Applicable Value Cap or the Conversion Cap.

“50% Beneficial Holding Requirement” means that the KKR Investor or the Apollo Investor, as applicable, continues to beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 50% of the number of shares of Common Stock beneficially owned by the KKR Investor or the Apollo Investor, as applicable, in the aggregate on an as-converted basis as at the Closing, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with the applicable section of the Certificate of Designations without regard to the Applicable Value Cap or the Conversion Cap.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person, (b) the acquisition of in excess of 50.00% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary of the Company), but, at the Company’s option, including acquisitions of Equity Securities increasing the ownership of the Company or a Subsidiary of the Company in an existing Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary of the Company); provided that the Company or a Subsidiary of the Company is the surviving entity or the surviving entity becomes a Subsidiary of the Company.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be considered Affiliates of any Investor or any of its Affiliates, and (ii) other than in the case of the definitions of “Investor Related Party” and “Excluded Investor Parties,” Section 4.07, Section 5.01(d), Article VI, Section 8.03 or Section 8.13, in no event shall any Investor or any of its controlled Affiliates be considered an Affiliate of any portfolio company affiliated with or managed by affiliates of such Investor, nor shall any portfolio company affiliated with or managed by affiliates of any Investor be considered an Affiliate of such Investor or any of its controlled Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Value Cap” has the meaning set forth in the Certificate of Designations.

“Apollo” means Apollo Global Management, Inc.

“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the Conversion Price in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock on such date (at the Conversion Price in effect on such date as set forth in the Certificate of Designations).

“beneficially own”, “beneficial ownership of” or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Beverage Co.” means (i) a Person that holds the Company’s business consisting of the “U.S. Refreshment Beverages” operating segment of the Company and (ii) that portion of the “International” operating segment of the Company consisting of sales in Canada, Mexico and other international markets from the manufacture and distribution of liquid refreshment beverages, including branded concentrates, syrup, and finished beverages, in each case as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

“Beverage Co. IPO” means the issuance by Beverage Co., any direct or indirect parent of Beverage Co. (other than the Company) or any IPO Subsidiary (such issuer, the “IPO Entity”) of its common equity interests in an underwritten primary public offering (other than pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering), which must be completed at or prior to the consummation of the Specified Spin-Off Transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Capital Lease” means any lease of Property, which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding the foregoing, only those leases and obligations that would constitute Capital Leases prior to the implementation of Accounting Standards Codification 842, Leases, will be considered to be Capital Leases for purposes of this Agreement.

“Closing” or “Closing Date” means the closing or closing date of the sale and purchase of the Acquired Shares.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Coffee Business” means, collectively, (A) (i) the “U.S. Coffee” operating segment of the Company excluding the sales related to the distribution of ready-to-drink La Colombe coffee beverages and (ii) that portion of the “International” operating segment of the Company consisting of sales in Canada from the manufacture and distribution of finished goods relating to single serve brewers, K-Cup pods, K-rounds and other coffee products, in each case as described in the Company’s Form 10-K for the fiscal year ended December 31, 2024, and (B) the business of JDE Peet’s as described in its annual report for the fiscal year ended December 31, 2024.

“Collective Bargaining Agreement” means any collective bargaining or other agreement with a labor union, works council, labor organization or other employee representative.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Charter Documents” means the Company’s amended and restated certificate of incorporation and amended and restated bylaws, each as amended to the date of this Agreement.

“Company Related Party” means the Company and its former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, other fiduciary, directors, employees, affiliates, stockholders, equityholders, managers, members, partners, agents, attorneys, advisors, lenders or other representatives or any of the foregoing’s respective successors or assigns.

“Company Stock Plans” means the Keurig Dr Pepper Omnibus Incentive Plan of 2009 and Keurig Dr Pepper Inc. Omnibus Incentive Plan of 2019, each as may be amended from time to time.

“Confidentiality Agreement” means the letter agreements between the Company and each Investor (or one of its Affiliates) entered into in connection with the Transactions, each as may be amended from time to time in accordance with its terms.

“Consolidated EBITDA” means with respect to any Person, for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income (other than with respect to clause (8) below), the sum of:

(1)	the aggregate amount of Consolidated Interest Expense for such period,

(2)	expense for income taxes paid or accrued for such period,

(3)

all amounts attributable to (i) the write-off or amortization of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (ii) depreciation, amortization (including amortization of goodwill and other intangible assets) or impairment of goodwill or other intangible assets for such period,

(4)

(i) any extraordinary, unusual or non-recurring charges, expenses and losses during such period (including costs, expenses and payments, in connection with actual or prospective litigation, legal settlements, fines, judgments or orders), (ii) any non-cash charges, expenses or losses and (iii) any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, synergies, operating expense reductions, business optimization initiatives, integration, transition, decommissioning, consolidation and other restructuring costs, charges, accruals, reserves or expenses (including costs related to the opening, pre-opening, expansion, closure and/or consolidation of stores, offices and facilities (including rent termination, moving and relocation costs), costs related to the termination of distributor and joint venture arrangements and discontinued operations, costs, expenses or charges associated with inventory obsolescence (including, resulting from discontinued products and excess inventory), retention charges, contract termination costs, recruiting, signing, retention or completion bonuses and expenses, severance expenses and any cost associated with any modification to any pension and post-retirement employee benefit plan, software and other systems development, establishment and implementation costs, costs relating to entry into a new market, project startup costs, costs relating to any strategic initiative or new operations and conversion costs and any business development, consulting or legal costs and fees relating to the foregoing),

(5)

the aggregate amount of all non-cash compensation charges incurred during such period arising from the grant of or the issuance of Stock or Stock Equivalents and any equity incentive plans, arrangements or programs,

(6)

any loss realized by such Person or any of its Subsidiaries in connection with any dispositions (other than sales of inventory in the ordinary course of business) or discontinued operations that occur during such period,

(7)

at the discretion of the Company, Transaction Costs (including those related to this Agreement and the related transactions) incurred or paid in cash in such period (whether or not such underlying transaction is successful),

(8)

the amount of pro forma cost savings, operating expense reductions and synergies related to any acquisitions or other investments, dispositions, restructurings, cost savings initiatives or other initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 24 months after such acquisition or other investment, disposition, restructuring, cost savings initiative or other initiative, net of the amount of actual benefits realized prior to or during such period from such actions,

(9)

any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any acquisition or other investment (including any acquisition or other investment consummated prior to the Closing Date) which is paid or accrued during the applicable period,

(10)	the amount of any expense or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties,

(11)

the amount of any fee, cost, expense or reserve, including in respect of any product recall, to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification, reimbursement, insurance or similar arrangements; provided that, the Company in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters),

(12)

(i) any unrealized or realized net foreign currency translation or transaction gains or losses, and (ii) any unrealized net losses, charges or expenses and unrealized net gains in the fair market value of any arrangements under any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and

(13)

(A) the amount of any charge, cost or expense in connection with a single or one-time event, including, without limitation, in connection with (x) any acquisition or other investment consummated before or after the Closing Date, (y) the consolidation, closing or reconfiguration of any facility during such period and (z) early extinguishment of Indebtedness, minus (B) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any extraordinary, unusual or non-recurring income or gains during such period, (ii) any credit for income taxes paid or accrued in such period, (iii) any other gains realized by such Person or any of its Subsidiaries in connection with any dispositions (other than sales of inventory in the ordinary course of business) that occur during such period and (iv) any other non-cash income or gains during such period.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the amount of interest expense reflected on the consolidated statement of income of such Person and its subsidiaries for such period in conformity with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the amount of net income reflected on the consolidated statement of income of such Person and its subsidiaries for such period in conformity with GAAP.

“Consolidated Net Total Leverage Ratio” means the quotient of (a) the total consolidated amount of Indebtedness of the Company and its consolidated Subsidiaries under clauses (a), (c), (d) and (e) of such definition, minus the unrestricted cash and cash equivalents of the Company and its consolidated Subsidiaries, divided by (b) the Company’s Consolidated EBITDA for the last four (4) fiscal quarters for which internal financial statements are available.

“Consolidated Total Assets” means, at any time, all assets that would, in conformity with GAAP, be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date.

“Contingent Obligation” means as to any Person, any obligation of such Person guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Conversion Cap” has the meaning set forth in the Certificate of Designations.

“Conversion Price” has the meaning set forth in the Certificate of Designations.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“Environmental Laws” means all Laws relating to pollution, public or work health or safety (to the extent relating to Hazardous Materials) or protection of the environment or natural resources.

“Equity Securities” has the meaning set forth in the Certificate of Designations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Company.

“Fitch” means Fitch, Inc.

“Fundamental Change” has the meaning set forth in the Certificate of Designations.

“Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.01, 3.02, 3.03(a), 3.12, 3.13 and 3.18.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or arbitral body (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Hazardous Material” means: (a) any material, substance or waste regulated by, or for which liability or standards of conduct may be imposed under, any Environmental Law due to their toxic or hazardous characteristics; and (b) petroleum and petroleum derivatives or products, per- or polyfluoroalkyl substances, asbestos and asbestos-containing materials, and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means for any Person (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property, (c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (d) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (e) any liability in respect of banker’s acceptances or letters of credit, (f) any indebtedness of another Person, whether or not assumed, of the types described in clauses (a) through (c) above or clause (g) below, secured by Liens on Property acquired by the Company or its Subsidiaries at the time of acquisition thereof and (g) all Contingent Obligations in respect of indebtedness of the types described in clauses (a) through (f) hereof, provided that the term “Indebtedness” shall not include (i) trade payables or similar obligations, and accrued expenses, in each case arising in the ordinary course of business, (ii) any earn-out obligation in connection with an Acquisition except to the extent that the amount payable pursuant to such earnout becomes payable, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) any leases, concessions, license of property or guarantees thereof, in each case that is not a Capital Lease, including of joint ventures, (v) any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, (vi) obligations under any license, permit or approval or guarantees thereof incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice, (vii) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, (viii) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) made in the ordinary course of business or consistent with past practice, (ix) any hedging obligations that are not incurred for speculative purposes, (x) intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (xi) intercompany liabilities in connection with cash management, tax and accounting operations of the Company and (xii) any take or pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP. The amount of Indebtedness of any person for purposes of clause (f) above shall (unless such indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such indebtedness and (B) the Fair Market Value of the property encumbered thereby. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding.

“Information Technology Systems” means all software, hardware, telecommunications and communications systems, networks, platforms, servers, peripherals, computers, and other information technology systems owned, leased, licensed or otherwise used by the Company or its Subsidiaries.

“Investor” or “Investors” means, individually or collectively, as applicable, the KKR Investor, the Apollo Investor, the Post-Signing Investors, the Post-Closing Investors and their respective Affiliates and other transferees to whom shares of Series A Preferred Stock or Common Stock are transferred in accordance with the terms of this Agreement.

“Investor Related Party” means any Investor and any financing sources of such Investor and any of the foregoing’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, other fiduciary, directors, employees, affiliates, stockholders, equityholders, managers, members, partners, agents, attorneys, advisors, lenders or other representatives or any of the foregoing’s respective successors or assigns.

“Investor Transferee” means (i) an Affiliate, (ii) any successor entity, (iii) any customary co-investment vehicle so long as the transferor or its Affiliates continue to retain sole control of the voting and disposition of the Series A Preferred Stock or the Common Stock so transferred or (iv) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which the Investor or any Affiliate thereof serves as a general partner, managing member, manager or fund advisor, or any successor entity of the Persons described in this clause (iv), in each case, to whom the Investor transfers any Acquired Shares in accordance with the terms of Section 5.07.

“IPO Subsidiary” means any direct or indirect Subsidiary of Beverage Co.

“IRS” means the United States Internal Revenue Service.

“JDE Peet’s” means JDE Peet’s N.V.

“JDE Peet’s Acquisition” means the acquisition by the Company of JDE Peet’s pursuant to the merger protocol, dated August 24, 2025 (the “Merger Protocol”), pursuant to which the Company will commence a tender offer to acquire all of the issued ordinary shares of JDE Peet’s, for a cash offer price of €31.85 per share.

“JV Investment” means the minority investment into a newly formed K-Cup pod manufacturing joint venture by certain third party institutions or investors at or prior to the closing of the JDE Peet’s Acquisition.

“KKR” means KKR Credit Advisors (US) LLC and its Affiliates.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Exhibit C, in each case after reasonable inquiry with his or her direct reports.

“Laws” means all state or federal laws, common law, acts, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations having the force of law, Permits, decrees, Judgments or other similar requirements enacted, adopted, promulgated, or applied by any Governmental Authority.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company to (i) consummate the Transactions on a timely basis or (ii) comply with its obligations under this Agreement; provided, however, that, for purposes of clause (x) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Laws or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, in each case occurring after the date hereof, (2) the public announcement of this Agreement, the Transaction Documents, the consummation of the Transactions, the JDE Peet’s Acquisition, the JV Investment, the Specified Spin-Off Transaction or the Beverage Co. IPO, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries (w) that is expressly required by this Agreement, the Transaction Documents or documents governing the JDE Peet’s Acquisition as in effect on the date hereof and as amended in a manner not prohibited by this Agreement, documents governing the JV Investment or documents governing the Specified Spin-Off Transaction or the Beverage Co. IPO, (x) to negotiate and consummate the JV Investment, the Specified Spin-Off Transaction or the Beverage Co. IPO in accordance with the terms hereof (except, in the case of (w) and (x), as otherwise expressly prohibited by this Agreement or the Transaction Documents), (y) with the KKR Investor’s and the Apollo Investor’s express written consent, or (z) at the KKR Investor’s and the Apollo Investor’s express prior written request, (6) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that this clause (6) shall not prevent a determination that the underlying cause of any such change or decline is a Material Adverse Effect), (7) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that this clause (7) shall not prevent or otherwise affect a determination that the underlying cause of any such failure is a Material Adverse Effect or that such matters may be taken into account in determining whether a Material Adverse Effect has occurred), (8) any change or prospective change in the Company’s or its debt’s credit ratings (it being understood that this clause (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change or prospective change is a Material Adverse Effect or that such matters may be taken into account in determining whether a Material Adverse Effect has occurred), or (9) any change resulting or arising from the identity of any Investor or any of its Affiliates; provided, further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (B)(3) or (B)(4) may be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Moody’s” means Moody’s Investors Service, Inc.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Portfolio Company” means any privately or publicly owned enterprise or separately identifiable subpart thereof (i) that is a Subsidiary of any Investor or a Specified Affiliate and (ii) that is treated as a “controlling shareholder” or a “ten-percent shareholder” (including by virtue of such Subsidiary being a member of a Coordinating Group) of the Company, in each case within the meaning of Treasury Regulations Section 1.355-7.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary of the Company or any division or product line of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of an Acquisition or investment described in the definition of the term “Specified Transaction,” shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Company or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination and (d) the acquisition of any Consolidated Total Assets, whether pursuant to any Specified Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Company or any of its Subsidiaries or the Company or any of its Subsidiaries.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Public Offering” means, in accordance with Treasury Regulations Section 1.355-7(h)(11), an acquisition where the terms of the acquisition are established by the Company or the transferor with the involvement of one or more investment bankers and the potential transferees have no opportunity to negotiate the terms of the acquisition.

“Qualified IPO” means a Beverage Co. IPO that results in Beverage Co., any direct or indirect parent of Beverage Co. (other than the Company) or any IPO Subsidiary receiving gross proceeds of at least $2.0 billion.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor, the form of which is set forth as Exhibit C hereto.

“Regulatory Laws” means, collectively, any Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade or that affect foreign investment, outbound investment, foreign exchange, national security or national interest of any jurisdiction.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“Restricted Persons” means any transferee listed on Exhibit D hereto and its controlled Affiliates, which list may be updated in writing from time to time by the Company with respect to additional bona fide competitors of the Company (each, a “Competitor”).

“S&P” means S&P Global Ratings.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means each of the Company’s Subsidiaries that is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

“Signing Date” means the date on which this Agreement is executed.

“Specified Affiliate” means each Affiliate of any Investor (without regard to clause (ii) in the proviso of the definition thereof) treated as a “controlling shareholder” or a “ten-percent shareholder” (including by virtue of such Affiliate being a member of a Coordinating Group) of the Company, in each case within the meaning of Treasury Regulations Section 1.355-7; provided, that a Portfolio Company shall not be a Specified Affiliate.

“Specified Spin-Off Transaction” has the meaning set forth in the Certificate of Designations.

“Specified Transaction” means, with respect to any period, (a) any Acquisition or the making of other investments pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired, (b) the disposition of all or substantially all of the assets or stock of a Subsidiary of the Company (or any line of business or division of the Company or such Subsidiary of the Company), (c) any retirement or repayment of Indebtedness or (d) any other event that by the terms of this Agreement or the Certificate of Designations requires a test or covenant hereunder to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto.

“Specified Person” means (x) any Person (or any Affiliate of any such Person) with whom the transferring Investor entered into any agreement, understanding, arrangement, or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) regarding the acquisition of any Company Securities prior to the consummation of a Specified Spin-Off Transaction and (y) any person identified as a Specified Person pursuant to a list provided by the Investor to the Company at the time of the Specified Spin-Off Transaction.

“SpinCo” means the entity that will directly or indirectly own the applicable assets and liabilities of the Coffee Business in connection with the anticipated contribution or transfer of all or substantially all of such business in the Specified Spin-Off Transaction.

“Spin-Off Closing Date” means the closing date of the Specified Spin-Off Transaction.

“Spin-Off Transaction Documents” means all transaction documents prepared in connection with, arising out of, or relating to, the Specified Spin-Off Transaction or any transactions related thereto or undertaken in connection therewith.

“Standstill Period” means, with respect to each Investor, until twenty-four (24) months following the Spin-Off Closing Date or, if the Specified Spin-Off Transaction has not occurred on or before the date that is thirty-six (36) months following the Closing Date, thirty-six (36) months following the Closing Date; provided, that, in each case, the Standstill Period shall immediately terminate and expire (and the restrictions of Section 5.06 shall cease to apply and shall be of no further force and effect) at the earlier of: (i) the Company entering into a definitive written agreement to consummate a Fundamental Change (regardless of the form of such transaction) and (ii) the Board approving (or, in the case of a tender or exchange offer, failing to recommend against such tender or exchange offer within ten (10) Business Days of the commencement thereof) a transaction that, if consummated, would result in a Fundamental Change.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), partnership or membership interests, participations or other capital equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” or “Taxes” means any and all United States federal, state, local or non-United States taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest, penalties, and additions to tax imposed by any Governmental Authority.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Transaction Costs” means, with respect to any period, all non-recurring transaction fees, costs and expenses relating to (i) the pay-off, redemption, defeasance, repurchase, incurrence, assumption and/or establishment of any Indebtedness of the Company and/or its Subsidiaries and/or (ii) any acquisition or disposition by the Company and/or its Subsidiaries, in each case, including, without limitation, any non-recurring financing related fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other non-recurring transaction fees, costs and expenses in connection with any of the foregoing; provided, that, “Transaction Costs” shall include all non-recurring transaction fees, costs and expenses relating to the Transactions, the JDE Peet’s Acquisition, the JV Investment, the Specified Spin-Off Transaction and the Beverage Co. IPO.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificate of Designations and the Registration Rights Agreement.

“Transactions” means the transactions expressly contemplated by this Agreement and the other Transaction Documents; provided, that, for the avoidance of doubt, “Transactions” shall not include the Specified Spin-Off Transaction or the JDE Peet’s Acquisition.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer, either voluntarily or involuntarily (by the operation of law or otherwise), or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Designations, (ii) the redemption or other acquisition of Common Stock or Series A Preferred Stock by the Company or (iii) the transfer of any limited partnership interests or other equity interests in an Investor (or any direct or indirect parent entity of an Investor) (provided that if any Investor referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) ultimately controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“Transfer Agent” means Computershare Trust Company, N.A., acting in its capacity as the DTC custodian for the Series A Preferred Stock, or any successor transfer agent.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	2.01(a)
Action	3.07
Agreement	Preamble
Announcement	5.03
Anti-Money Laundering Laws	3.08(i)
Apollo Investor	Preamble
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Breach	3.22
Capitalization Date	3.02(a)
Certificate of Designations	Recitals
Company	Preamble
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Coordinating Group	5.11(d)
Data	3.22(b)
Data Security Obligations	3.22(b)
Defaulting Investor	2.03(a)
DOJ	5.01(c)
DWAC Deposit	2.02(b)(ii)
Excluded Stock	5.17(a)
Filed SEC Documents	Article III

Term	Section
Foreclosure	5.07(h)
FTC	5.01(c)
Goldman	3.13
Hedging Arrangements	5.07(e)
Initial Investor Rights	8.03(b)
Intellectual Property Rights	3.21
Judgments	3.07
KKR Investor	Preamble
Material Contract	3.09
Multiemployer Plan	3.14(a)
Participation Portion	5.17(b)(ii)
PBGC	3.14(a)
Permits	3.08(b)
Permitted Loan	5.07(h)
Plan	3.14(a)
Proposed Securities	5.17(b)(i)
Purchase Price	2.01(a)
Required Regulatory Approvals	5.01(a)
Restricted Issuance Information	5.17(b)(ii)
Sanctions	3.08(c)(ii)
Sanctioned Jurisdiction	3.08(c)(ii)
Series A Preferred Stock	Recitals
Syndicated Default Shares	2.03(b)
Syndicated Defaulting Investor	2.03(b)
USRPHC	3.11

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale.

(a) On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Laws, waiver by the party entitled to the benefit thereof) of the conditions set forth herein, at the Closing, each Investor, severally and not jointly, agrees to purchase and acquire from the Company the number of shares of Series A Preferred Stock set forth opposite its name on Schedule A, and the Company shall issue, sell and deliver to such Investor, such shares of Series A Preferred Stock (the “Acquired Shares”) for a purchase price per Share equal to $1,000 and an aggregate purchase price of $[•] billion (such aggregate purchase price paid in respect of the Acquired Shares, the “Purchase Price”).

(b) [Reserved].

(c) Prior to the Closing Date, each of the KKR Investor and the Apollo Investor shall have the right to allocate any or all of the shares of Series A Preferred Stock set forth opposite its name on Schedule A to any Person (other than a Restricted Person or Persons described in Section 5.07(c)(ii)) that delivers a joinder agreement substantially in the form of Exhibit A-1 hereto (to the extent such Person is not an Investor Transferee with respect to either the KKR Investor or the Apollo Investor) or Exhibit A-2 hereto (to the extent such Person is an Investor Transferee with respect to either the KKR Investor or the Apollo Investor); provided that no Person shall be required to deliver a joinder agreement if such Person has previously become a party to this Agreement. The Company shall amend Schedule A in a manner consistent with this Section 2.01(c) without the consent of any Investor upon request of the KKR Investor and the Apollo Investor.

Section 2.02 Closing.

(a)

(i) On the terms of this Agreement, and subject to the satisfaction (or, to the extent permitted by applicable Laws, waiver by the party entitled to the benefit thereof) of the conditions set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019.

(ii) The Closing and the Closing Date shall occur on the date selected by the Company upon written notice to the Investors at least 10 Business Days prior to such date, provided that such date shall be on or after the Unconditional Date (as defined in the Merger Protocol). In the event that the Settlement Date (as defined in the Merger Protocol) does not occur on or prior to the seventh (7th) Business Day after the Closing Date (such date, the “Repurchase Date”), the Company and each of the Investors agree that the Company shall repurchase, and each Investor shall sell, all Acquired Shares of each such Investor (and any of its Investor Transferees) at a repurchase price in cash equal to the Purchase Price paid by such Investor for its Acquired Shares, plus accrued and unpaid dividends thereon, and the Company shall cancel the Acquired Shares for no further consideration upon payment therefor without further action from any Investor or holder of the Acquired Shares, in each case, on the first Business Day after the Repurchase Date.

(b) At the Closing:

(i) the Company shall:

(1) file with the Secretary of State of the State of Delaware the Certificate of Designations, and shall deliver to each Investor a certified copy thereof;

(2) deliver to each Investor (A) to the extent the Acquired Shares are eligible for book-entry delivery through DTC, the aggregate number of Acquired Shares that such Investor is entitled to receive pursuant to this Agreement to the DTC account of such Investor specified by such Investor prior to the Closing Date in the form set forth on Exhibit E hereto (or comply with such other settlement procedures mutually agreed in writing by the Company and such Investor), (B) to the extent the Acquired Shares are not eligible for book-entry delivery through DTC, evidence of book-entry shares representing the Acquired Shares credited to book-entry accounts maintained by the Transfer Agent and (C) the Registration Rights Agreement, duly executed by the Company; and

(3) pay the applicable expense reimbursement amount set forth in Section 8.11, by wire transfer in immediately available U.S. federal funds, to the account(s) designated by the KKR Investor and the Apollo Investor in writing at least one (1) Business Day prior to the Closing Date; and

(ii) each Investor shall (1) to the extent the Acquired Shares are eligible for book-entry delivery through DTC, direct an eligible DTC participant to submit a DWAC deposit instruction (the “DWAC Deposit”) to the Transfer Agent for the aggregate number of Acquired Shares that such Investor is entitled to receive pursuant to this Agreement (or comply with such other settlement procedures mutually agreed in writing by the Company and such Investor), (2) pay the applicable Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing at least one (1) Business Day prior to the Closing Date, (3) deliver to the Company the Registration Rights Agreement, duly executed by such Investor and/or its applicable Affiliates and (4) deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed IRS Form W-9 or an appropriate IRS Form W-8, as applicable (provided, that each of the KKR Investor and Apollo Investor agree that it will deliver to the Company an IRS Form W-9).

(c) To the extent the Acquired Shares are eligible for book-entry delivery through DTC and if the Transfer Agent is unable to locate the DWAC Deposit for any Acquired Shares or such DWAC Deposit does not conform to the Acquired Shares to be issued pursuant to this Agreement, then the Company will promptly notify the relevant Investor. If, because of the occurrence of an event described in the preceding sentence, any Acquired Shares are not delivered on the Closing Date, then such Acquired Shares will be delivered on the first business day following the Closing Date on which all applicable deficiencies set forth in the preceding sentence of this paragraph have been cured.

Section 2.03 Defaulting Investors.

(a) If the KKR Investor or the Apollo Investor fails to purchase at the Closing (or provides written notice of its intent not to purchase) its portion of the Acquired Shares in accordance with the terms of this Agreement (the Acquired Shares not timely purchased, the “Default Shares” and such defaulting KKR Investor or Apollo Investor, the “Defaulting Investor”), then the Company shall promptly deliver a notice to the non-defaulting KKR Investor or Apollo Investor, which notice shall include the number of Default Shares and the aggregate purchase price payable therefor (which shall be calculated based on a purchase price per Default Share equal to $1,000). Such non-defaulting KKR Investor or Apollo Investor, as applicable, shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing such Default Shares for the aggregate purchase price specified in the notice provided by the Company to such non-defaulting KKR Investor or Apollo Investor, as applicable.

(b) If any Post-Signing Investor fails to purchase at the Closing (or provides written notice of its intent not to purchase) its portion of the Acquired Shares in accordance with the terms of this Agreement (the Acquired Shares not timely purchased, the “Syndicated Default Shares” and such defaulting Post-Signing Investor, the “Syndicated Defaulting Investor”), then the Company shall promptly deliver a notice to the KKR Investor, the Apollo Investor and the non-defaulting Post-Signing Investors (collectively, the “Non-Defaulting Investors”), which notice shall include the number of Syndicated Default Shares and the aggregate purchase price payable therefor (which shall be calculated based on a purchase price per Syndicated Default Share equal to $1,000). Each Non-Defaulting Investor shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing its pro rata portion (based on the relative portion of the aggregate Purchase Price allocated to such Non-Defaulting Investor) of such Syndicated Default Shares for the aggregate purchase price specified in the notice provided by the Company to the Non-Defaulting Investors. If any Non-Defaulting Investor declines to exercise such right with respect to its pro rata portion of the Syndicated Default Shares, then each other Non-Defaulting Investor shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing its pro rata portion (based on the relative portion of the aggregate Purchase Price allocated to such other Non-Defaulting Investor) all such Syndicated Default Shares not otherwise purchased at a purchase price per Syndicated Default Share equal to $1,000.

(c) Nothing in this Section 2.03 shall obligate or require any Investor to exercise their right to acquire any Default Shares or Syndicated Default Shares (as applicable) or to fund any additional portion of the Purchase Price with respect to such Default Shares or Syndicated Default Shares (as applicable). The Company may pursue any other remedies against any Defaulting Investor and Syndicated Defaulting Investor available to the Company, subject to applicable law and the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor that, except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available on or after January 1, 2025 and prior to the date hereof (the “Filed SEC Documents”), other than any disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a), 3.06, 3.12, 3.13 and 3.18):

Section 3.01 Organization; Standing.

(a) The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the Laws of the State of Delaware and has the corporate power and authority necessary to own or lease its property and to conduct its business and is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the Laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly incorporated, organized or formed, validly existing as a corporation or other business entity in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation, organization or formation, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on October 23, 2025 (the “Capitalization Date”), (i) 1,358,553,125 shares of Common Stock were issued and outstanding, (ii) 11,485,232 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans and (iii) no shares of Company Preferred Stock were issued or outstanding.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans, (iv) no obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, debt, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities.

(c) Except for the JV Investment and as provided in Section 5.17, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities, other than this Agreement, the Investor Rights Agreement, by and among the Company and the holders listed on Schedule A thereto, dated as of July 9, 2018, the Registration Rights Agreement and in connection with the JV Investment. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(d) The Acquired Shares and the shares of Common Stock issuable upon conversion of the Acquired Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable foreign and state securities Laws, Liens contemplated by the Transaction Documents and Section 5.07. The Acquired Shares, when issued, and the shares of Common Stock issuable upon conversion of the Acquired Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for such issuance.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens.

Section 3.03 Authority; Non-contravention.

(a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and the Board has duly reserved (x) the shares of Series A Preferred Stock to be issued in accordance with the terms and conditions of the Certificate of Designations and (y) the shares of Common Stock to be issued upon any conversion of shares of Series A Preferred Stock into Common Stock. No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Company’s Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained at or prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired at or prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) or accelerate the performance required by the Company under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04 Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State for Delaware, (b) filings required under, and compliance with other applicable requirements of the HSR Act and any other applicable Regulatory Laws, (c) filings with the SEC under the Securities Act and Exchange Act and (d) compliance with any applicable state securities or blue sky laws, no consent or approval of or filing, license, permit or authorization, declaration or registration with, or notice to any Governmental Authority or any stock market or stock exchange is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.05 Company SEC Documents; Undisclosed Liabilities.

(a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2024 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is eligible to file a registration statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is accurate and complete, and complies as to form and content in all material respects with all applicable Laws.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied as to form, as of their respective dates of filing with the SEC in all material respects with the applicable accounting requirements of the Securities Act with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2024 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (other than any such liabilities related to any breach of Contract, violation of Laws, infringement, misappropriation or tort) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since January 1, 2024 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. The Company is, and has been at all times since January 1, 2024, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the Nasdaq.

Section 3.06 Absence of Certain Changes. Since January 1, 2025, there has not been any Material Adverse Effect.

Section 3.07 Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending legal or governmental action, claim, lawsuit, charge, complaint, audit, investigation, arbitration, inquiry, proceeding or lawsuit (an “Action”) against the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such Actions have been threatened by any Governmental Authority or any other Person or (b) judgment, injunction, ruling, writ, order or decree of any Governmental Authority having jurisdiction over the Company and its Subsidiaries (“Judgments”) imposed upon the Company or any of its Subsidiaries.

Section 3.08 Compliance with Laws; Permits.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have complied, and are presently in compliance, with applicable Laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts or circumstances that would result in a non-compliance with any such Laws; and (iii) there is no action, lawsuit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging the Company’s or any of its Subsidiaries’ non-compliance with any such Laws.

(b) The Company and its Subsidiaries possess all licenses, certificates, permits, registrations, approvals or other authorizations (“Permits”) issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or conduct of their respective businesses, and have fulfilled all material obligations with respect to such Permits, except where the failure to possess such Permits or perform such obligations would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, taken as a whole. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any Permit or has any knowledge that any such Permits will not be renewed in the ordinary course, except for such revocations, modifications or renewals as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) None of the Company or its Subsidiaries, or any of their respective directors, officers or, to the Company’s knowledge, any employee, agent, controlled affiliate or other Person acting on behalf of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by one or more Persons that are:

(i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(ii) located, organized or resident in a country or territory that is or has been since April 24, 2019, the target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, and Syria, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (together with Belarus and Russia, each, a “Sanctioned Jurisdiction”).

(d) None of the Company or its Subsidiaries will, directly or indirectly, use any part of the proceeds of the Transactions or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or other person:

(i) to fund or facilitate any activities of or business with or involving any Person that, at the time of such funding or facilitation, is the subject of Sanctions;

(ii) to fund or facilitate any activities of or business with, in or involving any country or territory that is, at the time of such funding or facilitation, a Sanctioned Jurisdiction; or

(iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Transactions).

(e) Since April 24, 2019, the Company and each of its Subsidiaries have not knowingly engaged in, and are not now engaged in, and will not engage in any dealings or transactions with any Person, in any country or territory, or with any Person located, organized, or resident in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, in each case in violation of applicable Sanctions.

(f) In the past five (5) years, neither the Company nor its Subsidiaries, nor any of their respective directors, officers, or employees, or, to the Company’s knowledge, any agent, controlled affiliate, or other Person acting on behalf of the Company or its Subsidiaries is or has been (i) engaged in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation (collectively, “Ex-Im Laws”); or (ii) otherwise in violation of Ex-Im Laws.

(g) (i) Neither the Company or its Subsidiaries, nor any of their respective directors, officers, or employees, or, to the Company’s knowledge, any agent, controlled affiliate or other Person acting on behalf of the Company or its Subsidiaries, has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any Person in violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended; and (ii) the Company and its controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

(h) In the past five years (or in the case of Sanctions, since April 24, 2019) neither the Company nor any of its Subsidiaries have received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to anti-corruption Laws, Ex-Im Laws, and Sanctions.

(i) The operations of the Company and its Subsidiaries are and have been conducted within the last five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, lawsuit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.09 Contracts. Each Contract that is material to the business of the Company and its Subsidiaries, taken as a whole (each, a “Material Contract”), and to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound, is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such

Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, is in compliance in all respects with all Material Contracts and the Merger Protocol and has performed all obligations required to be performed by it, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.10 Tax Matters. The Company and each of its Subsidiaries have timely filed all federal, state, local and non-U.S. Tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all Taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith by appropriate proceedings and for which reserves required by GAAP have been created in the financial statements of the Company), and there is no Tax deficiency that has been asserted against the Company or any of its Subsidiaries or any of their respective properties or assets which, individually or in the aggregate, has had a Material Adverse Effect.

Section 3.11 Real Property Holding Corporation. The Company is not currently and has not been during the prior five (5) years a United States real property holding corporation (a “USRPHC”) within the meaning of Section 897 of the Code. If the Coffee Business were, as of the date hereof, owned by a single domestic corporation (and not owned by the Company) which held no other businesses or assets, neither such corporation nor the Company would be a USRPHC within the meaning of Section 897 of the Code.

Section 3.12 No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.13 Brokers and Other Advisors. Except for Goldman Sachs & Co. LLC (“Goldman”), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.14 Employee Benefit Plans.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) each employee benefit pension plan, within the meaning of Section 3(2) of the ERISA subject to Title IV of ERISA that is maintained, sponsored or contributed to the Company, its Subsidiaries or any member of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company, its Subsidiaries or any member of the Controlled Group has any liability (each, a “Plan”) has been maintained, funded and administered in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) not waived by the Pension Benefit Guarantee Corporation (“PBGC”) has occurred or is reasonably expected to occur; and (vi) neither the Company nor, to the knowledge of the Company, any member of the respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) with respect to the termination of a Plan (or the withdrawal from a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(b) Except as would not reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employee benefit or compensation plan, program or arrangement of any kind maintained, sponsored or contributed to by the Company and its Subsidiaries or with respect to which the Company and its Subsidiaries has any liability (each a “Benefit Plan”) (i) has been maintained, funded and administered in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan, excluding transactions effected pursuant to a statutory or administrative exemption.

(c) Each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code has received a current determination letter from the Internal Revenue Service as to the qualification of such Benefit Plan or such Benefit Plan is entitled to rely on an opinion letter issued on the form of the plan by the Internal Revenue Service as to the qualification of such Benefit plan and nothing has occurred that could adversely affect the qualified status of such Benefit Plan.

Section 3.15 Labor Matters. No labor disturbance, strike, lockout, work stoppage, slowdown, picketing, hand billing by or dispute with employees of the Company or its Subsidiaries or their representatives exists or, to the knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no pending or threatened material (i) labor organizing activities with respect to the employees of the Company or any of its Subsidiaries, or (ii) unfair labor practice charges, grievances or arbitrations, in each case, as of the date of this Agreement. The Company or the applicable Subsidiary has satisfied in all material respects any notice, consultation or other obligations owed to employees or any labor union, works council, employee representative or other labor organization under applicable Law or Collective Bargaining Agreement in connection with entering into this Agreement. The Company and its Subsidiaries have reasonably investigated all sexual harassment allegations of which any of them has Knowledge. With respect to each such allegation with potential merit, the Company or the applicable Subsidiary has taken corrective action that is reasonably calculated to prevent further improper action.

Section 3.16 Sale of Securities. Based in part on the representations and warranties set forth in Section 4.05, the sale and offer of the Acquired Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Stock, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 3.17 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received as of the date of this Agreement any notification that the SEC or the Nasdaq is contemplating terminating such registration or listing or otherwise.

Section 3.18 Status of Securities. As a result of the approval by the Board referred to in Section 3.03(a), the Acquired Shares to be issued pursuant to this Agreement, and the shares of Common Stock to be issued upon conversion of the Acquired Shares, have been duly authorized and reserved for issuance by all necessary corporate action of the Company. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Company Charter Documents (including the Certificate of Designations).

Section 3.19 Indebtedness.

(a) As of the date hereof, the Company is not party to any Contract, and is not subject to any provision in the Company Charter Documents or other governing documents or resolutions of the Board, that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designations.

(b) The Company and its Subsidiaries and, to the Knowledge of the Company, each of the other parties thereto, are not in material breach of, default or violation under, any Contract governing Indebtedness of the Company, and no event has occurred that with notice or lapse of time, or both, would constitute such a material breach, default or violation.

Section 3.20 Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects with respect to the Company and its Subsidiaries, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.21 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries own or possess the valid and enforceable right to use all intellectual property or proprietary rights, including patents, patent applications, domain names, trademarks and trademark applications, service marks, Internet domain names, and trade names, together with all goodwill associated with any of the foregoing, copyrights, proprietary rights in software, data and databases, know-how and trade secrets and all other intellectual property rights (collectively, “Intellectual Property Rights”) that are used in, or necessary for the conduct of their businesses, provided, that the foregoing clause (i) shall not be construed as a representation or warranty of non-infringement of any third-party Intellectual Property Rights; (ii) each of Company and its Subsidiaries have taken commercially reasonable measures to maintain, protect, and enforce the Intellectual Property Rights owned or purported to be owned by them, including the secrecy of all trade secrets and confidential information included therein; (iii) to the Knowledge of the Company, the conduct of the Company’s or any of its Subsidiaries’ businesses did not and has not, in the past three (3) years, infringed, misappropriated or violated, and, does not infringe, misappropriate or otherwise violate any

Intellectual Property Rights of any Person; (iv) neither the Company nor any of its Subsidiaries has received any written notice of any claim, request for indemnification, or threats against the Company or its Subsidiaries concerning the matters described in the foregoing clause (iii); (v) to the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any Intellectual Property Rights owned by the Company or any of its Subsidiaries; (vi) all registered, issued and applied-for Intellectual Property Rights owned by the Company and its Subsidiaries are subsisting and, to the knowledge of the Company, valid and enforceable; and (vii) there are no claims or actions pending or threatened against the Company or any of its Subsidiaries challenging the validity, enforceability or ownership of any Intellectual Property Rights owned by the Company or any of its Subsidiaries.

Section 3.22 Information Technology; Data Security.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries have taken technical and organizational measures necessary to protect the Information Technology Systems and Data contained therein or transmitted thereby in connection with the operation of the Company’s and its Subsidiaries’ businesses; (ii) without limiting the foregoing, the Company and its Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity, disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, processing, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any Information Technology Systems or Data in the possession or control of the Company’s and its Subsidiaries’ businesses (“Breach”); and (iii) to the Knowledge of the Company, there has been no Breach, and the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have complied, and are presently in compliance with, internal and external privacy policies, contractual obligations, binding industry standards, applicable Laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to data privacy, data security, or Breach notification requirements or the collection, use, processing, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable data or equivalent term (“Data Security Obligations”, and such data, “Data”); and (ii) the Company has not received any written notification of or complaint regarding material non-compliance with any Data Security Obligations; and (iii) there is currently no action, lawsuit or proceeding by or before any court or governmental agency, authority or body alleging the Company’s or any of its Subsidiaries’ material non-compliance with any Data Security Obligation.

Section 3.23 Affiliate Transactions. None of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than as holders of options, and/or other grants or awards under the Company Stock Plans, and for services as employees, officers and directors) that is material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2024, neither the Company nor any Subsidiary has entered into any transaction between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than (i) between the Company itself and any of its Subsidiaries or (ii) between any of the Subsidiaries themselves), on the other hand, except in compliance with the Company’s related party transaction policy.

Section 3.24 Environmental Matters(a) . Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries have complied and are presently in compliance with all applicable Environmental Laws, which compliance includes possession of and compliance with all Permits required by Environmental Laws; (ii) the Company and its Subsidiaries have not received any written notice or claim from any Person of any violation of, or liability under or related to, any Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has released, disposed or arranged for disposal of, exposed any Person to, or owned or operated any property contaminated by, any Hazardous Material, in each case as would give rise to liability for the Company or any of its Subsidiaries under Environmental Laws; and (iv) neither the Company nor any of its Subsidiaries has assumed or retained, as a result of any contract, any liabilities under any Environmental Laws or concerning any Hazardous Substances.

Section 3.25 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, in any Transaction Documents or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Series A Preferred Stock, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to any Investor or its respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, the Transaction Documents, or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Investors or their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to any Investor or its respective Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and any Investor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Each Investor, severally in respect of itself only and not jointly, represents and warrants to the Company:

Section 4.01 Organization; Standing. Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited partnership power and authority to carry on its business as presently conducted.

Section 4.02 Authority; Non-contravention.

(a) Such Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents and the consummation by such Investor of the Transactions have been duly authorized and approved by all necessary action on the part of such Investor, and no further action, approval or authorization by any of its partners, is necessary to authorize the execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents and the consummation by such Investor of the Transactions. This Agreement has been duly executed and delivered by such Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by such Investor, nor the consummation of the Transactions by such Investor, nor performance or compliance by such Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable organizational documents of such Investor, or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained at or prior to the Closing Date (other than the authorizations, consents and approvals referred to in Section 4.03(b), which are to be obtained following the Closing in accordance with Section 5.01) and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired at or prior to the Closing Date (other than the filings referred to in Section 4.03(b), which are to be made and any waiting periods thereunder are to terminate or expire following the Closing in accordance with Section 5.01), (x) violate any Laws or Judgment applicable to such Investor or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which such Investor is a party or accelerate such Investor’s obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03 Governmental Approvals. Except for (a) the filing by the Company of the Certificate of Designations with the Delaware Secretary of State and (b) filings required under, and compliance with other applicable requirements of, the HSR Act and any other applicable Regulatory Laws, based on the information provided to such Investor’s Representatives by the Company and its Representatives, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by such Investor, the performance by such Investor of its obligations hereunder and thereunder and the consummation by such Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of any Investor, except for Persons, if any, whose fees and expenses will be paid by such Investor.

Section 4.05 Purchase for Investment. Such Investor acknowledges that the offer and sale of the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares have not been registered under the Securities Act or under any state or other applicable securities laws. Such Investor (a) acknowledges that it is acquiring the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Acquired Shares or the Common Stock issuable upon the conversion of the Acquired Shares, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Shares and the Common

Stock issuable upon the conversion of the Acquired Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and an “Institutional Account” (as that term is defined by FINRA Rule 4512(c)), and (e) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Acquired Shares and the Common Stock issuable upon conversion of the Acquired Shares, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify the information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares indefinitely and (ii) a total loss in respect of such investment. Such Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares.

Section 4.06 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by such Investor and its Representatives, such Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, in each case containing forward-looking information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans to the extent each of them contain forward-looking information, with which such Investor is familiar, including with respect to the JDE Peet’s Acquisition, the JV Investment, the Specified Spin-Off Transaction, the merger of the IPO Subsidiary into the Company and the Beverage Co. IPO, that such Investor is making its own evaluation of the adequacy and accuracy of such forward-looking information so furnished to such Investor (including the reasonableness of the assumptions underlying such forward-looking information), and that except for the representations and warranties made by the Company in Article III, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, and other than for fraud, such Investor will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

Section 4.07 No Other Representations or Warranties. Except for the representations and warranties made by each Investor in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither any Investor nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to such Investor or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Investor in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither any Investor nor any other Person makes or has made any express or implied representation or warranty to such Investor or its Representatives with respect to any oral or written information presented to the Company or its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and such Investor. Nothing herein shall limit any claim for fraud.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Antitrust Filings.

(a) Subject to the terms and conditions of this Agreement, including the terms of this Section 5.01, each of the Company and each Investor shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, all applications relating to applicable Regulatory Laws as set forth on Schedule 5.01(a) attached hereto (collectively with the expiration or termination of the waiting period, and any extension thereof, under the HSR Act, the “Required Regulatory Approvals”). In furtherance of the foregoing, each of the parties hereto shall cooperate with each other to evaluate and identify any filings, consents, clearances or approvals required under or in connection with any Regulatory Law.

(b) The Company and each Investor agree to make any required filings pursuant to the Required Regulatory Approvals with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement or following the date of such Investor’s joinder agreement, as applicable, and, with respect to filings under the HSR Act, no later than twenty-five (25) Business Days after the date of this Agreement, or following the date of such Investor’s joinder agreement, and to respond as promptly as reasonably practicable to any request for additional information and documentary material pursuant to the HSR Act or any other Regulatory Law, as applicable, and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act or any other Required Regulatory Approvals, as applicable, so as to enable the parties hereto to consummate the Transactions.

(c) Each of the Company and each Investor shall use its reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) provide to the other any information in their possession that may be reasonably requested for the purposes of preparing submissions to a Governmental Authority (and the Company shall use its reasonable endeavors to make such reasonable requests for the same from JDE Peet’s where this is necessary to enable Investor to meet its obligations under this Section 5), (iii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or such Investor, as the case may be, from or given by the Company or such Investor, as the case may be, to any Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iv) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other parties with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, and (v) to the extent permitted by the applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For the avoidance of doubt, the requirements of this Section 5.01(c) shall apply only to this specific Transaction and shall not apply to any filings, submissions, requests, communications, meetings, conferences, or otherwise with the FTC or DOJ or any other Governmental Authority related to the JDE Peet’s Acquisition. Any documents or other materials provided pursuant to this Section 5.01(c) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material, and the parties may, as each deems advisable, reasonably designate any material provided under this Section 5.01(c) as “outside counsel only material”.

(d) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.01 or elsewhere in this Agreement shall require any Investor to take any action with respect to any of its Affiliates or their direct or indirect portfolio companies, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of such Investor. The parties agree that all obligations of other parties related to regulatory approvals shall be governed exclusively by this Section 5.01.

Section 5.02 Corporate Actions. At any time that any Series A Preferred Stock is outstanding, the Company shall (i) from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding, and (ii) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the Nasdaq (or any other national securities exchange upon which the Common Stock may subsequently be listed) in respect of the Common Stock other than in connection with a Fundamental Change (other than a delisting pursuant to the definition thereof) pursuant to which the Company satisfies in full its obligations under the Certificate of Designations.

Section 5.03 Public Disclosure. The KKR Investor, the Apollo Investor and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Laws, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The KKR Investor, the Apollo Investor and the Company agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in a form agreed to by the parties hereto (the “Announcement”). Notwithstanding the forgoing, this Section 5.03 shall not apply to any press release or other public statement made by the Company or any Investor (a) which is consistent with the Announcement and does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions. Notwithstanding the foregoing or anything to the contrary in this Section 5.03 and Section 5.04, (i) this Section 5.03 and Section 5.04 shall not prohibit any disclosure of information concerning this Agreement in connection with any dispute between the parties hereto regarding this Agreement and (ii) any Investor may, without consulting the Company, provide ordinary course communications regarding this Agreement and the transactions contemplated hereby in connection with financial reporting and fundraising activities to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, which in each case are subject to customary confidentiality obligations.

Section 5.04 Confidentiality. Each Investor’s confidentiality obligations under the Confidentiality Agreement shall survive the Closing Date in accordance with its terms and the confidential information thereunder (including oral, written and electronic information) shall include information concerning the Company, its Subsidiaries or its Affiliates that has been, or may be, furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to, or in connection with, this Agreement and/or the Transactions and Transaction Documents (such information, the ”Confidential Information”).

Section 5.05 Nasdaq Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall, as promptly as practicable and in any event at least thirty (30) days prior to the Closing Date, apply to cause the aggregate number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock to be issued to each Investor pursuant to this Agreement and pursuant to the Certificate of Designations to be approved for listing on the Nasdaq to the extent required by Nasdaq. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon the conversion of the then outstanding shares of Series A Preferred Stock to be approved for listing on the Nasdaq, subject to official notice of issuance.

Section 5.06 Standstill. To preserve the tax-free treatment of the Specified Spin-Off Transaction under Section 355 of the Code, each Investor, severally but not jointly, agrees that during the Standstill Period applicable to such Investor, without the prior written approval of the Board, such Investor will not, directly or indirectly, and will not cause its Affiliates to:

(a) acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, beneficial ownership of any Company Securities, any securities convertible into or exchangeable for any Company Securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities (other than cash-settled swaps or other cash-settled instruments) (but in each case other than (i) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Company Securities, (ii) the acquisition of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (iii) pursuant to or in connection with (A) an acquisition of Series A Preferred Stock, shares of Common Stock issuable upon conversion of the Series A Preferred Stock or common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO from another Investor or one of its Affiliates or (B) a Permitted Loan, (iv) as a result of the exercise by the KKR Investor or the Apollo Investor of its participation rights pursuant to Section 5.17, (vi) as a result of the Apollo Investor’s interest in KGM Manufacturing, LLC, (vii) as a result of the KKR Investor, the Apollo Investor or any of their Affiliates investment in the JV Investment or (viii) the acquisition of common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO; provided, that, upon consummating any such transactions prior to the date that is twenty-four (24) months following the Spin-Off Closing, such Investor shall provide a certificate to the Company, signed on behalf of such Investor by an officer of such Investor, certifying that the representations and warranties set forth in Section 5.11 are true and correct, assuming that the Series A Preferred Stock has reached the Applicable Value Cap and the Conversion Cap);

(b) make or in any way participate in or knowingly encourage any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company, or call or seek to call a meeting of the Company’s stockholders, or initiate any stockholder proposal or action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c) propose, offer, seek or indicate an interest in (in each case, with or without conditions) any merger or business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary, or any other extraordinary transaction involving the Company or its Subsidiaries or any Subsidiary or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements whether written or oral) with any other Person (other than its Representatives) regarding any of the foregoing;

(d) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any Subsidiary (for the avoidance of doubt, excluding any such act in their capacity as a commercial counterparty, customer, supplier or the like);

(e) make any public proposal or statement of inquiry or publicly disclose any intention, plan or arrangement consistent with the foregoing;

(f) advise or knowingly assist or encourage or direct any Person to do any of the foregoing;

(g) enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any other Investor) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any of the foregoing;

(h) request the Company or any of its Representatives to amend or waive any provision of this Section 5.06, provided that this clause shall not prohibit an Investor from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.06, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by the Company; or

(i) contest the validity of this Section 5.06 or make, initiate, take or participate in any Action to amend, waive or terminate any provision of this Section 5.06;

provided, however, that nothing in this Section 5.06 will limit an Investor’s ability to vote, Transfer (subject to Section 5.07), convert (subject to Article VIII of the Certificate of Designations) or otherwise exercise rights under its Common Stock or Series A Preferred Stock; provided, further, that notwithstanding anything to the contrary in this Section 5.06, each Investor and its Affiliates may at any time communicate privately with the Company’s directors, officers or advisors or submit to the Board one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Fundamental Change), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure by the Company of such communications or submissions, as applicable. Until the earliest of (i) the day after any Specified Spin-Off Transaction, (ii) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has occurred on or before such date, or (iii) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction, no Investor shall enter into any agreement, understanding, arrangement, or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) to acquire any Company Securities, any securities convertible into or exchangeable for any Company Securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities (except as expressly allowed pursuant to this Section 5.06).

Section 5.07 Transfer Restrictions.

(a) No Investor shall be permitted to Transfer (x) any Series A Preferred Stock, (y) any Common Stock issued upon conversion of any Series A Preferred Stock or (z) any common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO prior to the earliest of (x) the completion of a Specified Spin-Off transaction, (y) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has been completed by such date, or (z) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction, unless:

(i) with respect to a Transfer of Series A Preferred Stock, such Transfer is in a private transaction, and the transferee agrees to be bound by this Agreement;

(ii) with respect to a Transfer of Common Stock acquired on a conversion of the Series A Preferred Stock or common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO, such Transfer is either (x) in a private transaction without any involvement by the Investor of an investment banker, and the transferee agrees to be bound by this Agreement, or (y) in an open market transaction (including, for the avoidance of doubt, sales pursuant to Rule 144 of the Securities Act being permitted) without the Company’s involvement in marketing, brokering or otherwise soliciting such transaction, it being understood that ordinary course assistance with respect to removing legends or facilitating transfers through the Company’s transfer agent shall not be deemed to be Company involvement in marketing, brokering or otherwise soliciting such transaction.

For the avoidance of doubt, KKR Capital Markets LLC and Apollo Global Securities, LLC (or any other broker-dealer affiliated with an Investor with respect to such Investor) shall not be deemed an “investment banker” for purposes of this Agreement or Treasury Regulations Section 1.355-7(h)(11) solely to the extent that they are providing customary financial advisory services to their Affiliates in connection with sales of Company Securities via a third party broker.

(b) No Investor shall be permitted to Transfer (x) any Series A Preferred Stock, (y) any Common Stock issued upon conversion of any Series A Preferred Stock or (z) any common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO prior to the earliest of (x) following the consummation of a Specified Spin-Off Transaction, the day after the two (2) year anniversary of a Specified Spin-Off Transaction, (y) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has been completed by such date, or (z) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction, unless:

(i) with respect to a Transfer of Series A Preferred Stock, such Transfer is not to a Specified Person; provided, that Transfers to such Specified Person shall be permitted the day after the one (1) year anniversary of the Specified Spin-Off Transaction if all substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) with such Specified Person ceased prior to the Specified Spin-Off Transaction and do not resume prior to the day after the one (1) year anniversary of the Specified Spin-Off Transaction; or

(ii) with respect to a Transfer of Common Stock acquired on a conversion of the Series A Preferred Stock or common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO, such Transfer is either (x) an open market transaction (including, for the avoidance of doubt, sales pursuant to Rule 144 of the Securities Act being permitted) without the Company’s involvement in marketing, brokering or otherwise soliciting such transaction, it being understood that ordinary course assistance with respect to removing legends or facilitating transfers through the Company’s transfer agent shall not be deemed to be Company involvement in marketing, brokering or otherwise soliciting such transaction, or (y) not to a Specified Person; provided, that Transfers to a Specified Person shall be permitted the day after the one (1) year anniversary of the Specified Spin-Off Transaction if all substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) with such Specified Person ceased prior to the Specified Spin-Off Transaction and do not resume prior to the day after the one (1) year anniversary of the Specified Spin-Off Transaction.

(c) Notwithstanding anything to the contrary herein, for so long as any Investor continues to hold any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) or any other shares of the Company’s Common Stock, such Investor will not Transfer:

(i) any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) to a Person who is known to be a Restricted Person (after reasonable inquiry); provided, that the foregoing shall not restrict any Investor from Transferring their Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) to a Restricted Person in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Fundamental Change involving the Company or any of its Subsidiaries that, in each case, is approved by the Board; or

(ii) any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) to a Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) that such Investor knows would, after giving effect to a proposed Transfer, beneficially own greater than five percent (5%) of the then outstanding Common Stock; provided, that the foregoing (x) shall not restrict the Investors from Transferring any Common Stock issued upon conversion of any Preferred Stock to a Person or group in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Fundamental Change involving the Company or any of its Subsidiaries that, in each case, is approved by the Board and (y) will not apply with respect to any Person or group who makes filings with respect to the Company’s securities to the SEC on Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act, so long as such Person represents that it, as a result of such Transfer, will not beneficially own for U.S. federal income tax purposes, individually or as part of a Coordinating Group, more than 5% of any class of Company Securities;

provided that the foregoing will not apply to any Transfer undertaken in any broadly marketed underwritten offering (including an underwritten block trade) or in unsolicited broker transactions effected pursuant to Rule 144 of the Securities Act, so long as such Investor takes commercially reasonable efforts (including by directing, instructing or requesting any underwriter or broker in connection with such offering or transaction) to not knowingly sell, dispose of or otherwise transfer such Series A Preferred Stock or Common Stock issued upon conversion of any Series A Preferred Stock to Restricted Persons or Persons described in clause (ii) without the Company’s prior written consent.

(d) From the Signing Date until the six (6)-month anniversary of the Spin-Off Closing Date, each Investor will not make any “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act) of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act) of or the purpose of which is to offset the loss which results from a decline in the market price of, any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock), or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act (collectively, “Hedging Arrangements”); provided that the restrictions in this clause (e) shall not apply beginning on the twenty-four (24)-month anniversary following the Closing Date if the Specified Spin-Off Transaction has not occurred at such time.

(e) The restrictions set forth in this Section 5.07 shall terminate automatically upon the commencement by the Company or one of its Significant Subsidiaries of bankruptcy, insolvency or other similar proceedings.

(f) Notwithstanding anything to the contrary (including any of the Company’s policies), at any time from and after the Closing Date, (i) each Investor shall be permitted to Transfer any or all of their Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) or any Company Securities acquired pursuant to the exercise of the KKR Investor’s or the Apollo Investor’s participation rights under Section 5.17 in connection with a total return swap or a bona fide loan or other financing arrangement, including pledging, hypothecating or otherwise granting a security interest in shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock to one or more lending institutions as collateral or security for any bona fide loan, advance or extension of credit and any Transfer upon foreclosure (or in lieu of foreclosure) upon such shares of Series A Preferred Stock or Common Stock (a “Permitted Loan”), and (ii) nothing shall prohibit or otherwise restrict the ability of any lender or other creditor or collateral agent under a Permitted Loan (including any agent or trustee on their behalf) or any Affiliate of the foregoing to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the applicable Series A Preferred Stock or Common Stock mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default (any of the foregoing, collectively, a “Foreclosure”) under a Permitted Loan; provided, that, such lender or other creditor or collateral agent under a Permitted Loan or any Affiliate of the foregoing shall not sell, dispose of or otherwise Transfer such Series A Preferred Stock or Common Stock to a Restricted Person without the Company’s prior written consent, except if undertaken in a registered offering or an offering exempt from registration under Rule 144 or Rule 144A of the Securities Act, in which such lender or other creditor or collateral agent takes commercially reasonable efforts (including by directing or instructing any underwriter or broker in connection with such offering or transaction) to not knowingly sell, dispose of or otherwise Transfer such Preferred Stock or Common Stock to Restricted Persons without the Company’s prior written consent; provided, further, that in the event that any lender or other creditor or collateral agent under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the applicable Series A Preferred Stock or Common Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, any Investor) shall be entitled to any rights or have any obligations or be subject to any restrictions or limitations set forth in this Agreement. Each Investor hereby represents that any arrangement entered into pursuant to this paragraph (f) will be on customary commercial terms and will not be entered into with a principal purpose of effecting a sale or disposal of such Investor’s shares of Preferred Stock or Common Stock in the Company.

(g) Any attempted Transfer in violation of this Section 5.07 shall be null and void ab initio.

(h) So long as such Transfer is not violation of this Section 5.07, the Company shall cooperate with any Investor in connection with the Transfer of any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock), including providing reasonable and customary information (i) in connection with the relevant Investor’s marketing efforts or any such potential transferee’s due diligence, (ii) in order to comply with applicable securities Laws and (iii) in connection with the removal of a restrictive legend, if any, and effectuating or instructing its Transfer Agent to effectuate conversions in accordance with the Certificate of Designations.

(i) Notwithstanding anything to the contrary herein, each Investor shall be permitted to Transfer any or all of their Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock or Company Securities acquired pursuant to the exercise of the KKR Investor’s or the Apollo Investor’s participation rights under Section 5.17 at any time to any Investor Transferee of such Investor, but only if such Investor Transferee agrees prior to such Transfer to be bound by the terms of this Agreement by executing a joinder agreement substantially in the form of Exhibit A-2 hereto for the benefit of the Company.

(j) Notwithstanding anything to the contrary herein, subject to Section 5.07(a) and Section 5.07(b), no Investor shall be restricted from Transferring any Series A Preferred Stock (or any Common Stock issued upon conversion of any Series A Preferred Stock) or any common stock of the IPO Entity acquired pursuant to any Beverage Co. IPO to a Person or group in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Fundamental Change involving the Company or any of its Subsidiaries that, in each case, is approved by the Board.

(k) Any Person acquiring the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock pursuant to a Transfer in a private transaction shall be required to be bound by the terms of this Agreement by executing a joinder agreement substantially in the form of Exhibit A-2 hereto prior to such Transfer for the benefit of the Company.

(l) Until the earliest of (i) the day after any Specified Spin-Off Transaction, (ii) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has occurred on or before such date, or (iii) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction, the Investor shall not enter into any agreement, understanding, arrangement, or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) regarding (x) Transfers to occur after any Specified Spin-Off Transaction of Company Securities, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities; or (y) Public Offerings to occur after any Specified Spin-Off Transaction. Each Investor agrees to notify the Company as soon as practicably possible before any Transfer subject to Section 5.07.

Section 5.08 Legends. (a) All certificates or other instruments representing the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR EXCEPT, WITH RESPECT TO ANY COMMON STOCK, WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing, the legend under this Section 5.08(a) shall be removed by the Company and the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock may be Transferred without such legend if (i) such Series A Preferred Stock or Common Stock is registered for resale by the Company pursuant to an effective registration statement filed under the Securities Act and resold pursuant to such registration statement, (ii) such Series A Preferred Stock or Common Stock is eligible for resale pursuant to Rule 144 promulgated under the Securities Act, and solely in the period from the six-month to 12-month anniversary of the Closing Date such Series A Preferred Stock or Common Stock is sold pursuant to Rule 144, or (iii) such Series A Preferred Stock or Common Stock is sold pursuant to an exemption from registration and, in the case of this clause (iii), the Company receives an opinion of counsel reasonably satisfactory to the Company to the effect that the legend may be removed in accordance with applicable securities laws and any other documentation reasonably requested by the Company with respect to compliance with such exemption.

(b) All certificates or other instruments representing the Series A Preferred Stock or, if issued while the transfer restrictions of Section 5.07(a) and (b) are still in effect, Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 27, 2025, AS AMENDED BY AMENDMENT TO INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 23, 2026, AS MAY BE FURTHER AMENDED OR SUPPLEMENTED FROM TIME TO TIME PURSUANT TO TERMS THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

Notwithstanding the foregoing, the legend under this Section 5.08(b) shall be removed by the Company and the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock may be Transferred without such legend when such legend is no longer applicable to such securities, including, without limitation, upon the sale of such securities in a transaction in which the transferee is not required to be bound by this Agreement, including in an open market transaction.

Section 5.09 [Reserved].

Section 5.10 Tax Matters.

(a) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock in each case to the extent required by applicable Law; provided, that to the extent that the Investor has previously delivered an appropriate IRS Form W-8 or W-9 to the Company establishing an exemption for U.S. federal withholding (including backup withholding), the Company shall not be permitted to withhold unless the Company has provided the Investor advance written notice of its intent to withhold at least five (5) days prior to the payment of the amount subject to withholding, and has given the Investor a reasonable opportunity to provide any form or certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Investor with copies of any tax certificate, receipt or other documentation reasonably acceptable to the Investor evidencing such payment.

(b) The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issuance of the Series A Preferred Stock and (y) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

(c) The parties shall, and shall cause each of their Affiliates to, treat the Acquired Shares as “common stock” rather than as “preferred stock” for purposes of Section 305 of the Code. Without the prior written consent of each Investor, the Company shall not (and the Board shall not authorize the Company to) take any action that would reasonably be expected to cause an Investor (or its direct or indirect equityholders) to recognize taxable income by reason of the operation of Section 305(b)(2) of the Code. Neither party will, nor will permit their Affiliates to, take a contrary position without the other party’s prior written consent unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Code.

(d) Upon any Investor’s reasonable request, and to the extent permitted by applicable Law, the Company shall provide a duly executed and correctly completed statement, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (or any successor Treasury Regulations thereto), that the Acquired Shares and/or the shares of Common Stock are not a U.S. real property interest.

(e) The Company shall provide each Investor with an estimate of the value of the Series A Preferred Stock relative to the Applicable Value Cap (in the case of the Series A Preferred Stock, calculated in a manner consistent with the calculation of the Applicable Value Cap), along with any supporting information and documentation reasonably requested by the Investor within fifteen (15) days of: (i) the reasonable request of an Investor (because such Investor is contemplating a Transfer) and (ii) the close of each calendar quarter in which the Series A Preferred Stock remains outstanding.

(f) At the time of any Specified Spin-Off Transaction, the Company shall provide a list of Specified Persons with respect to the Company to each Investor.

Section 5.11 Investor Tax Representations.

(a) As of the date hereof (or the date of the execution of a joinder agreement substantially in the form of Exhibit A-2, if applicable), other than the acquisition of the Series A Preferred Stock pursuant to this Agreement or pursuant to any Beverage Co. IPO that is consummated at or prior to the consummation of the Specified Spin-Off Transaction, neither the Investor nor, to its knowledge after due inquiry, any of its Affiliates, has entered into any agreement, understanding, arrangement, or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) with any person to acquire any Company Securities, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities.

(b) As of the date hereof, neither the Investor nor, to its knowledge after due inquiry, any of its Affiliates, has entered into any agreements, understandings, arrangements or substantial negotiations (within the meaning of Treasury Regulations Section 1.355-7(h)(1)) regarding (x) Transfers to occur after any Specified Spin-Off Transaction of Company Securities, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities; or (y) Public Offerings to occur after any Specified Spin-Off Transaction.

(c) If the Investor, or to its knowledge after due inquiry, any of its Affiliates, owns any Common Stock or other equity interests of the Company as of the date hereof other than the Series A Preferred Stock: (A) such Investor, or to its knowledge after due inquiry, such Affiliate, had no formal or informal understanding with any other Investors in the Series A Preferred Stock at the time such Common Stock was acquired and (B) the decision of such Investor, or to its knowledge after due inquiry, such Affiliate, to purchase such Common Stock was independent of the investment decision of the other Investors in the Series A Preferred Stock.

(d) Each Investor, to its knowledge after due inquiry, represents that none of its Portfolio Companies have made or will make investments in the stock of the Company or Beverage Co. as part of a “Coordinating Group” with any Investor or its Affiliates in connection with the Investor’s acquisition of (i) the Series A Preferred Stock on or after the Closing Date or (ii) Common Stock in connection with the Beverage Co. IPO. For these purposes, a “Coordinating Group” is two or more persons that, pursuant to a formal or informal understanding, join in one or more coordinated acquisitions or dispositions of stock of the Company or Beverage Co. A principal element in determining if such an understanding exists is whether the investment decision of each person is based on the investment decision of one or more other existing or prospective shareholders.

Section 5.12 Specified Spin-Off Transaction Matters.

(a) The Company shall, and shall cause each of its Affiliates to, (i) cause the Specified Spin-Off Transaction to be conducted on a basis that is substantially consistent with that presented to the KKR Investor and the Apollo Investor with respect to the allocation of assets and liabilities and the allocation of expenses; provided that the Company shall be permitted to make any amendments that it determines in good faith are required to preserve the tax-free nature of the Specified Spin-Off Transaction to the extent so required, (ii) consult in good faith with the KKR Investor and the Apollo Investor with respect to the structuring of the Specified Spin-Off Transaction, (iii) give reasonable and good faith consideration to any proposals or comments made by the KKR Investor and the Apollo Investor and their respective counsel, (iv) provide the KKR Investor and the Apollo Investor with a reasonable opportunity to review and comment upon (A) all Spin-Off Transaction Documents (including any amendment or waiver to the Spin-Off Transaction Documents) prior to execution (or waiver) thereof, (B) any registration statement (including any amendments or supplements thereto) to be filed by SpinCo with the SEC in connection with the Specified Spin-Off Transaction prior to such filing, and, in each case, give reasonable and good faith consideration to any comments made by the KKR Investor, the Apollo Investor and their respective counsel and (C) any information, other than publicly available information that has previously been filed with the SEC in connection with the transactions contemplated hereby, contained in any filings with a Governmental Authority (including the SEC and the IRS or any other Taxing Authority) that relates to the KKR Investor, the Apollo Investor or this Agreement (which approval will not be unreasonably withheld, conditioned or delayed), and (v) keep each Investor apprised on a reasonably current basis of (A) the anticipated date and time of the consummation of such Specified Spin-Off Transaction, (B) progress of any antitrust, regulatory or other notification or filing required in connection with the transactions contemplated by the Spin-Off Transaction Documents, (C) any material disputes that arise under or relate to the Spin-Off Transaction Documents and (D) material communications or submissions with the IRS or other Taxing Authority concerning the matters set forth herein.

(b) For the avoidance of doubt, each Investor acknowledges and agrees that no Investor will be entitled, by virtue of its holding of Series A Preferred Stock, to receive shares of SpinCo in connection with the Specified Spin-Off Transaction.

(c) The Company shall not permit the Specified Spin-Off Transaction to be consummated without the prior written consent of the KKR Investor and the Apollo Investor, so long as, with respect to the KKR Investor’s consent, the KKR Investor satisfies the 50% Beneficial Holding Requirement at such time, and with respect to the Apollo Investor’s consent, the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time, if the Consolidated Net Total Leverage Ratio of the Company immediately following the consummation of the Specified Spin-Off Transaction after giving Pro Forma Effect thereto (including the Qualified IPO, if consummated), would be greater than (i) 4.00 to 1.00, if the Qualified IPO shall have been consummated on or prior to the consummation of the Specified Spin-Off Transaction, or (ii) 4.25 to 1.00, if the Qualified IPO shall not have been consummated on or prior to the consummation of the Specified Spin-Off Transaction.

(d) The Company shall not permit the Specified Spin-Off Transaction to be consummated without the prior written consent of the KKR Investor and the Apollo Investor, so long as, with respect to the KKR Investor’s consent, the KKR Investor satisfies the 50% Beneficial Holding Requirement at such time, and with respect to the Apollo Investor’s consent, the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time, if, at the time of the Spin-Off after giving Pro Forma Effect to the Specified Spin-Off Transaction, the corporate rating of either Beverage Co. or the Coffee Business would be less than the following from either Moody’s or S&P: (x) Baa3 (or the equivalent) from Moody’s (or any successor to the rating agency business thereof) or (y) BBB- (or the equivalent) from S&P (or any successor to the rating agency business thereof).

Section 5.13 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares to pay for any costs, fees and expenses incurred in connection with the Transactions and the JDE Peet’s Acquisition.

Section 5.14 DTC Eligibility. The Company shall use its commercially reasonable efforts to cause the Acquired Shares to be (i) rendered eligible for book-entry delivery through DTC and (ii) assigned a valid CUSIP number in accordance with the applicable rules and procedures of the CUSIP Service Bureau, in each case, as soon as reasonably practicable, but in any event, on or prior to the Closing Date. If the Company is unable to cause the Acquired Shares to be delivered in book-entry form through DTC on the Closing Date, then the Company shall use its commercially reasonable efforts to deliver the Acquired Shares in book-entry form through DTC as promptly as practicable thereafter and in any event on or prior to the earliest of (x) following the consummation of a Specified Spin-Off Transaction, the day after the two (2) year anniversary of a Specified Spin-Off Transaction, (y) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has been completed by such date, or (z) a public announcement by the Company that it does not intend to pursue a Specified Spin-Off Transaction.

Section 5.15 Financing Cooperation. From and after the Closing, if reasonably requested by the KKR Investor or the Apollo Investor, the Company will provide customary cooperation (with, in each case, all reasonable, documented out-of-pocket expenses, including legal expenses, incurred by the Company in connection with the foregoing, being borne by such Investor) in connection with such Investor obtaining any Permitted Loan, including with respect to the following: (i) entering into an issuer agreement with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon Foreclosure, agreements to not hinder or delay exercises of remedies on Foreclosure and certain acknowledgments regarding the pledged shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock and securities law status of the pledge arrangements and a specified list of Competitors (which, for the avoidance of doubt, shall only apply if such transaction is not undertaken in any broadly marketed underwritten offering (including an underwritten block trade) or in unsolicited broker transactions effected pursuant to Rule 144 of the Securities Act), (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock and depositing any pledged shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock in book entry form on the books of DTC, in each case when eligible to do so or otherwise as agreed with the transfer agent or (B) without limiting the generality of clause (A), if such shares of Series A Preferred Stock or Common Stock are eligible for resale under Rule 144A, depositing such pledged shares of Series A Preferred Stock and/or shares of Common Stock in book entry form on the books of DTC or other depository with customary representations and warranties from the applicable Investor or its applicable Affiliates regarding compliance with securities Laws, (iii) if so reasonably requested by such lender or counterparty, as applicable, re-registering on the books and records of the transfer agent the pledged shares of Series A Preferred Stock and/or Common Stock in the name of the relevant lender, agent, counterparty, custodian or similar party to a Permitted Loan, with respect to a Permitted Loan as securities intermediary and only to the extent the applicable Investor (or its or their Affiliates) continue to beneficially own such pledged shares of Series A Preferred Stock and/or Common Stock and (iv) such other cooperation and assistance as the KKR Investor or the Apollo Investor may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an issuer agreement is conditioned on the KKR Investor or the Apollo Investor certifying to the Company in writing, solely with respect to the Permitted Loan obtained by the KKR Investor or the Apollo Investor, as applicable, that (A) the loan agreement with respect to which the issuer agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the applicable Investor has pledged the Series A Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement and (B) each of the KKR Investor and the Apollo Investor acknowledges and agrees that the Company will be relying on such certificate when entering into the issuer agreement and any material inaccuracy in such certificate will be deemed a breach of this Agreement. Each of the KKR Investor and the Apollo Investor acknowledges and agrees that the statements and agreements of the Company in an issuer agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and any Investor under this Agreement the applicable Investor shall not be entitled to use the statements and agreements of the Company in an issuer agreement against the Company.

Section 5.16 State Securities Laws. Promptly following the date hereof, the Company shall use its reasonable best efforts to (a) make all filings with the SEC under the Securities Act and Exchange Act related to the execution of the Transaction Documents and the consummation of the transactions contemplated thereby in the time periods required by (including any extensions permitted by) the Securities Act and Exchange Act, as applicable, (b) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock and/or Series A Preferred Stock and (c) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series A Preferred Stock; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date of this Agreement.

Section 5.17 Participation Rights.

(a) For the purposes of this Section 5.17, “Excluded Stock” shall mean (i) shares of equity securities issued by the Company as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock, (ii) the issuance of shares of equity securities (including upon exercise of options) to directors, employees or consultants of the Company pursuant to a Company Stock Plan or other stock option plan, restricted stock plan or other similar plan approved by the Board, (iii) the issuance of Series A Preferred Stock pursuant to this Agreement and securities issued pursuant to the conversion, exercise or exchange of the Series A Preferred Stock issued to an Investor, (iv) shares of equity securities issued as consideration pursuant to a “business combination” (as defined by the rules and regulations promulgated by the SEC) or as consideration pursuant to bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, (v) securities issued pursuant to acquisitions or strategic transactions (including, for the avoidance of doubt, whether structured as a merger, consolidation, asset or stock purchase, or other similar transaction), (vi) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock, (vii) shares of a Subsidiary of the Company issued to the Company or a Subsidiary of the Company, (viii) securities of a joint venture (provided that no Affiliate (other than any Subsidiary of the Company) of the Company acquires any interest in such securities in connection with such issuance) or (ix) shares of equity securities to a third-party lender in connection with a bona fide borrowing by the Company that is primarily a debt financing transaction.

(b) From the Signing Date, subject to the obligation of the KKR Investor and the Apollo Investor to maintain the confidentiality of such information, if the Company or a Subsidiary of the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes Common Stock and any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Stock or any other class of capital stock of the Company), other than Excluded Stock, then the Company shall:

(i) give written notice to the KKR Investor and the Apollo Investor, no less than five (5) Business Days prior to the closing of such issuance, setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as the KKR Investor or the Apollo Investor may reasonably request in order to evaluate the proposed issuance (except that the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities); and

(ii) offer to issue and sell to the KKR Investor and the Apollo Investor, on such terms as the Proposed Securities are issued and upon full payment by the KKR Investor and the Apollo Investor, as applicable, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock the KKR Investor or the Apollo Investor, as applicable, beneficially owns (on an “as-issued” basis and “as-converted basis”) by (B) the total number of shares of Common Stock then outstanding (on an “as-issued basis” and “as-converted basis”) (such percentage, the “Participation Portion”); provided, however, that, subject to compliance with the terms and conditions set forth in Section 5.17(h), the Company shall not be required to offer to issue or sell to the KKR Investor or the Apollo Investor the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of Nasdaq or any other securities exchange or any other applicable Laws (provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the KKR Investor and the Apollo Investor pursuant to Section 5.17(b)(i), which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof (the “Restricted Issuance Information”)).

(c) Each of the KKR Investor and the Apollo Investor will have the option exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the securities offered to be sold by the Company to such Investor, which notice must be given within three (3) Business Days after receipt of such notice from the Company. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by the KKR Investor or the Apollo Investor, as applicable, may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right (but shall not delay such closing for any other purchaser) to the extent necessary to (i) obtain required approvals from any Governmental Authority or (ii) permit such KKR Investor or the Apollo Investor to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners. If the KKR Investor or the Apollo Investor elects to purchase any securities pursuant to this Section 5.17(c), such Investor, at its sole expense, shall make any filings required in connection with such participation under antitrust or other applicable Laws promptly following the delivery to the Company of the corresponding notice of acceptance and shall use reasonable best efforts to obtain applicable antitrust clearance and/or approval under antitrust or other applicable Laws. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the offer prior to the expiration of the offering period described above, the Company shall deliver to the KKR Investor and the Apollo Investor a new notice and the KKR Investor and the Apollo Investor will have the option, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the securities offered to be sold by the Company to such Investor, which notice must be given within five (5) Business Days after receipt of such new notice from the Company.

(d) Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the KKR Investor and the Apollo Investor have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the KKR Investor and the Apollo Investor in the notice delivered in accordance with Section 5.17(b). Any Proposed Securities offered or sold by the Company after such ninety (90)-day period must be reoffered to the KKR Investor and the Apollo Investor pursuant to this Section 5.17.

(e) The election by the KKR Investor or the Apollo Investor not to exercise its subscription rights under this Section 5.17 in any one instance shall not affect their right as to any subsequent proposed issuance.

(f) Notwithstanding anything in this Section 5.17 to the contrary, the Company will not be deemed to have breached this Section 5.17 if not later than thirty (30) Business Days following the issuance of any Proposed Securities in contravention of this Section 5.17, the Company or the transferee of such Proposed Securities offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to the KKR Investor and the Apollo Investor so that, taking into account such previously-issued Proposed Securities and any such additional Proposed Securities, the KKR Investor and the Apollo Investor will have had the right to purchase or subscribe for Proposed Securities in a manner consistent with the allocation and other terms and upon the same economic and other terms provided for in Section 5.17(b) and Section 5.17(c).

(g) In the case of an issuance subject to this Section 5.17 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(h) In the event that the Company is not required to offer or reoffer to the KKR Investor and the Apollo Investor any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of Nasdaq or any other securities exchange or any other applicable Law, the Company shall, upon the KKR Investor’s or the Apollo Investor’s reasonable request delivered to the Company in writing within no later than three (3) Business Days following its receipt of the written notice of such issuance to the KKR Investor and the Apollo Investor pursuant to Section 5.17(b)(i) (together with the Restricted Issuance Information), at the election of the KKR Investor or the Apollo Investor, as applicable:

(i) waive the restrictions set forth in Section 5.06(a) solely to the extent necessary to permit KKR Investor or the Apollo Investor to acquire such number of securities of the Company (including Common Stock) equivalent to its Participation Portion of the Proposed Securities such Investor would have been entitled to purchase had it been entitled to acquire such Proposed Securities pursuant to Section 5.17(c) (provided, that such request by the KKR Investor or the Apollo Investor shall not be deemed to be a violation of Section 5.06(h));

(ii) consider and discuss in good faith modifications proposed by the KKR Investor or the Apollo Investor to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to such Investor such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or

(iii) solely to the extent that stockholder approval is required in connection with the issuance of equity securities to Persons other than the KKR Investor and the Apollo Investor, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the KKR Investor and the Apollo Investor.

(i) Notwithstanding the foregoing, if the Company determines in good faith that the participation by the KKR Investor or the Apollo Investor in any such issuance (other than the Beverage Co. IPO) may have an adverse impact on its ability to ensure that the Specified Spin-Off Transaction qualifies under Section 355 or Section 361 of the Code as a tax-free transaction, together with any transactions related thereto or contemplated thereby, the Company shall be not required to grant the KKR Investor or the Apollo Investor rights to participate in such issuance (other than the Beverage Co. IPO), assuming for these purposes that the Series A Preferred Stock has reached the Applicable Value Cap and the Conversion Cap. For the avoidance of doubt, the KKR Investor shall have the right to participate in any Beverage Co. IPO that is consummated at or prior to the consummation of the Specified Spin-Off Transaction.

(j) Notwithstanding the foregoing, the rights and obligations set forth under this Section 5.17 shall apply to any Investor only for so long as the 25% Beneficial Holding Requirement is satisfied with respect to such Investor. Upon reasonable request by the Company solely in connection with confirming the 25% Beneficial Holding Requirement is satisfied with respect to an Investor, determining the Participation Portion applicable to such Investor or otherwise performing the Company’s obligations under this Section 5.17, such Investor shall provide the Company the number of shares of Series A Preferred Stock and shares of Common Stock issued upon conversion of shares of Series A Preferred Stock beneficially owned by such Investor as of the most recent practicable date.

Section 5.18 [Reserved].

Section 5.19 Information Rights.

(a) For so long as the 50% Beneficial Holding Requirement is satisfied with respect to the KKR Investor or the Apollo Investor, as applicable, to the extent requested in writing by the KKR Investor or the Apollo Investor, the Company agrees promptly to provide the KKR Investor and the Apollo Investor with the same information and access to members of the Company’s management team as provided to lenders under any credit agreement or other similar document or holders of any senior indebtedness of the Company to the extent not publicly disclosed, subject to the KKR Investor or the Apollo Investor, as applicable, entering into a customary confidentiality agreement substantially in the form previously entered into with the Company.

(b) Individuals associated with the KKR Investor and the Apollo Investor may from time to time serve on the Board. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 5.04) share such information with other individuals associated with the KKR Investor or the Apollo Investor who have a need to know such information for the purpose of facilitating support to such individuals in their capacity as members of the Board or enabling the KKR Investor or the Apollo Investor, as equityholders, to better evaluate the Company’s performance and prospects; provided, that such other individuals are informed about the confidential nature of (a) such information and agree in writing to maintain the confidentiality of such information consistent with the confidentiality obligations under Section 5.04 and (b) the Company reserves the right to withhold from anyone any information if access to such information would be reasonably likely, on the advice of outside counsel, to adversely affect the attorney-client privilege between the Company and its counsel.

Section 5.20 [Reserved].

Section 5.21 [Reserved].

Section 5.22 [Reserved].

Section 5.23 [Reserved].

Section 5.24 Voting Requirements. Each Investor shall take such action as may be required so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Investor and entitled to vote at any meeting of stockholders (and at every postponement or adjournment thereof) are voted (i) in favor of each director nominated or recommended by the Board for election at any such meeting and against the removal of any director who has been elected following nomination or recommendation by the Board, (ii) against any director nominated by a stockholder who has not been recommended for election by the Board, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Nomination and Governance Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (v) in accordance with the recommendation of the Board with respect to any amendment or modification of the Company Charter Documents that does not adversely alter or change the rights, powers, preferences or privileges of the holders of any series of the Series A Preferred Stock or otherwise adversely affects such Investor, but no Investor shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in its sole discretion, with respect to any other matter. In furtherance of the foregoing, each Investor shall take such action as may be required so that such Investor is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Investor may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 5.24.

Section 5.25 Interim Operating Covenants. Except as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries or as expressly contemplated, required or permitted by this Agreement from the date of this Agreement through the Closing, the Company and its Subsidiaries shall (i) use reasonable best efforts to operate their business in the ordinary course or consistent with the public announcements made by the Company on or prior to the date hereof and (ii) unless the KKR Investor and the Apollo Investor otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), not take any other action that, if taken following the Closing (including if such action were to occur at the Company, but occurs at the IPO Entity prior to Closing), would (i) require the prior written consent of the holders of the Series A Preferred Stock pursuant to this Agreement or the Certificate of Designations, or (ii) result in an adjustment to the Conversion Price pursuant to the Certificate of Designations unless (in the case of this clause (ii)) such adjustment is effected upon the Closing and the issuance of the Series A Preferred Stock pursuant to this Agreement; provided, that, the Company and its Subsidiaries shall be permitted to undertake sales of minority equity investments and take any actions the Company believes in good faith are reasonably required or desirable in connection with the JDE Peet’s Acquisition, the Transactions, the JV Investment, the Beverage Co. IPO, the merger of the IPO Subsidiary into the Company and the Specified Spin-Off Transaction and any transaction contemplated thereby (in each case, to the extent not otherwise prohibited by this Agreement) (and may not issue any equity interest that would be senior or pari passu to the Series A Preferred Stock upon issuance of the Series A Preferred Stock or upon the merger of the IPO Entity into the Company).

Section 5.26 JDE Peet’s Acquisition. At and prior to the closing of the JDE Peet’s Acquisition, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the KKR Investor and the Apollo Investor (which consent shall not be unreasonably withheld, conditioned or delayed), make any amendment, supplement, waiver or other modification to the Merger Protocol in a manner that would be materially adverse to the rights, powers, preferences or privileges of the holders of the Series A Preferred Stock or holders’ economic interest. Upon the KKR Investor’s or the Apollo Investor’s request to the Company in writing, the Company shall reasonably inform the KKR Investor or the Apollo Investor, as applicable, regarding the JDE Peet’s Acquisition and the transactions contemplated by the Merger Protocol, including the status thereof, the expected timing of the closing under the Merger Protocol, the anticipated date of the closing under the Merger Protocol and any developments that would reasonably be expected, individually or in the aggregate, to materially delay the closing of the JDE Peet’s Acquisition or make the closing of the JDE Peet’s Acquisition unlikely to occur.

Section 5.27 Beverage Co. IPO.

(a) If a Beverage Co. IPO is consummated prior to the Specified Spin-Off Transaction, the Company shall use commercially reasonable efforts to consummate the Specified Spin-Off Transaction within one (1) year of the consummation of the Beverage Co. IPO. Substantially concurrently with the consummation of any Specified Spin-Off Transaction at or following the consummation of a Beverage Co. IPO, the Company shall merge (the “Merger”) the IPO Entity with and into the Company, with the Company surviving the Merger. The Merger shall be consummated on a 1:1 basis, with each share of common stock of the IPO Entity being exchanged for one share of Common Stock. Until the later of (i) the consummation of the Specified Spin-Off Transaction and (ii) the consummation of the Merger, the IPO Entity shall not take any action that would not be permitted under this Agreement or the Certificate of Designations if it were the “Company” or “Corporation” hereunder or thereunder. The Company shall use the net proceeds of the Beverage Co. IPO to repay or refinance any Indebtedness of Beverage Co. or any Subsidiary of Beverage Co., or any Indebtedness that, upon consummation of the Specified Spin-Off Transaction, would have otherwise become Indebtedness of Beverage Co. or any Subsidiary of Beverage Co. as presented to the KKR Investor and the Apollo Investor on or prior to the Signing Date, in each case other than Indebtedness owed to Beverage Co. or any Subsidiary of Beverage Co.

Section 5.28 KKR and Apollo.

(a) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement (including, for the avoidance of doubt, Section 5.06) shall in any way limit the activities of KKR, Apollo or any of their respective Affiliates, other than the KKR Investor and the Apollo Investor, as applicable, in their businesses distinct from KKR’s or Apollo’s business of managing investment funds and managed accounts (the “Excluded Investor Parties”), so long as (i) no such Excluded Investor Party or any of its Representatives is acting on behalf of or at the direction of the KKR Investor or the Apollo Investor, as applicable, with respect to any matter that otherwise would violate any term or provision of this Agreement and (ii) no Confidential Information is made available to directors, officers or employees of any Excluded Investor Party who operates in a business distinct from KKR’s or Apollo’s, as applicable, business of managing investment funds and managed accounts by or on behalf of the KKR Investor, the Apollo Investor or any of their Representatives, except with respect to any such directors, officers or employees who are (x) compliance personnel for compliance purposes or (y) non-compliance personnel of KKR or Apollo, as applicable, who are directors or officers of, or function in a similar oversight role at, such Affiliate as long as Confidential Information is not otherwise disclosed to such Affiliate.

(b) The KKR Investor, the Apollo Investor and the Company hereby agree that, to the maximum extent permitted by Law, when the KKR Investor or the Apollo Investor takes any action under this Agreement to give or withhold its consent, such Investor shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

ARTICLE VI

SURVIVAL AND TERMINATION

Section 6.01 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. All representations and warranties contained in this Agreement (including the schedules and the certificates delivered pursuant hereto) will survive until the twelve (12) month anniversary of the Closing; provided, that the Fundamental Representations shall survive the Closing for forty-eight (48) months following the Closing; provided, further that nothing herein shall relieve any party of liability for fraud, or for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires. Notwithstanding anything in this Agreement to the contrary, subject to Section 8.13, (a) each Investor will only be responsible in respect of any breach by itself and not of any other Investor, (b) in no event will any Investor or any of such Investor’s Investor Related Parties have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the amount of its pro rata portion of the Purchase Price as set forth on Schedule A, (c) in no event will the Investors and the Investor Related Parties, collectively, have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Purchase Price and (d) in no event will the Company Related Parties, collectively, have any liability in the aggregate in excess of the amount of the Purchase Price, except in the case of fraud.

Section 6.02 Termination. The rights and obligations of the parties in respect of the Closing and the provisions of this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company, the KKR Investor and the Apollo Investor;

(b) by the Company, the KKR Investor or the Apollo Investor, if any Governmental Authority shall have issued a final Judgment restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c) by notice given by the Company to the KKR Investor and the Apollo Investor if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by any Investor in this Agreement such that the condition to Closing in Section 7.02(a) or Section 7.02(b) would not be satisfied and, if capable of being cured, which have not been cured by such Investor thirty (30) days after receipt by such Investor of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in material breach of any of its obligations hereunder;

(d) by notice given by the KKR Investor or the Apollo Investor to the Company if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the condition to Closing in or Section 7.03(a) or Section 7.03(b) would not be satisfied and, if capable of being cured, which have not been cured by the Company thirty (30) days after receipt by the Company of written notice from the KKR Investor or the Apollo Investor requesting such inaccuracies or breaches to be cured; provided, however, that such Investor is not then in material breach of any of its obligations hereunder;

(e) by the Company, the KKR Investor or the Apollo Investor, if the Closing Date has not occurred on or before 11:59 p.m. (Central European Time) on March 11, 2027; or

(f) automatically upon the valid termination of the Merger Protocol for any reason in accordance with its terms and conditions.

Section 6.03 Effect of Termination. In the event that this Agreement is terminated in accordance with Section 6.02, no party (nor any of its Affiliates) shall have any liability or obligation to any other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, (b) expense reimbursement pursuant to Section 8.11, and (c) any actual and intentional fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 5.04 (Confidentiality), this Article VI and Article VIII, including Section 8.11, shall survive the termination of this Agreement.

ARTICLE VII

CLOSING CONDITIONS

Section 7.01 Conditions to the Obligations of the Company and each Investor. The respective obligations of each of the Company and each Investor to effect the Closing with respect to such Investor shall be subject to the satisfaction (or waiver by the Company and each Investor (with respect to such Investor), if permissible under applicable Law) on or prior to the Closing of the following conditions:

(a) no temporary or permanent Judgment or Law shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Laws shall be in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(b) the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act and any other applicable competition Laws shall have expired or been terminated;

(c) the Required Regulatory Approvals have been obtained; and

(d) the JDE Peet’s Acquisition pursuant to the Merger Protocol shall be consummated substantially concurrently with the Closing on the terms and conditions contemplated by the Merger Protocol (subject to any amendments, supplements, waivers or other modifications but only to the extent not prohibited by Section 5.26 or otherwise consented to by the KKR Investor and the Apollo Investor) or, if the Company has requested an earlier Closing Date pursuant to Section 2.02(a)(ii) hereof, the Unconditional Date (as defined in the Merger Protocol) shall have occurred on or prior to the Closing Date on the terms and conditions contemplated by the Merger Protocol (subject to any amendments, supplements, waivers or other modifications but only to the extent not prohibited by Section 5.26 or otherwise consented to by the KKR Investor and the Apollo Investor).

Section 7.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing with respect to each Investor shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing of the following conditions:

(a) with respect to each Investor severally, and not jointly: (i) the representations and warranties of such Investor set forth in Section 4.01 and Section 4.02(a) of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Investor Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date hereof and as of the Closing with the same effect as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties set forth in Article IV of this Agreement, other than those listed in the immediately preceding clause (i), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Investor Material Adverse Effect” and words of similar import set forth therein) as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect; and

(b) with respect to each Investor severally, and not jointly, such Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.

For the avoidance of doubt, the failure for any condition in Section 7.02(a) or Section 7.02(b) to be satisfied with respect to any Investor shall only be with respect to the obligation for the Company to effect the Closing with such Investor and not any other Investor who has otherwise satisfied the conditions in Section 7.02(a) or Section 7.02(b) with respect to itself on or prior to the Closing.

Section 7.03 Conditions to the Obligations of each Investor. The obligation of each Investor to effect the Closing with respect to such Investor shall be further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing of the following conditions:

(a) (i) the Fundamental Representations shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date hereof and as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representations and warranties in Section 3.06 of this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing with the same effect as though made as of the Closing, and (iii) the representations and warranties set forth in this Agreement, other than those listed in the immediately preceding clauses (i) and (ii) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c) any shares of Common Stock issuable upon conversion of the Series A Preferred Stock (other than any additional shares of Series A Preferred Stock that may be issued as dividends payable in kind) at the Conversion Price specified in the Certificate of Designations as in effect on the date hereof shall have been approved for listing on the Nasdaq, to the extent such approval is required by Nasdaq;

(d) each other Investor shall have complied with its obligations under Section 2.02(b)(ii); and

(e) the KKR Investor and the Apollo Investor shall have received a certificate signed on behalf of the Company by a duly authorized officer certifying to the effect that the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.01(d) have been satisfied.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the Company and the holders of a majority of outstanding shares of Series A Preferred Stock or the holders of a majority of the allocations for such shares of Series A Preferred Stock, as applicable, which shall at all times include the KKR Investor and the Apollo Investor, so long as, with respect to the KKR Investor’s consent, the KKR Investor satisfies the 50% Beneficial Holding Requirement at such time, and with respect to the Apollo Investor’s consent, the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time. Notwithstanding the foregoing or anything contrary herein, prior to the Closing Date, this Agreement (including the Exhibits hereto) may be amended or supplemented with the prior written consent of the Company, the KKR Investor and the Apollo Investor.

Section 8.02 Extension of Time, Waiver, Etc. The Company and any Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or any Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03 Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Laws or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that (A) without the prior written consent of the Company, any Investor may assign its rights, interests and obligations set forth in this Agreement, in whole or in part, to one or more Investor Transferees so long as the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, (B) without the prior written consent of the Company, an Investor may grant a security interest in its respective rights (but not its obligations) under this Agreement in connection any Permitted Loan and (C) if the Company consolidates or merges with or into any Person and the Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Fundamental Change, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Investor; provided, further that no such assignment under clause (A) above will relieve the Investor of its obligations hereunder prior to the Closing. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(b) Each Investor understands and agrees that the rights set forth under Section 5.01, Section 5.03, Section 5.12(a), Section 5.15, Section 5.17, Section 5.19 and Section 5.20 (collectively, the “Initial Investor Rights”) shall inure solely to the benefit of any Investor and, notwithstanding anything in this Agreement to the contrary, an Investor shall not Transfer or assign, in whole or in part, by operation of Laws or otherwise, any or all of the Initial Investor Rights to any Person (other than an Investor Transferee as otherwise permitted by this Agreement).

Section 8.04 Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com)), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.05 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Confidentiality Agreements, the other Transaction Documents and the Certificate of Designations, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder; provided, Section 8.13 shall be for the benefit of and fully enforceable by each of the Investor Related Parties.

Section 8.06 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by lawsuit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Company or any Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Laws or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Keurig Dr Pepper Inc.

6425 Hall of Fame Lane

Frisco, Texas 75034

Attention: Chief Legal Officer and General Counsel

Email: [***]

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: James Langston; Chelsea Darnell; Timothy Cruickshank

Email: jlangston@paulweiss.com; cdarnell@paulweiss.com;

tcruickshank@paulweiss.com

(b)	If to the KKR Investor, to the KKR Investor at:

KKR Credit Advisors (US) LLC

555 California Street

50th floor

San Francisco, CA 94104

Attention: Jennifer Box; Samuel Plotner

E-mail: [***]

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue New York, NY 10023

Attention: Jennifer Perkins, P.C.; Ravi Agarwal, P.C.; Joshua Korff, P.C.; Ross Leff, P.C.

E-mail: jennifer.perkins@kirkland.com; ravi.agarwal@kirkland.com; jkorff@kirkland.com; ross.leff@kirkland.com

(c)	If to the Apollo Investor, to the Apollo Investor at:

AP Pour Holdings, L.P.

c/o Apollo Management Holdings, LP

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention: Justin Korval

     Zachary Allen

     James Elworth, General Counsel, Equity

     William Kuesel, General Counsel, Credit

E-mail: [***]

    [***]

with a copy to (which will not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Tracey A. Zaccone

E-mail: tracey.zaccone@lw.com

(d) If to any other Investor, to such Investor at the address included in the applicable joinder agreement.

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Laws or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11 Expenses. Except as otherwise expressly provided herein or in any other Transaction Document, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses; provided, that (a) at the Closing, the Company shall reimburse the KKR Investor and the Apollo Investor for all reasonable and documented expenses incurred in connection with the Transactions, including the reasonable and documented fees and expenses of Kirkland & Ellis LLP, as counsel to the KKR Investor, and Latham & Watkins LLP, as counsel to the Apollo Investor, in an amount not to exceed, in the aggregate, $8.0 million, or (b) on a termination of this Agreement in accordance with its terms (other than a termination by the Company pursuant to Section 6.02(c)) the Company shall reimburse the KKR Investor and the Apollo Investor for all reasonable and documented expenses incurred in connection with the Transactions, including the reasonable and documented fees and expenses of (i) Kirkland & Ellis LLP, as counsel to the KKR Investor, and (ii) Latham & Watkins LLP, as counsel to the Apollo Investor, in an amount not to exceed, in the aggregate, $8.0 million.

Section 8.12 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Where a reference is made in this Agreement to the “KKR Investor” or the “Apollo Investor” that satisfies the 50% Beneficial Holding Requirement, if such “KKR Investor” or such “Apollo Investor” consists of more than one Person, the beneficial ownership required under the definition of the “50% Beneficial Holding Requirement” shall count in the aggregate all such Persons constituting the “KKR Investor” or the “Apollo Investor,” respectively. Where a reference is made in this Agreement to the consent or approval of the “KKR Investor” or the “Apollo Investor”, if there is more than one KKR Investor or more than one Apollo Investor, as applicable, such consent or approval shall be the consent or approval of the KKR Investors or Apollo Investors, as applicable, holding a majority of outstanding shares of Series A Preferred Stock or the holders of a majority of the allocations for such shares of Series A Preferred Stock, as applicable, held by such KKR Investors or Apollo Investors, as applicable. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the words “ordinary course of business” are used in this Agreement, they shall be deemed to be followed by the words “consistent with past practice”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be constructed to have the same meaning and affect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents (A) posted to the VDR for Project Pour by or on behalf of the Company or (B) delivered in Person or electronically to the Investor or its respective Representatives, in each case no later than two (2) Business Days prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the Nasdaq, all references herein to Nasdaq shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 8.13 Non-Recourse. Each party hereto agrees, on behalf of itself and its Affiliates and its and their present or former directors, officers, stockholders, partners, members or employees, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Laws or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (A) this Agreement or any other Transaction Document, or any of the transactions contemplated hereunder or thereunder, (B) the negotiation, execution or performance of this Agreement or any of the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any of the other Transaction Documents), (C) any breach or violation of this Agreement or any other of the other Transaction Documents and (D) any failure of any of the transactions contemplated hereunder or under any of the other Transaction Documents or any other agreement referenced herein or therein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement or, in the case of any of the other Transaction Documents, Persons that are expressly identified as parties to such other Transaction Documents and in accordance with, and subject to the terms and conditions of this Agreement or such other Transaction Documents, as applicable. In furtherance and not in limitation of the foregoing and notwithstanding anything contained in this Agreement or any of the other Transaction Documents to the contrary and without limiting the foregoing or any other agreement referenced herein or therein or otherwise to the contrary, each party hereto covenants, agrees and acknowledges on behalf of itself and its respective Affiliates and its and their present or former directors, officers, stockholders, partners, members or employees, that no recourse under this Agreement or any of the other Transaction Documents or in connection with any of the transactions contemplated hereunder or thereunder shall be sought or had against any other Person, including any Investor Related Party, and no other Person, including any Investor Related Party, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D), in each case, except for claims that the Company or any Investor, as applicable, may assert: (i) against any Person that is party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement or (ii) against any Investor solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents or otherwise, no party hereto or any Investor Related Party shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages or lost profits, opportunity costs, loss of business reputation, diminution in value or damages based upon a multiple of earnings or similar financial measure which may be alleged as a result of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing.

Section 8.14 Not a Group; Independent Nature of Investors’ Obligations and Rights. Each Investor and the Company agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Investor agrees that, for purposes of determining beneficial ownership of such Investor and its Investor Transferees, it shall disclaim any beneficial ownership by virtue of this Agreement of any Acquired Shares owned by the other Investors (other than such Investor’s Investor Transferees), and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Investors are not acting in concert or as a group by virtue of this Agreement, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

Section 8.15 Financial Advisor. Each Investor, severally but not jointly, acknowledges that (a) Goldman is acting as a financial advisor to the Company and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Investor, the Company or any other person or entity in connection with the Transactions, (b) Goldman has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (c) Goldman will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, and (d) Goldman shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through such Investor, in respect of the Transactions.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

KEURIG DR PEPPER INC.

By:
Name:
Title:

[Signature Page to Investment Agreement]

[INVESTOR SIGNATURE BLOCKS]

By:
Name: [•]
Title: [•]

KKR INVESTOR:

POUR PURCHASER L.P.
By: Pour Purchaser GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Investment Agreement]

APOLLO INVESTOR:

AP POUR HOLDINGS, L.P.
By: AP CA XXIII, LLC, its general partner

By:
Name:
Title:

[Signature Page to Investment Agreement]

Schedule 5.01(a)

Antitrust or competition laws or regulations of the following jurisdictions:

None.

Exhibit A-1

FORM OF

JOINDER TO INVESTMENT AGREEMENT

The undersigned hereby agrees to join, become a party to and be bound by, as a “[KKR Investor][Apollo Investor][Post-Signing Investor]”, the Investment Agreement, dated as of October 27, 2025, as amended by the Amendment to Investment Agreement, dated as of February 23, 2026, by and among: (i) Keurig Dr Pepper Inc., a Delaware corporation, and (ii) the other Investors party thereto.

[NAME]

Acquired Shares: [•]

Aggregate Purchase Price: $[•]

Dated: [DATE]

Address for notices:

[ADDRESS]

Acknowledged and agreed:

Keurig Dr Pepper Inc.

[NAME]

[Title]

A-1-1

Exhibit A-2

FORM OF

JOINDER TO INVESTMENT AGREEMENT

The undersigned hereby agrees to join, become a party to and be bound by, as a “[KKR Investor][Apollo Investor][Post-Closing Investor]”, the Investment Agreement, dated as of October 27, 2025, as amended by the Amendment to Investment Agreement, dated as of February 23, 2026, by and among: (i) Keurig Dr Pepper Inc., a Delaware corporation, and (ii) the other Investors party thereto.

[NAME]

Shares of Series A Preferred Stock Acquired: [•]

Dated: [DATE]

Address for notices:

[ADDRESS]

Acknowledged and agreed:

Keurig Dr Pepper Inc.

[NAME]

[Title]

A-2-1

Exhibit B

FORM OF

CERTIFICATE OF DESIGNATION

[See Annex 2-B]

Exhibit C

FORM OF

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

by and among

KEURIG DR PEPPER INC.

and

[•]

[•]

[•]

Dated as of [    ], [ ]

2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of     ,      (the “Closing Date”) by and among Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), [•], a [•] (together with its Investor Transferees that become a party hereto pursuant to Section 4.1, the “KKR Investor”), [•], a [•] (together with its Investor Transferees that become a party hereto pursuant to Section 4.1, the “Apollo Investor” and, together with the KKR Investor, the “Demand Investors”), and [_____], a [_____] (together with its Investor Transferees that become a party hereto pursuant to Section 4.1, the “[___] Investor”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and each of the Investors are parties to the Investment Agreement, dated as of October 27, 2025, by and among the Company and the Investors (as amended by the Amendment to Investment Agreement, dated as of February 23, 2026, the “Investment Agreement”), pursuant to which the Company is selling to the Investors, and the Investors are purchasing from the Company, severally and not jointly, an aggregate of 4,500,000 shares of Series A Convertible Perpetual Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), which are convertible into shares of Common Stock.

WHEREAS, as a condition to the obligations of the Company and each of the Investors under the Investment Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement.

(a) Upon request of Investors (other than Demand Investors) collectively holding at least 10.0% of the Registrable Securities on an as-converted basis, solely during the six-month period immediately following the Closing Date, or any Demand Investor, at any time, and subject to the other applicable provisions of this Agreement, if and to the extent that (i) any Investor (other than a Demand Investor) will hold any Registrable Securities on the Closing Date or (ii) any Demand Investor will hold any Registrable Securities on the Closing Date, in each case, and such securities are not eligible to be sold without conditions under Rule 144 (or any similar provisions then in force), the Company shall use its reasonable best efforts to prepare and file a registration statement covering the sale or distribution from time to time by the applicable Investors, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (which may be in the form of a prospectus supplement to an existing Form S-3) (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form, including a resale registration statement on Form S-1, and shall provide for the registration of such Registrable Securities for resale by the applicable Investors in accordance with any reasonable method of distribution elected by the Investors) (the “Resale Shelf Registration Statement”) and shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof which effectiveness date shall be no later than the first Business Day following the Closing Date (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

(b) Subject to the other applicable provisions of this Agreement, if and to the extent that (i) any Demand Investor holds any Registrable Securities, (ii) such Demand Investor (A) is, or within three (3) months prior thereto was, an Affiliate of the Company or (B) such Demand Investor beneficially owns a number of shares of Common Stock issued or issuable to such Demand Investor upon conversion of the Preferred Stock that exceeds 3% of the Company’s outstanding Common Stock (after giving effect to any such conversion) and (iii) such Demand Investor requests by written notice, the Company shall use its reasonable best efforts to promptly prepare and file a Resale Shelf Registration Statement and shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof but no earlier than the first Business Day following the Closing Date (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

(c) Subject to the other applicable provisions of this Agreement, the Company may, in its sole discretion, prepare and file a Resale Shelf Registration Statement in order to satisfy the Common Stock Liquidity Conditions with respect to a Mandatory Conversion or a Corporation Redemption (such Resale Shelf Registration Statement, the “Liquidity Condition Registration Statement”).

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable, in the case of any Liquidity Condition Registration Statement, until 30 days after the applicable date of the Mandatory Conversion or the Corporation Redemption, in the case of a Resale Shelf Registration Statement filed under Section 1.1(b), until the earlier of the date there are no longer any Registrable Securities registered on such Resale Registration Statement or the date the conditions in Section 1.1(b)(ii) are no longer satisfied, and, in the case of any other Resale Shelf Registration Statement, until there are no longer any Registrable Securities registered on such Resale Registration Statement (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner

2

reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form, including Form S-1, and shall provide for the registration of such Registrable Securities for resale by the Investors in accordance with any reasonable method of distribution elected by the Investors. The Subsequent Shelf Registration Statement may, at the Company’s sole discretion, also cover any other securities of the Company so long as inclusion of such other securities of the Company does not limit the number of Registrable Securities registered for offer and sale pursuant to such Shelf Registration Statement.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Investor Notice. If a Person entitled to the benefits of this Agreement becomes an Investor after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall as promptly as is reasonably practicable following delivery of written notice to the Company of such Investor’s request for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement with respect to its Registrable Securities (a “Subsequent Investor Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Investor is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c) notify such Investor as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

3

Section 1.6 Underwritten Offering. Subject to any applicable securities laws, any Demand Investor may, after a Resale Shelf Registration Statement becomes effective or after a Demand Registration is requested by such Demand Investor in accordance with the requirements set forth in Section 1.9(a), deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Demand Investor Registrable Securities subject to the Shelf Registration Statement or the Demand Registration, as the case may be, is intended to be conducted through an underwritten offering, an offering known as a “block trade” or a “registered direct” offering (the “Underwritten Offering”); provided, that no Demand Investor may, without the Company’s prior written consent, (i) request an Underwritten Offering the anticipated gross proceeds of which shall be less than $300,000,000 (unless such Demand Investor is proposing to sell all of its remaining Registrable Securities), or (ii) request more than two (2) Underwritten Offerings.

(a) In the event of an Underwritten Offering, the Demand Investors holding a majority of the Registrable Securities on an as converted basis participating in an Underwritten Offering shall, upon consultation with the Company, select the managing underwriter(s) to administer the Underwritten Offering; provided, that each of the Demand Investors acknowledges and agrees that (i) with respect to an Underwritten Offering in which the KKR Investor participates, KKR Capital Markets LLC (or any related entity through which it conducts business) shall serve as an underwriter, if KKR Capital Markets LLC (or any related entity through which it conducts business) agrees to act as such, and (ii) with respect to an Underwritten Offering in which the Apollo Investor participates, Apollo Global Securities, LLC (or any related entity through which it conducts business) shall serve as an underwriter, if Apollo Global Securities, LLC (or any related entity through which it conducts business) agrees to act as such. The Company, the Demand Investors or any other stockholders (subject to the Demand Investors’ consent as set forth below) participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(b) The Company will not include in any Underwritten Offering pursuant to this Section 1.6, Section 1.7 or Section 1.8, any securities that are not Registrable Securities without the prior written consent of the Demand Investors participating in such Underwritten Offering. If the managing underwriter or underwriters advise the Company and the Investors in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be allocated pro rata among such Demand Investors on the basis of the percentage of the Registrable Securities then-owned by such Demand Investors.

Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if any Demand Investor delivers a notice to the Company (a “Take-Down Notice”) stating that any such Demand Investor intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) which may or may not be an

4

Underwritten Offering conducted in accordance with the terms and conditions of Section 1.6, and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement or supplement the Shelf Registration Statement (including by means of one or more prospectus supplements) as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering. The number of Shelf Offerings that do not constitute an Underwritten Offering shall be unlimited, subject to applicable securities laws.

Section 1.8 Piggyback Registration.

(a) Subject to Section 2.2, if the Company receives any Demand Notice from any Demand Investor pursuant to Section 1.9 (the “Requesting Demand Investor”)), then the Company shall, promptly (but in any event within (5) Business Days after receipt thereof) give written notice (the “Piggyback Notice”) to the Demand Investors (other than the Requesting Demand Investor) (the “Piggyback Demand Investor”) of such Demand Notice. The Piggyback Notice shall offer such Piggyback Demand Investor the opportunity to include (or cause to be included) in such registration statement the number of shares of Demand Investor Registrable Securities as such other Piggyback Demand Investor may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Demand Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than three (3) Business Days prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Demand Investors of the Demand Investor Registrable Securities included in such registration statement.

(b) If any of the securities to be offered or sold pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Requesting Demand Investor shall use reasonable best efforts to cause the managing underwriter or underwriters of the proposed underwritten offering to permit the Piggyback Demand Investor, if such Piggyback Demand Investor has timely submitted a Piggyback Request in connection with such offering, to include in such offering all Demand Investor Registrable Securities included in each such Piggyback Demand Investor’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Requesting Demand Investor included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Requesting Demand Investor in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Requesting Demand Investor will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Demand Investors that have requested to participate in such underwritten offering, allocated pro rata among such Demand Investors on the basis of the percentage of the Registrable Securities then-owned by such Demand Investors; and (ii) second, any other securities of the Company that have been requested to be included in such offering; provided that Demand Investors may, prior to the earlier of the (a) effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

5

Section 1.9 Demand Registration.

(a) At any time following the first Business Day following the Closing Date, each Demand Investor may request in writing (a “Demand Notice”) that all or part of the Registrable Securities held by such Demand Investor shall be registered under the Securities Act (a “Demand Registration”), to the extent the Company is not then eligible to file a Resale Shelf Registration Statement; provided that the Company shall not be required to comply with this Section 1.9 unless (i) such Demand Investor holds any Registrable Securities and (ii) such Demand Investor (A) is, or within three (3) months prior thereto was, an Affiliate of the Company or (B) such Demand Investor beneficially owns a number of shares of Common Stock issued or issuable to such Demand Investor upon conversion of the Preferred Stock that exceeds 3% of the Company’s outstanding Common Stock (after giving effect to any such conversion). The Company shall effect the registration of all such or such part of Demand Investor Registrable Securities as soon as practicable; provided that (i) the Company shall not be required to effect any registration under this Section 1.9 within a period of ninety (90) days following the effective date of a previous registration for which such Demand Investor had an opportunity to participate, and (ii) this provision shall not apply if a Resale Shelf Registration Statement, as applicable, has been filed pursuant to Section 1.1 and is effective and available for use. The Company shall not be required to effect (x) more than two (2) registrations under this Section 1.9 requested by the applicable Demand Investor; or (y) any offering the anticipated gross proceeds of which shall be less than $300,000,000. Any Demand Investor may elect to withdraw from any offering for which such Demand Investor delivered its Demand Notice pursuant to this Section 1.9 by giving written notice to the Company and the underwriter(s) of its request to withdraw prior to the effectiveness of the registration statement filed with the SEC with respect to such Demand Registration. If such Demand Investor withdraws from a proposed offering relating to a Demand Registration, then such Demand Investor shall reimburse the Company for the costs associated with the withdrawn Demand Registration (in which case such registration shall not count as a Demand Registration provided for in this Section 1.9) or such withdrawn registration shall count as a Demand Registration provided for in this Section 1.9. Notwithstanding any other provision of this Section 1.9, if the managing underwriter advises the applicable Demand Investor in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Demand Investor Registrable Securities proposed to be registered shall be reduced appropriately. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 1.9 unless permitted to do so by the written consent of such Demand Investor.

6

ARTICLE II

Additional Provisions Regarding Registration Rights

Section 2.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:

(a) prepare and promptly file with the SEC a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investors’ intended method of distribution set forth in such registration statement for such period;

(c) furnish to the Investors’ legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d) if requested by the managing underwriter or underwriters, if any, or the Investors, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Investors may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request;

(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investors and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investors or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as is reasonably practicable notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of the Investors, prepare promptly and furnish to the Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

7

(g) use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Investors; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection, (ii) take any action that would subject it to general service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdictions;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement in accordance with the applicable provisions of this Agreement;

(i) in connection with an Underwritten Offering, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(j) in connection with an Underwritten Offering, furnish, at the Company’s expense, (a) on the date that such Registrable Securities are delivered either (x) to the underwriters for sale, if such securities are being sold through underwriters or (y) to the purchasers thereof, if so requested by one or more purchasers or any placement agent in connection with such Underwritten Offering (the “Delivery Date”), (i) an opinion, dated the Delivery Date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, or to the purchasers, as the case may be, and to the placement agent, if any, and (ii) a “negative assurances letter”, dated the Delivery Date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, or to the purchasers, as the case may be, and to the placement agent, if any, and (b) on the trade date, a “cold comfort” letter, dated as of the trade date, from the independent certified public accountants of the Company and a customary bring down of such letter as of the Delivery Date, in form and substance as is customarily given by independent certified public accountants to underwriters or placement agents in an Underwritten Offering, addressed to the underwriters, if any, or placement agents, as the case may be, and cause such authorized officers of the Company to execute customary certificates as may be reasonably requested by any underwriter or placement agent of such Registrable Securities;

(k) use reasonable best efforts to list the Registrable Securities (other than the Preferred Stock) covered by such registration statement with any securities exchange on which the Common Stock is then listed;

8

(l) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m) in connection with a customary due diligence review, make available for inspection by the Investors, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investors or underwriter (collectively, the “Offering Persons”), upon reasonable prior written notice and at the offices where normally kept, during regular business hours, all financial and other records and pertinent corporate documents (unless covered by attorney-client privilege) of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate upon reasonable prior written notice and during regular business hours, in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons or their representatives from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company; provided, further, that each Investor agrees that it and its Affiliates will not use, and will restrict the other Offering Persons from using, any information obtained pursuant to this clause (m) for any purpose other the distribution of Registrable Securities;

(n) cooperate with the Investors and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(o) as promptly as is reasonably practicable notify the Investors (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by

9

the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.1(f) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

Section 2.2 Suspension. The Company shall be entitled, (a) following the consummation of the Specified Spin-Off Transaction, for a period not to exceed six (6) months beginning on the date of the consummation of the Specified Spin-Off Transaction, and (b) on one (1) occasion in any six (6) month period, for a period of time not to exceed sixty (60) days in the aggregate in any such six (6) month period, in the case of either clause (a) or (b), to (x) defer any registration of such Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering such Registrable Securities, (y) suspend the use of any prospectus and registration statement covering such Registrable Securities, and (z) require the Investors to suspend any offerings or sales of such Registrable Securities pursuant to a registration statement, if the Company delivers to the Investors a certificate signed by an executive officer certifying that the Board has determined in good faith that such registration and offering would (i) require the Company to make an Adverse Disclosure, (ii) upon the happening of any event described in Section 2.1(f), Section 2.1(o)(ii) or Section 2.1(o)(iii) or (iii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall not contain a statement of the reasons for such suspension, but shall contain the anticipated length of such suspension. The Company expressly agrees that the Investors shall not receive any material non-public information in connection with such certificate. If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice, or requires the Investors to suspend any Underwritten Offering, the Investors shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each Investor participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Investor and the fees and expenses of any counsel to the Investors (other than such fees and expenses of any counsel to the Demand Investors or otherwise, in each case expressly included in Registration Expenses).

Section 2.4 Information by Investors. The Investor or Investors included in any registration shall furnish to the Company such information regarding such Investor or Investors and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Investor or Investors and their Affiliates as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provision of the foregoing information by such Investor or Investors and, without limitation of the foregoing, will be conditioned on compliance by such Investor or Investors with the following:

10

(a) such Investor or Investors will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Investor or Investors will and will cause their respective Affiliates to provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Investor or Investors and to maintain the currency and effectiveness thereof;

(b) during such time as such Investor or Investors and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Investor or Investors will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Investor or Investors or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Investor or Investors shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Investor or Investors and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(o), or that otherwise requires the suspension by such Investor or Investors and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Investor or Investors, such Investors shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Investor or Investors until the offering, sale and distribution of the Registrable Securities owned by such Investor or Investors may recommence in accordance with the terms hereof and applicable law.

11

Section 2.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Investors, the Company agrees that, for so long as an Investor owns Registrable Securities, the Company will use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(b) so long as an Investor owns any Restricted Securities, furnish to the Investor upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

ARTICLE III

Indemnification

Section 3.1 Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Investor, each Investor’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Person controlling such Investor within the meaning of Section 15 of the Securities Act and such Investor’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to an Investor in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or

12

alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Investor furnished to the Company by such Investor expressly for use in connection with such registration by any such Investor.

Section 3.2 Indemnification by Investors. To the fullest extent permitted by applicable law, each Investor will, if Registrable Securities held by such Investor are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Investors, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Investor Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Investor Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Investor furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Investor exceed an amount equal to the net proceeds received by such Investor in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Investor (which consent shall not be unreasonably withheld or delayed).

Section 3.3 Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof;

13

provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Investor will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

14

Section 3.5 Survival. The indemnification provided for under this Article III shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

ARTICLE IV

Transfer, Assumption and Termination of Registration Rights

Section 4.1 Transfer of Registration Rights. Any rights to cause the Company to register the resale of securities granted to an Investor under this Agreement may be transferred or assigned only to such Investor’s Investor Transferees that become a party to the Investment Agreement pursuant to Section 8.03 thereto; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as an “Investor” and/or “Demand Investor” pursuant to a written instrument in the form of Exhibit B hereto.

Section 4.2 Termination of Registration Rights. The rights of any particular Investor to cause the Company to register securities under Article I shall terminate with respect to such Investor upon the date upon which such Investor no longer holds any Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all shares of Preferred Stock and shares of Common Stock issuable (or actually issued) upon conversion of the Preferred Stock are not Registrable Securities.

ARTICLE V

Miscellaneous

Section 5.1 Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Investors holding a majority of Registrable Securities on an as-converted basis; provided that for so long as a Demand Investor and its Affiliates own Registrable Securities representing at least such Demand Investor’s and its Affiliates’ 50% Beneficial Holding Requirement (as defined in the Investment Agreement), such Demand Investor’s rights under this Agreement may not be amended or waived without such Demand Investor’s prior written consent.

Section 5.2 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of any other party or (b) waive compliance by any other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto.

15

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.5 Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.8 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 5.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT

16

OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a) If to the Company, to it at:

Keurig Dr Pepper Inc.

6425 Hall of Fame Lane

Frisco, Texas 75034

Attention: Chief Legal Officer and General Counsel

Email: [***]

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: James Langston; Timothy Cruickshank; Tony Rim

Email: [***]

(b) If to the KKR Investor at:

[Name]

[Address]

Attention: [•]

E-mail: [•]

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10023

17

Attention: Jennifer Perkins, P.C., Ravi Agarwal, P.C., Joshua

Korff, P.C.; Ross Leff, P.C.

E-mail: [***]

(c) If to the Apollo Investor at:

[Name]

[Address]

Attention: [•]

E-mail: [•]

with a copy to (which will not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Tracey A. Zaccone

E-mail: [***]

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.9 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.10 Expenses. Except as provided in Section 2.3 and in the definition of Registration Expenses, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.11 Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

18

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

KEURIG DR PEPPER INC.

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INVESTORS:

[•]

By:	[[•],
its general partner]

By:	/s/
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

[•]

By:	[[•],
as Attorney-in-Fact]

By:	/s/
Name:
Title:

[•]

By:	[[•],
Its General Partner]

By:	[[•],
as Attorney-in-Fact]

By:	/s/
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall have the meaning given to such term in the Investment Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” shall have the meaning given to such term in the Investment Agreement.

“Certificate of Designations” means the Form of Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock of Keurig Dr Pepper Inc. attached to the Investment Agreement as Exhibit B, as it may be amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Liquidity Conditions” shall have the meaning given to such term in the Investment Agreement.

“Corporation Redemption” shall have the meaning given to such term in the Investment Agreement.

“Demand Investor Registrable Securities” means, as of any date of determination, (i) any shares of Preferred Stock owned by any Demand Investor, (ii) any shares of Common Stock acquired by such Demand Investor pursuant to the conversion of such shares of Preferred Stock and (iii) any other securities issued or issuable with respect to any such shares of Preferred Stock or Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Demand Investor Registrable Securities, such securities shall cease to be Demand Investor Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding or are repurchased by the Company or any Subsidiary of the Company, (iii) such securities have been transferred in a transaction in which the Investor’s rights under this Agreement are not assigned to the transferee of the securities or (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Foreclosure” shall have the meaning given to such term in the Certificate of Designations.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Investor” or “Investors” means, individually or collectively as the context may require, the KKR Investor, the Apollo Investor, the [_] Investor and any other Person that becomes a party hereto pursuant to Section 4.1.

“Mandatory Conversion” shall have the meaning given to such term in the Investment Agreement.

“Non-Demand Investor Registrable Securities” means, as of any date of determination, any shares of Preferred Stock owned by any Investor (other than any Demand Investor) and any shares of Common Stock acquired by such Investor pursuant to the conversion of such shares of Preferred Stock, and any other securities issued or issuable with respect to any such shares of Preferred Stock or Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Non-Demand Investor Registrable Securities, such securities shall cease to be Non-Demand Investor Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding or are repurchased by the Company or any Subsidiary of the Company, (iii) such securities have been transferred in a transaction in which the Investor’s rights under this Agreement are not assigned to the transferee of the securities or (iv) such securities are eligible to be sold without conditions under Rule 144 (or any similar provisions then in force).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means Demand Investor Registrable Securities, with respect to any Demand Investor, and Non-Demand Investor Registrable Securities, with respect to any Investor other than a Demand Investor, as the context may require.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of its counsel and accountants, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, transfer taxes, and reasonable and documented fees and expenses of one outside legal counsel and any local counsel, as may be required, to the Demand Investors retained in connection with each registration contemplated hereby, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Investors.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.08(a) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Specified Spin-Off Transaction” shall have the meaning given to such term in the Certificate of Designations.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transaction Documents” shall have the meaning given to such term in the Investment Agreement.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section

Actions	Section 5.6(b)

Agreement	Preamble

Company	Preamble

Company Indemnified Parties	Section 3.1

Delivery Date	Section 2.1(j)

Demand Notice	Section 1.8

Demand Registration	Section 1.8

Effectiveness Period	Section 1.2

Investor Indemnified Parties	Section 3.2

Indemnified Party	Section 3.3

Indemnifying Party	Section 3.3

Investment Agreement	Recitals

Investors	Preamble

Losses	Section 3.1

Offering Persons	Section 2.1(m)

Preferred Stock	Recitals

Resale Shelf Registration Statement	Section 1.1

Shelf Offering	Section 1.7

Subsequent Investor Notice	Section 1.5

Subsequent Shelf Registration Statement	Section 1.3

Take-Down Notice	Section 1.7

Underwritten Offering	Section 1.6

Underwritten Offering Notice	Section 1.6

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of     ,      (the “Registration Rights Agreement”), by and among Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), and [•], a [•], [•], a [•], and [•], a [•] (collectively, together with their respective successors and any Person that becomes a party hereto pursuant to Section 4.1 of the Registration Rights Agreement, the “Investors” and each, an “Investor”). Capitalized terms used and not defined herein shall have the meanings set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as an Investor as of the date hereof in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [•], 20[ ].

[INVESTOR]

By:
Name:
Title:

B-1

Exhibit D

LIST OF RESTRICTED PERSONS

Exhibit E

Form of Investor Information

Legal Name of Investor:

DTC Account for Delivery of Series A Preferred Stock

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

Account # at DTC Participant:

E-1

Annex 2-B

Certificate of Designations (As Amended)

[see attached]

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A

CONVERTIBLE PERPETUAL PREFERRED STOCK OF KEURIG DR PEPPER INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), Keurig Dr Pepper Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 of the DGCL DOES HEREBY CERTIFY

FIRST: That, the Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) authorizes the issuance of up to Fifteen Million (15,000,000) shares of Preferred Stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series and expressly vests the Board of Directors of the Corporation (the “Board”) with the authority to fix by resolution the number of shares constituting such series, the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of the Preferred Stock, including, without limitation, the dividend rate, conversion rights, redemption price, stated value and liquidation preference, of any series of shares of Preferred Stock, and to fix the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding); and

SECOND: That, pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board on [_________], 2026, adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Perpetual Preferred Stock,” which shall consist of 4,500,000 shares of the Preferred Stock, which the Corporation has the authority to issue:

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article Fifth of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Corporation designated as “Series A Convertible Perpetual Preferred Stock” is hereby authorized, and the designations, rights, preferences, powers, restrictions and limitations of the Series A Convertible Perpetual Preferred Stock shall be as follows:

i

8.6 Termination of Conversion Right in Connection with Redemption	24

8.7 Adjustment to Conversion Price and Number of Conversion Shares	24

9. Reissuance of Series A Preferred Stock	33

10. Notices	33

11. Amendments and Waiver	33

12. Withholding	34

13. Tax Matters	34

14. Form of Series A Preferred Stock and Transfer Agent.	35

14.1 Form of Series A Preferred Stock	35

14.2 Global Certificate Legend	35

14.3 Restricted Stock Legend	35

14.4 Other Legends	36

14.5 Transfer Agent	36

ii

1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series (“Shares”) shall be 4,500,000 with a Stated Value of $1,000.00 per Share. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein. The Series A Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated Shares under the DGCL.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, including any investment fund, vehicle or account sponsored or managed by such Person or any other Person that controls, is controlled by, or is under common control with such Person (for clarity, an investment fund, vehicle or account shall be deemed to be an “Affiliate” of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, however, that in no event shall any portfolio company managed by an Affiliate of either the KKR Investor or the Apollo Investor be considered to be an Affiliate of the KKR Investor or the Apollo Investor, as applicable. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Apollo Investor” has the meaning given to such term in the Investment Agreement.

“Applicable Value Cap” has the meaning set forth in Section 5.4.

“Acquisition” has the meaning given to such term in the Investment Agreement.

“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding Shares of Series A Preferred Stock (at the Conversion Price in effect on such date) are assumed to be outstanding as of such date and (ii) with respect to any outstanding Shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such Shares of Series A Preferred Stock on such date (at the Conversion Price in effect on such date).

“beneficially own”, “beneficial ownership of”, or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Beverage Co.” has the meaning given to such term in the Investment Agreement.

“Beverage Co. IPO” has the meaning given to such term in the Investment Agreement.

“Bloomberg” means Bloomberg Financial Markets and its successors.

“Board” has the meaning set forth in the Recitals.

“Business Day” means a day other than a Saturday, Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to close.

“Cap Allocation” has the meaning set forth in Section 8.3.

“Cap Share” has the meaning set forth in Section 8.3.

“Capital Lease” has the meaning given to such term in the Investment Agreement.

“Certificate of Designations” means this Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock of Keurig Dr Pepper Inc., as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change in Tax Law” has the meaning set forth in Section 13.

“Closing” or “Closing Date” has the meaning given to such term in the Investment Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Coffee Business” has the meaning given to such term in the Investment Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Common Stock Liquidity Conditions” with respect to a Mandatory Conversion or Corporation Redemption will be satisfied if:

(a) solely to the extent the KKR Investor or the Apollo Investor is an Affiliate of the Corporation at the time of such Mandatory Conversion or Corporation Redemption (or was an Affiliate of the Corporation within the three months prior to the time of such Mandatory Conversion or Corporation Redemption) or the Common Stock issuable to the KKR Investor or the Apollo Investor upon such Mandatory Conversion or exercise of conversion rights by the KKR Investor or the Apollo Investor immediately prior to a Corporation Redemption, as applicable, would exceed 3% of the Corporation’s outstanding Common Stock after giving effect to such Mandatory Conversion or exercise of conversion rights by the KKR Investor or the Apollo Investor immediately prior to a Corporation Redemption, as applicable, the offer and sale of such shares of Common Stock by the KKR Investor or the Apollo Investor, as applicable, upon receipt of such shares of Common Stock are registered for resale pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable (including with registration rights thereunder not suspended by the Corporation) by the KKR Investor or the Apollo Investor, as applicable, to sell such shares of Common Stock, continuously during the period from, and including, the date such shares of Common Stock are issued to the KKR Investor or the Apollo Investor, as applicable, pursuant to such Mandatory Conversion or exercise of conversion rights by the KKR Investor or the Apollo Investor, as applicable, immediately prior to a Corporation Redemption, to, and including, the thirtieth (30th) calendar day thereafter; provided, however, that the KKR Investor or the Apollo Investor, as applicable, will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the shares of Common Stock;

2

(b) each share of Common Stock will, when issued (or when sold or otherwise transferred pursuant to the registration statement referred to above), (i) be admitted for book-entry settlement through DTC with an “unrestricted” CUSIP number, (ii) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws and (iii) be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); and

(c)(i) the Corporation has not received any written notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Corporation falling below the minimum listing maintenance requirements of such exchange.

“Conversion Cap” has the meaning set forth in Section 4.2(b).

“Conversion Date” has the meaning set forth in Section 8.3(b).

“Conversion Election Date” means the date upon which the holder’s right to convert its Shares pursuant to Section 8 terminates in connection with a Corporation Redemption, which date shall be no earlier than two Business Days prior to the Corporation Redemption Date.

“Conversion Price” means, initially, $37.25 per Share, as adjusted from time to time in accordance with Section 8.7.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series A Preferred Stock in accordance with the terms of Section 8.

“Corporation” has the meaning set forth in the Preamble.

“Corporation Redemption” has the meaning set forth in Section 7.2.

“Corporation Redemption Date” has the meaning set forth in Section 7.5(b).

“Corporation Redemption Notice” has the meaning set forth in Section 7.2.

“Corporation Redemption Price” means, as of any date of redemption (or Liquidation, if applicable), the greater of (a) the sum of (i) an amount in cash equal to 100% of the sum of the Deferred Dividend Amount, the Excess Deferred Dividend Amount and the Stated Value, plus (ii) accrued and unpaid dividends thereon (excluding, for the avoidance of doubt, any Deferred Dividend Amount or Excess Deferred Dividend Amount) and (b) the payment that a holder of Shares of Series A Preferred Stock would have received had such holder, immediately prior to such redemption (or Liquidation, if applicable), converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1, before any distributions are made to holders of Common Stock and all other Junior Securities and subject to the rights of the holders of any Parity Securities or Senior Securities and the rights of the Corporation’s existing and future creditors.

“Current Market Price” means, on any day, the average of the Daily VWAP for the five (5) consecutive Trading Days ending the Trading Day immediately prior to the day in question.

3

“Daily VWAP” means the consolidated volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “AQR” page corresponding to the “ticker” for such Common Stock (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of such Common Stock on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Deferred Dividend Amount” has the meaning set forth in Section 4.2(a).

“Definitive Series A Preferred Stock Certificate” means one or more certificates representing Series A Preferred Stock registered in the name of the holder thereof and issued in accordance with Section 14.1, except that any such Definitive Series A Preferred Stock Certificate shall not bear a Global Certificate Legend and shall not have a schedule of increases or decreases.

“DGCL” has the meaning set forth in the Preamble.

“Dividend Payment Date” has the meaning set forth in Section 4.2.

“Dividend Rate” means 4.75% per annum, which amount shall increase by 0.25% per annum on the day after the tenth (10th) anniversary of the Issue Date, as adjusted pursuant to Section 4.2, Section 4.4 and Section 7.6(b); provided, that if and for so long as any Event of Noncompliance occurs and is continuing, then the then-current Dividend Rate shall automatically increase by an additional 1.00% per annum; provided further, that the Dividend Rate shall only be increased by 1.00% notwithstanding multiple Events of Noncompliance.

“Dividends” has the meaning set forth in Section 4.1.

“DTC” means The Depository Trust Company or any successor depositary.

“Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any stock, any partnership interest, any limited liability company interest and any other interest, right or security convertible into, or exchangeable or exercisable for, capital stock, partnership interests, limited liability company interests or otherwise having the attendant right to vote for directors or similar representatives.

“Equity Value of the Corporation” means, at any time, the greater of (A) the product of (i) the number of shares of Common Stock outstanding as of such time on an as-converted basis multiplied by (ii) the Current Market Price and (B) the sum of (i) the product of (a) the number of shares of Common Stock outstanding as of such time, assuming no conversion of the Shares of Series A Preferred Stock outstanding as of such time, multiplied by (b) the Current Market Price plus (ii) the Fair Market Value of the Series A Preferred Stock.

“Event of Noncompliance” means (i) the failure by the Corporation to issue Common Stock upon receipt of a Notice of Mandatory Conversion or Notice of Conversion pursuant to the terms of Section 8.3, (ii) the failure by the Corporation to comply with the provisions of Section 11, and (iii) the failure of the Corporation to comply with the other terms of this Certificate of Designations and such failure continues for thirty (30) days.

4

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Excess Deferred Dividend Amount” has the meaning set forth in Section 4.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning set forth in Section 8.7(f).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, which, with respect to the Series A Preferred Stock, shall be determined by Kynex, if Kynex is available at such time, or Monis, Bloomberg or other equivalent model if Kynex is not available at such time.

“Fitch” means Fitch, Inc.

“Foreclosure” has the meaning given to such term in the Investment Agreement.

“Fundamental Change” shall be deemed to have occurred when any of the following has occurred; provided that a Specified Spin-Off Transaction shall be deemed not to be a Fundamental Change:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly-owned Subsidiaries and the employee benefit plans of the Corporation and its Wholly-owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any person or group other than any of the Corporation’s Wholly-owned Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Corporation’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

5

(c) prior to the Specified Spin-Off Transaction, the consummation of (i) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Beverage Co. and its Subsidiaries, taken as a whole, to any person or group other than any of Beverage Co.’s Wholly-owned Subsidiaries or (ii) any sale or other transfer in one transaction or a series of transactions of more than 50% of the voting power of the common stock of Beverage Co. and its Subsidiaries;

(d) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

(e) the Common Stock (or other common stock underlying the Series A Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Corporation, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Preferred Stock become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which the Common Stock is replaced by the securities of another entity occurs (or, in the case of a transaction that would have been a Fundamental Change but for the proviso immediately following clause (e) of this definition, following the effective date of such transaction) references to the Corporation in this definition shall instead be references to such other entity. For purposes of this definition, any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso).

“Fundamental Change Redemption” shall have the meaning specified in Section 7.1.

“Fundamental Change Redemption Date” shall have the meaning specified in Section 7.4(b).

“Fundamental Change Redemption Notice” shall have the meaning specified in Section 7.1.

“Fundamental Change Redemption Price” means, as of any date of redemption, the greater of (a) the sum of (i) an amount in cash equal to 110% of the sum of the Deferred Dividend Amount, the Excess Deferred Dividend Amount and the Stated Value, plus (ii) accrued and unpaid dividends thereon (excluding, for the avoidance of doubt, any Deferred Dividend Amount or Excess Deferred Dividend Amount) and (b) an amount in cash equal to the payment (including an amount in cash equal to the Fair Market Value of any non-cash consideration to be received by holders of shares of Common Stock) that a holder of Shares of Series A Preferred Stock would have received had such holder, immediately prior to such redemption, converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1, before any distributions are made to holders of Common Stock and all other Junior Securities and subject to the rights of the holders of any Parity Securities or Senior Securities and the rights of the Corporation’s existing and future creditors.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

6

“Global Certificate” means one or more global certificates representing Shares of Series A Preferred Stock registered in the name of the holder thereof that bears the Global Certificate Legend.

“Global Certificate Legend” means the legend set forth in Exhibit B hereto, which legend is required to be placed on all Global Certificates issued under this Certificate of Designations.

“holder,” as of a particular time, means any Person that, as of such time, is the holder of record of at least one Share of Series A Preferred Stock.

“Immaterial Subsidiary” shall mean any Subsidiary of the Corporation that did not, as of the last day of the fiscal quarter of the Corporation most recently ended, have assets with a value in excess of 10.00% of the consolidated total assets or revenues and income from continuing operations before taxes representing in excess of 10.00% of total revenues and income from continuing operations before taxes, respectively, of the Corporation and its Subsidiaries on a consolidated basis as of such date and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

“Indebtedness” means for any Person (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property, (c) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, and (e) any liability in respect of banker’s acceptances or letters of credit, provided that the term “Indebtedness” shall not include (i) trade payables or similar obligations, and accrued expenses, in each case arising in the ordinary course of business, (ii) any earn-out obligation in connection with an Acquisition except to the extent that the amount payable pursuant to such earnout becomes payable, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) any leases, concessions, license of property or guarantees thereof, in each case that is not a Capital Lease, including of joint ventures, (v) any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, (vi) obligations under any license, permit or approval or guarantees thereof incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice, (vii) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, (viii) any intercompany Indebtedness, (ix) any hedging obligations that are not incurred for speculative purposes, and (x) any take or pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding.

“Insolvency Event” means:

(a) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any of its Material Subsidiaries;

(b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Corporation or any of its Material Subsidiaries, or of a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any of its Material Subsidiaries or for a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries or (iii) the winding-up or liquidation of the Corporation or any of its Material Subsidiaries, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

7

(c) the Corporation or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any of its Material Subsidiaries or for a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.

“Investment Agreement” means the Investment Agreement, dated October 27, 2025, as may be amended or supplemented from time to time pursuant to terms thereof, by and among the Corporation and the Investors party thereto.

“Investment Grade Rating” means a rating equal to or higher than (x) Baa3 (or the equivalent), with respect to Moody’s, (y) BBB- (or the equivalent), with respect to S&P, (z) BBB- (or equivalent), with respect to Fitch, or in each case, an equivalent rating by any other Rating Agency.

“IPO Subsidiary” has the meaning given to such term in the Investment Agreement.

“IRS” means the United States Internal Revenue Service.

“Issue Date” means [________].

“Junior Securities” means, collectively, the Common Stock and each other class or series of capital stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“KKR Investor” has the meaning given to such term in the Investment Agreement.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

8

“Laws” mean all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations have the force of law, Permits, decrees, or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

“Liquidation” has the meaning set forth in Section 5.1.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Mandatory Conversion” has the meaning set forth in Section 8.2.

“Mandatory Conversion Date” has the meaning set forth in Section 8.2.

“Mandatory Conversion Right” has the meaning set forth in Section 8.2.

“Moody’s” means Moody’s Investors Service, Inc.

“MP0” means the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Days immediately following, but including, the Spin-Off Ex-Dividend Date.

“NASDAQ” means the NASDAQ Global Select Market.

“Notice of Conversion” has the meaning set forth in Section 8.3(b).

“Notice of Mandatory Conversion” has the meaning set forth in Section 8.2.

“Optional Conversion” has the meaning set forth in Section 8.1.

“Optional Conversion Date” has the meaning set forth in Section 8.3(b).

“Optional Redemption Price” means an amount in cash equal to (i) 110% of the sum of the Deferred Dividend Amount, the Excess Deferred Dividend Amount and the Stated Value, with respect to a Redemption Date on or following the seventh anniversary of the Issue Date but prior to the eighth anniversary of the Issue Date, (ii) 105% of the sum of the Deferred Dividend Amount, the Excess Deferred Dividend Amount and the Stated Value, with respect to a Redemption Date on or following the eighth anniversary of the Issue Date but prior to the ninth anniversary of the Issue Date, and (iii) 100% of the sum of the Deferred Dividend Amount, the Excess Deferred Dividend Amount and the Stated Value, with respect to a Redemption Date on or following the ninth anniversary of the Issue Date.

“Parity Securities” means any class or series of capital stock, the terms of which expressly provide that such class ranks pari passu with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the affairs of the Corporation.

“Permits” mean all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Preferred Stock” has the meaning set forth in the Recitals.

9

“Pre-Spin Period” means the period beginning on the Issue Date and ending on the earlier of (x) the completion of a Specified Spin-Off transaction, (y) the three (3) year anniversary of the Closing, if no Specified Spin-Off Transaction has been completed by such date, or (z) a public announcement by the Corporation that it does not intend to pursue a Specified Spin-Off Transaction.

“Property” has the meaning given to such term in the Investment Agreement.

“Public Offering” means, in accordance with Treasury Regulations Section 1.355-7(h)(11), an acquisition where the terms of the acquisition are established by the Corporation or the transferor with the involvement of one or more investment bankers and the potential transferees have no opportunity to negotiate the terms of the acquisition.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or any of them shall not make a corporate rating with respect to the Company publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating.

“Redemption Dates” has the meaning set forth in Section 7.5(b).

“Reorganization Event” has the meaning set forth in Section 8.7(g).

“Restrictive Definitive Series A Preferred Stock Certificate” means a Definitive Series A Preferred Stock Certificate bearing Restricted Stock Legend.

“Restricted Global Certificate” means a Global Certificate bearing the Restricted Stock Legend.

“Restricted Stock Legend” means the legend set forth in Exhibit A hereto, which legend is required to be placed on all Restrictive Definitive Series A Preferred Stock Certificates and Restricted Global Certificates issued under this Certificate of Designations.

“S&P” means S&P Global Ratings.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of capital stock, the terms of which expressly provide that such class ranks senior to any series of the Series A Preferred Stock, has preference or priority over the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Shares” has the meaning set forth in Section 1.

“Specified Spin-Off Transaction” means the consummation of a separation of all or substantially all of the Coffee Business through a contribution, directly or indirectly, of the applicable assets and liabilities of such business and/or through a contribution, directly or indirectly, of the applicable legal entities comprising such business to a Wholly-owned Subsidiary of the Corporation and the distribution of all of the outstanding equity securities of such Subsidiary to the holders of Common Stock as of a record date to be determined by the Board, in each case of the foregoing, in a transaction qualifying under Section 355 or Section 361 of the Code, together with any transactions related thereto or contemplated thereby (it being understood that such a distribution shall be a Specified Spin-Off Transaction only to the extent that the Corporation has obtained a Tax Opinion or Ruling with respect to such transaction).

10

“Spin Cut-Off Date” has the meaning set forth in Section 8.1.

“Spin-Co” means the entity that directly or indirectly owns the applicable assets and liabilities of all or substantially all of the Coffee Business in connection with the contribution or transfer of such business in a Specified Spin-Off Transaction.

“Spin-Co FMV” means the average of the Daily VWAP of a Spin-Off Transaction Share over the ten (10) consecutive Trading Days immediately following but including the Spin-Off Ex-Dividend Date; provided, that if the ratio of Spin-Off Transaction Shares to Common Stock (the “Spin-Off Ratio”) is not 1:1 in connection with a Specified Spin-Off Transaction, then the Spin-Co FMV used to calculate the Spin-Off Transaction Adjustment Ratio will be multiplied by the Spin-Off Ratio.

“Spin-Off” has the meaning set forth in Section 8.7(d).

“Spin-Off Closing Date” means the closing date of the Specified Spin-Off Transaction.

“Spin-Off Ex-Dividend Date” means, in connection with a Specified Spin-Off Transaction, the first date on which shares of the applicable common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or Spin-Co, as applicable, on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market; provided, that if the applicable common stock does not trade on an exchange or market, the “Spin-Off Ex-Dividend Date” shall mean the record date for such issuance, dividend or distribution.

“Spin-Off Transaction Adjustment Ratio” means the quotient of (i) MP0 and (ii) MP0 plus Spin-Co FMV.

“Spin-Off Transaction Share” means one share of common stock of Spin-Co.

“Stated Value” means, with respect to any Share on any given date, $1,000.00.

“Subsidiary” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Surplus Amount” has the meaning set forth in Section 4.4.

“Tax” and “Taxes” means any and all United States federal, state, local or non-United States taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest, or penalties and additions to tax imposed by any Governmental Authority.

11

“Tax Opinion or Ruling” means a “will” level opinion from national recognized tax counsel or an IRS private letter ruling to the effect that a distribution (taking into account any other transactions related thereto or contemplated thereby) meets the requirements of Section 355 or Section 361 of the Code, as the case may be, and is not a distribution to which Section 355(d) or (e) of the Code applies.

“Trading Day” means a Business Day on which the NASDAQ (or any other national securities exchange on which the Common Stock is listed at such time) is open for business.

“Transfer Agent” means the transfer agent with respect to the Series A Preferred Stock, which, on and as of the Issue Date, shall be [    ], and any successor transfer agent of national reputation appointed by the Corporation and notified to the holders.

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 8.7(f).

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding Equity Securities (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) are owned by any one (1) or more of the Corporation and the Corporation’s other Wholly-owned Subsidiaries at such time.

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank (a) senior to all Junior Securities, (b) pari passu with any Parity Securities in issue from time to time, and (c) junior to all Senior Securities.

4. Dividends.

4.1 Accrual of Dividends. From and after the Issue Date of the Shares, cumulative dividends (“Dividends”) on each such Share shall accrue whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the applicable Dividend Rate on the Stated Value thereof. Subject to the provisions of this Section 4 and Section 5.4, all accrued dividends on any Share shall be declared and paid in cash.

4.2 Payment of Dividends.

(a) If, as and when declared by the Board out of funds legally available therefor to the maximum extent not prohibited by Delaware law, the Corporation shall make each dividend payment on the Series A Preferred Stock in cash on the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”) at the applicable Dividend Rate; provided, that if the Corporation elects and declares and pays in cash any such dividend payments, the Corporation shall elect and declare and pay in cash such dividend payments on the same pro rata portion of each holder’s Shares. The record date for payment of dividends on the Series A Preferred Stock will be the fifteenth (15th) day of the calendar month of the applicable Dividend Payment Date, whether or not such date is a Business Day, and dividends shall only be payable to registered holders of record of the Series A Preferred Stock as such holders appear on the stock register of the Corporation at the close of business on the related record date. If any Dividend Payment Date is not a Business Day, the applicable payment shall be due on the next succeeding Business Day and no additional dividend amount for such period shall be payable during such period as a result of such delay, but shall be paid on the next succeeding Dividend

12

Payment Date. Notwithstanding anything to the contrary herein, the Corporation may, in its sole discretion (including as a result of being prohibited by applicable Delaware law from making such payment), on one or more occasions, defer payment of all or a part of any Dividend on a Dividend Payment Date (the amount of such Dividends less any Excess Deferred Dividend Amount under Section 4.2(b), the “Deferred Dividend Amount”). If the Corporation elects to defer payment of a Dividend on any Dividend Payment Date, then (i) any such Deferred Dividend Amount shall continue to accrue and accumulate at the Dividend Rate for the period from and including the applicable Dividend Payment Date upon which the Corporation fails to pay in cash such Deferred Dividend Amount through but not including the day upon which the Corporation pays in cash such Deferred Dividend Amount, (ii) the Corporation shall not, and shall not be required to, add to or otherwise increase the Stated Value of the Shares of Series A Preferred Stock in respect of such Deferred Dividend Amount and (iii) the Corporation shall not be permitted to pay in cash such Deferred Dividend Amount following the submission of a Notice of Conversion.

(b) Notwithstanding anything to the contrary herein, to the extent that upon any Dividend Payment Date, the election to defer a Dividend would either: (1) result in the number of shares of Common Stock issued and/or into which the outstanding Series A Preferred Stock could be converted, individually or in the aggregate, to exceed the lesser of (x) 271,580,767 shares of Common Stock (as adjusted for any event set forth in Section 8.7) and (y) after giving effect to the increase in the number of shares of Common Stock outstanding on an as-converted basis after giving effect to the election to defer payment of the Dividend (and conversion of such Deferred Dividend Amount), the number of shares equal to 19.99% of the number of shares of Common Stock outstanding at the time of payment, issuance or conversion, as applicable (such lesser number, the “Conversion Cap”), or (2) result in the Fair Market Value of the Series A Preferred Stock to exceed the Applicable Value Cap, then the Corporation must declare and make each dividend payment on the Series A Preferred Stock on each such Dividend Payment Date in cash (the aggregate amount of such dividend payments required to be paid in cash on such Dividend Payment Date, the “Excess Deferred Dividend Amount”) unless the Corporation elects to defer such payment of the Excess Deferred Dividend Amount (including if prohibited by applicable Delaware law) (and any such Excess Deferred Dividend Amount must be paid in cash upon any conversion of the Series A Preferred Stock in accordance with Section 8 rather than converting into shares of Common Stock).

(c) If the Corporation fails to pay any Excess Deferred Dividend Amount in cash on the applicable Dividend Payment Date as set forth in clause (b) above (including as a result of being prohibited by applicable Delaware law from making such payment), then (i) any such Excess Deferred Dividend Amount shall continue to accrue and accumulate at the Dividend Rate then in effect for the period from and including the applicable Dividend Payment Date upon which the Corporation fails to pay in cash such Excess Deferred Dividend Amount through but not including the day upon which the Corporation pays in cash such Excess Deferred Dividend Amount and (ii) the Corporation shall not, and shall not be required to, add to or otherwise increase the Stated Value of the Shares of Series A Preferred Stock in respect of such Excess Deferred Dividend Amount.

(d) In addition, unless and until all Deferred Dividend Amounts and Excess Deferred Dividend Amounts that are required to be paid in cash have been paid in full in cash, the Corporation shall not declare or pay any dividends or make any distributions, whether in cash, securities or other property, on any Junior Securities (other than dividends, payments or distributions payable solely in Junior Securities or in options, warrants or other rights to purchase such Junior Securities), nor shall the Corporation directly or indirectly redeem, purchase or otherwise acquire for consideration any Junior Securities; provided, that the foregoing shall not restrict (i) any repurchase of unvested shares of Junior Securities following termination of an employee, advisor or consultant of the Corporation or its Subsidiaries, (ii) the forfeiture or withholding of taxes payable in connection with, and repurchases or

13

withholdings of Junior Securities deemed to occur with respect to the exercise or vesting of any stock or other equity options or warrants, stock units or other incentive interests or the vesting of equity awards if such Junior Securities represents a portion of the exercise price thereof or the withholding of a portion of such Junior Securities to pay taxes payable on account of such exercise, (iii) net settlement of derivatives or convertible, exchangeable or similar securities, (iv) repurchase or redemption of Junior Securities made in exchange for, or in amount equal to or less than the proceeds of a substantially concurrent sale or issuance of Junior Securities to the extent contributed to the Corporation, (v) repurchase or redemption of Junior Securities deemed to occur in connection with paying cash in lieu of fractional shares of such Junior Securities in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Corporation and (vi) repurchase or redemption of Junior Securities in accordance with provisions similar to those described in Section 7.1 hereof (provided that, for the purposes of this clause (vi), all Shares of Series A Preferred Stock tendered by Holders in connection with such Fundamental Change Redemption have been repurchased or redeemed).

4.3 Dividend Calculations. Dividends on the Series A Preferred Stock shall accrue on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods, and shall accrue daily commencing on the Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

4.4 Dividends on the Common Stock. If the Corporation declares a dividend or makes a distribution of cash (or any other distribution treated as a dividend under Section 301 of the Code) on its Common Stock, each holder of Shares of Series A Preferred Stock shall be entitled to participate in such dividend or distribution in an amount equal to the largest number of whole shares of Common Stock into which all Shares of Series A Preferred Stock (including any unpaid Deferred Dividend Amount and, without duplication, accrued but unpaid dividends up to, but excluding, the applicable record date, but not with respect to any Excess Deferred Dividend Amount, and in any event subject to the limitations set forth in Section 4 and Section 5.4) held of record by such holder is convertible pursuant to Section 8 herein as of the record date for such dividend or distribution or, if there is no specified record date, as of the date of such dividend or distribution; provided that any such cash dividend or distribution received by the holders of Shares of Series A Preferred Stock shall reduce, on a dollar-for-dollar basis, the Dividends payable as provided in Section 4.2 on the immediately succeeding Dividend Payment Date and, if applicable, subsequent Dividend Payment Dates in respect of such Shares of Series A Preferred Stock as of the time such cash dividend or distribution is made. For the avoidance of doubt, if any such cash dividend or distribution received by the holders of Shares of Series A Preferred Stock pursuant to this Section 4.4 is greater than the Dividends payable as provided in Section 4.2 for the immediately succeeding Dividend Payment Date (the “Surplus Amount”), the Dividends payable as provided in Section 4.2 for succeeding Dividend Payment Dates shall be reduced on a dollar-for-dollar basis until the Surplus Amount is zero.

4.5 Conversion Prior to or Following a Record Date. If the Conversion Date for any Shares is prior to the close of business on the record date for a dividend as provided in Section 4.2, the holder of such Shares shall not be entitled to any dividend in respect of such record date. If the Conversion Date for any Shares is after the close of business on the record date for a dividend as provided in Section 4.2 but prior to the corresponding Dividend Payment Date, the holder of such Shares as of the applicable record date shall be entitled to receive such dividend, notwithstanding the conversion of such Shares prior to the applicable Dividend Payment Date.

14

5. Liquidation.

5.1 Liquidation. In the event of any Insolvency Event of the Corporation (a “Liquidation”), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, pari passu with any payment to the holders of any Parity Securities and subject to the rights of Senior Securities and the Corporation’s creditors, but before any distribution or payment out of the assets of the Corporation shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the Corporation Redemption Price.

5.2 Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the Corporation Redemption Price to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock any Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, taking into account the Corporation Redemption Price payable in respect of such Series A Preferred Stock, and (b) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities.

5.3 Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series A Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change. If any Shares of Series A Preferred Stock are held in book-entry form through DTC, any such notice pursuant to this Section 5.3 may be given to the holders at such time in any manner required or permitted by the procedures of DTC.

5.4 Applicable Value Cap. Notwithstanding anything to the contrary, the Stated Value, the Corporation Redemption Price (other than in connection with an Optional Redemption) and the Fundamental Change Redemption Price of Series A Preferred Stock shall be subject to a limitation, applicable at each of (i) the date of issuance of Series A Preferred Stock, (ii) the date of any Transfer (as defined in the Investment Agreement) of any Series A Preferred Stock during the Pre-Spin Period pursuant to Section 5.07(a) of the Investment Agreement, (iii) the date of consummation of a Beverage Co. IPO that occurs prior to consummation of the Specified Spin-Off Transaction, (iv) the date of consummation of the Specified Spin-Off Transaction, (v) the date of any merger of the IPO Subsidiary into the Corporation, (vi) the date of the conversion of any Preferred Stock into Common Stock of the Corporation, (vii) the date of any Transfer of Series A Preferred Stock pursuant to a Public Offering and (viii) any date the Deferred Dividend Amount or the Excess Deferred Dividend Amount is increased pursuant to Sections 4.1 and 4.2, such that the Fair Market Value of the Series A Preferred Stock and any Common Stock outstanding into which it has been converted shall under no circumstance exceed 30% of the Equity Value of the Corporation, which shall be adjusted based on a fraction, the numerator of which is the number of Shares of Preferred Stock which have not been redeemed and the denominator of which is the number of Shares of Preferred Stock outstanding at the Issue Date at such time (such limitation, the “Applicable Value Cap”).

15

6. Voting; Consent.

6.1 As-Converted Voting. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each holder of Shares of Series A Preferred Stock shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which all Shares of Series A Preferred Stock (including any unpaid Deferred Dividend Amount and, without duplication, accrued but unpaid dividends up to, but excluding, the applicable record date, but not with respect to any Excess Deferred Dividend Amount, and in any event subject to the limitations set forth in Section 4 and Section 5.4) held of record by such holder is convertible pursuant to Section 8 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the amended and restated bylaws of the Corporation (the “Bylaws”).

6.2 Consent. (a) As long as any Share of Series A Preferred Stock is outstanding, without the prior written approval of the holders of at least 80% of the then-outstanding Shares of Series A Preferred Stock, the Corporation shall not:

(i) amend, modify or waive any provision of this Certificate of Designations or the Certificate of Incorporation or the Bylaws in a manner that adversely alters or changes the rights, powers, preferences or privileges of the holders of the Series A Preferred Stock;

(ii) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock, or increase or decrease the authorized number of Shares of Series A Preferred Stock, or issue any additional Shares of Series A Preferred Stock; or

(iii) until the date that is twenty-four (24) months following the Spin-Off Closing Date or in the event that the corporate family rating for the Corporation shall be less than the following from either Moody’s or S&P: (x) Baa3 (or the equivalent) from Moody’s (or any successor to the rating agency business thereof) or (y) BBB- (or the equivalent) from S&P (or any successor to the rating agency business thereof), repurchase or redeem any Junior Securities (provided that this clause (iii) shall not restrict (1) any repurchase of unvested shares of Junior Securities following termination of an employee, advisor or consultant of the Corporation or its Subsidiaries, (2) the forfeiture or withholding of taxes payable in connection with, and repurchases or withholdings of Junior Securities deemed to occur with respect to the exercise or vesting of any stock or other equity options or warrants, stock units or other incentive interests or the vesting of equity awards if such Junior Securities represents a portion of the exercise price thereof or the withholding of a portion of such Junior Securities to pay taxes payable on account of such exercise, (3) net settlement of derivatives or Convertible Securities, (4) repurchase or redemption of Junior Securities made in exchange for, or in amount equal to or less than the proceeds of a substantially concurrent sale or issuance of Junior Securities by the Corporation, (5) repurchase or redemption of Junior Securities deemed to occur in connection with paying cash in lieu of fractional shares of such Junior Securities in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Corporation and (6) repurchase or redemption of Junior Securities in accordance with provisions similar to those described in Section 7.1 (provided, that, for the purposes of this clause (6), all shares of Preferred Stock tendered by holders in connection with such Fundamental Change Redemption have been repurchased or redeemed).

16

(b) If on any date following the Closing Date, the Corporation has a corporate rating below an Investment Grade Rating from either Moody’s or S&P (the “Covenant Trigger Event”), then beginning on such date (the “Covenant Trigger Date”) and continuing until the Reversion Date (such period from the Covenant Trigger Date to the Reversion Date, the “Covenant Trigger Period”), the Corporation and its Subsidiaries will be subject to the covenants set forth in Annex I hereto (the “Triggered Covenants”).

(c) In the event that the Corporation and its Subsidiaries are subject to the Triggered Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”), the Corporation has a corporate rating that is an Investment Grade Rating from any two of the three Rating Agencies (or, if Fitch ceases to publish ratings, from both Moody’s and S&P), then the Corporation and its Subsidiaries will thereafter no longer be subject to the Triggered Covenants unless and until another Covenant Trigger Event occurs.

(d) On each Covenant Trigger Date, all Indebtedness (as defined in Annex I) incurred, or Disqualified Stock (as defined in Annex I) or Preferred Stock (as defined in Annex I) issued, prior to such Covenant Trigger Date will be deemed to have been outstanding on the Closing Date so that it is classified as permitted under Section 3(b)(i) set forth in Annex I. For the avoidance of doubt, no violation of any provision of this Agreement will be deemed to have occurred on any Covenant Trigger Date as a result of any actions taken by the Corporation or its Subsidiaries prior to such Covenant Trigger Date or as a result of any actions taken by the Corporation or its Subsidiaries on or after such Covenant Trigger Date pursuant to binding agreements entered into before such Covenant Trigger Date.

7. Redemption.

7.1 Fundamental Change Redemption. Subject to the provisions of this Section 7, upon the occurrence of a Fundamental Change, each holder of Series A Preferred Stock shall have the right to require the Corporation to redeem, and the Corporation shall redeem, out of funds legally available therefor, all of the then-outstanding Shares of Series A Preferred Stock held by such holder requested by such holder to be redeemed (a “Fundamental Change Redemption”) for a price per Share equal to the Fundamental Change Redemption Price. In connection with a Fundamental Change, the Corporation shall provide to the holders of Series A Preferred Stock written notice of the proposed Fundamental Change (the “Fundamental Change Redemption Notice”) at least twenty (20) calendar days prior to the date on which the Corporation anticipates consummating a Fundamental Change (or if later and subject to this Section 7.1, promptly after the Corporation discovers that a Fundamental Change may occur). Any such Fundamental Change Redemption shall occur on the date of consummation of the Fundamental Change and in accordance with the Fundamental Change Redemption Notice, if such notice is received by the holders of Series A Preferred Stock at least five (5) Business Days prior to the consummation of such Fundamental Change (solely in the case of the Corporation discovering a Fundamental Change may occur following the twenty (20) calendar day period above and within five (5) Business Days after the consummation of such Fundamental Change if the Corporation shall discover the occurrence of such Fundamental Change at a later date); provided, however, that if Shares of Series A Preferred Stock are held in book-entry form through DTC, any Fundamental Change Redemption Notice may be given to holders at such time in any manner required or permitted by the procedures of DTC. In exchange for the cancellation of Shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Fundamental Change Redemption Date in accordance with Section 7.8 below (or, if Shares of Series A Preferred Stock are held in book-entry form through DTC, the book-entry transfer in accordance with the applicable procedures of DTC to the Transfer Agent’s account at DTC), the Fundamental Change Redemption Price for the Shares being redeemed shall be payable in cash by the Corporation in immediately available funds to the respective holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law, and provided that the Corporation shall only be required to pay the Fundamental Change Redemption Price simultaneously with, or immediately after, satisfaction of all obligations then due under the Corporation’s then-existing Indebtedness.

17

7.2 Corporation Redemption. Subject to the provisions of this Section 7, the Corporation shall have the right, but not the obligation, subject to the Common Stock Liquidity Conditions, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then-outstanding Shares of Series A Preferred Stock (a “Corporation Redemption”) at any time on or following the seventh (7th) anniversary of the Issue Date for a price per Share equal to the Optional Redemption Price plus accrued and unpaid dividends thereon; provided, the Corporation shall use reasonable best efforts to redeem an amount of then-outstanding Shares of Series A Preferred Stock sufficient for such redemption to qualify for sale or exchange treatment by reason of Section 302(b) of the Code, assuming that such Investor owns no shares of Common Stock of the Corporation other than such shares acquired pursuant to a Beverage Co. IPO or as a result of a conversion of Series A Preferred Stock. Any such Corporation Redemption shall occur not less than twenty (20) days and not more than sixty (60) days following receipt by the applicable holder(s) of Series A Preferred Stock of a written election notice (the “Corporation Redemption Notice”) from the Corporation; provided, however, that if Shares of Series A Preferred Stock are held in book-entry form through DTC, any Corporation Redemption Notice may be given to holders at such time in any manner required or permitted by the procedures of DTC. Following the notice period required by the Corporation Redemption Notice, the Corporation shall redeem all, or in the case of an election to redeem less than all of the Shares of Series A Preferred Stock, the same pro rata portion of each such holder’s Shares redeemed pursuant to this Section 7.2; provided, however, that if any Shares of Series A Preferred Stock are held in book-entry form through DTC, the Shares of Series A Preferred Stock to be redeemed shall be selected in accordance with the applicable procedures of DTC and any notice of redemption may be given to the holders at such time in any manner permitted by the procedures of DTC. In exchange for the surrender to the Corporation by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Corporation Redemption Date in accordance with Section 7.8 below (or, if Shares of Series A Preferred Stock are held in book-entry form through DTC, the book-entry transfer in accordance with the applicable procedures of DTC to the Transfer Agent’s account at DTC), the Optional Redemption Price for the Shares being redeemed shall be payable in cash by the Corporation in immediately available funds to the respective holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained herein, each holder of Shares of Series A Preferred Stock shall have the right to elect, prior to the Corporation Redemption Date, to exercise the conversion rights, if any, in accordance with Section 8.

7.3 Insolvency Redemption. Upon the occurrence of an Insolvency Event, the Corporation shall immediately redeem out of assets legally available therefor all the then outstanding Shares of Series A Preferred Stock for an amount equal to the Corporation Redemption Price. In exchange for the surrender to the Corporation by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Insolvency Event in accordance with Section 7.8 below, the Corporation Redemption Price for the Shares being redeemed shall be payable in cash by the Corporation in immediately available funds to the respective holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law and subject to the rights of the holders of any Parity Securities or Senior Securities and the rights of the Corporation’s existing and future creditors.

7.4 Fundamental Change Redemption Notice. Each Fundamental Change Redemption Notice shall state:

(a) the Fundamental Change Redemption Price;

18

(b) the date of the closing of the redemption, which pursuant to Section 7.1 shall be the date of consummation of the Fundamental Change (the applicable date, the “Fundamental Change Redemption Date”);

(c) the current Conversion Price of the Series A Preferred Stock, after giving effect to any adjustments pursuant to Section 8.7;

(d) a description of the information needed from the holder to elect to participate in such redemption, including a form of any notice required to be delivered by a holder to participate in such redemption;

(e) a description of the payments and other actions required to be made or taken in order to satisfy all of the Corporation’s obligations under any outstanding indebtedness; and

(f) the manner and place designated for surrender by the holder to the Corporation of his, her or its certificate or certificates, if any, representing the Shares of Series A Preferred Stock to be redeemed or, if applicable, that the Shares of Series A Preferred Stock to be redeemed must be surrendered by book-entry transfer in accordance with the applicable procedures of DTC.

7.5 Corporation Redemption Notice. Each Corporation Redemption Notice shall state:

(a) the number of Shares of Series A Preferred Stock held by the holder that the Corporation proposes to redeem on the Corporation Redemption Date specified in the Corporation Redemption Notice;

(b) the date of the closing of the redemption, which pursuant to Section 7.2 shall be no earlier than twenty (20) days and no later than sixty (60) days following circulation by the Corporation of the Corporation Redemption Notice (the applicable date, the “Corporation Redemption Date” and, together with the Fundamental Change Redemption Date, the “Redemption Dates”), and the Optional Redemption Price;

(c) the Conversion Election Date;

(d) the current Conversion Price of the Series A Preferred Stock, after giving effect to any adjustments pursuant to Section 8.7; and

(e) the manner and place designated for surrender by the holder to the Corporation of his, her or its certificate or certificates, if any, representing the Shares of Series A Preferred Stock to be redeemed or, if applicable, that the Shares of Series A Preferred Stock to be redeemed must be surrendered by book-entry transfer in accordance with the applicable procedures of DTC.

7.6 Insufficient Funds; Remedies For Nonpayment.

(a) Insufficient Funds. If on any Fundamental Change Redemption Date the assets of the Corporation legally available are insufficient to pay the full Fundamental Change Redemption Price for the total number of Shares to be redeemed, the Corporation shall (i) take all commercially reasonable actions required and permitted under applicable law to maximize the assets legally available for paying the Fundamental Change Redemption Price, as applicable, (ii) redeem out of all such assets legally available therefor on the applicable Fundamental Change Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares to be redeemed by each such holder on the

19

applicable Fundamental Change Redemption Date; provided, however, that if any Shares of Series A Preferred Stock are held in book-entry form through DTC, the Shares of Series A Preferred Stock to be redeemed shall be selected in accordance with the procedures of DTC, and (iii) following the applicable Fundamental Change Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall use such assets to pay the remaining balance of the aggregate applicable Fundamental Change Redemption Price.

(b) Remedies For Nonpayment. If on any Redemption Date all of the Shares elected to be redeemed pursuant to such redemption are not redeemed in full by the Corporation by paying the entire applicable redemption price until such Shares are fully redeemed and the aggregate redemption price is paid in full, all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4; provided that the applicable Dividend Rate on all of the unredeemed Shares shall increase by 1.00% per annum on the applicable Redemption Date until such time as the full Fundamental Change Redemption Price or Optional Redemption Price, as applicable (including any unpaid Deferred Dividend Amount and Excess Deferred Dividend Amount and, without duplication, accrued but unpaid dividends up to, but excluding, the record date for the applicable distribution on such Shares at the adjusted Dividend Rate), has been paid in full in respect of all Shares to be redeemed.

7.7 Surrender of Certificates. On or before the applicable Redemption Date, each holder of Shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates, if any, representing such Shares to the Corporation in the manner and place designated in the Fundamental Change Redemption Notice or Corporation Redemption Notice, as applicable, or to the Corporation’s corporate secretary at the Corporation’s headquarters, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event such certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the Fundamental Change Redemption Notice or Corporation Redemption Notice, as applicable. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the Fundamental Change Redemption Price or Optional Redemption Price, as applicable, by certified check or wire transfer to the holder of record of such certificate; provided, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of the canceled stock certificate.

7.8 Rights Subsequent to Redemption. If on the applicable Redemption Date, the applicable redemption price is paid (or tendered for payment, including if the Shares of Series A Preferred Stock are held in book-entry form through DTC by tender for payment to DTC with irrevocable instructions and authority provided to DTC to pay the applicable Fundamental Change Redemption Price or Optional Redemption Price to holders of such Shares of Series A Preferred Stock) for any of the Shares to be redeemed on such Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

8. Conversion.

8.1 Holders’ Optional Right to Convert. Subject to the provisions of this Section 8 (including the Conversion Cap), (A) at any time and from time to time, the holders of Series A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of up to in the aggregate 50% of the outstanding Shares of Series A Preferred Stock issued on the Issue Date (including any fraction of a Share) and allocated among the holders and their permitted transferees pro rata, and (B) at any time and from time to time on or after the earliest of (i) the 18-month anniversary of the Issue Date (“Spin

20

Cut-Off Date”), (ii) the completion of a Specified Spin-Off Transaction, (iii) a Foreclosure and (iv) if the completion of a Specified Spin-Off Transaction has not occurred by the 12-month anniversary of the date of consummation of a Beverage Co. IPO, the 12-month anniversary of the date of consummation of a Beverage Co. IPO, any holder of Series A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of Series A Preferred Stock (including any fraction of a Share) held by such holder (provided that in the event of clause (iii) above only, only the lender(s) exercising remedies in connection with such Foreclosure and only with respect to the number of Shares of Series A Preferred Stock upon which it is exercising remedies may be converted) (each, an “Optional Conversion”), in each case into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares (including any fraction of a Share) to be converted by the sum of (i) the Stated Value plus (ii) the unpaid Deferred Dividend Amount and any accrued but unpaid dividends up to, but excluding, the applicable record date (but not with respect to any Excess Deferred Dividend Amount, and in any event subject to the limitations set forth in Section 4 and Section 5.4) and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(d). Notwithstanding the foregoing, no holder of Series A Preferred Stock shall have the right to elect to convert all or any portion of the outstanding Shares of Series A Preferred Stock over the ten (10) consecutive Trading Days immediately following, but including, the Spin-Off Ex-Dividend Date. Notwithstanding anything to the contrary herein, if any holder of Shares of Series A Preferred Stock converts such Shares of Series A Preferred Stock into shares of Common Stock prior to the earlier of (x) the Spin Cut-Off Date and (y) the completion of a Specified Spin-Off Transaction, either:

(i) all such shares of Common Stock must be Transferred prior to the completion of any Specified Spin-Off Transaction; or

(ii) if such shares of Common Stock are Transferred after the completion of any Specified Spin-Off Transaction, to the extent such holder holds shares of Spin-Co, such holder must Transfer such shares of Common Stock and a pro rata number (or such lesser number as such holder holds) of shares of Spin-Co in substantially simultaneous sales.

8.2 Mandatory Conversion. Subject to the provisions of this Section 8 (including the Conversion Cap), and subject to the Common Stock Liquidity Conditions, at any time following the third (3rd) anniversary of the Issue Date, if the closing price per share of Common Stock exceeds 150% of the Conversion Price for at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (including the last Trading Day) immediately prior to the receipt by each holder of a Notice of Mandatory Conversion, the Corporation may elect to convert all or any portion of the outstanding Shares of Series A Preferred Stock (including any fraction of a Share) (the “Mandatory Conversion Right” and each conversion pursuant to this Section 8.2, a “Mandatory Conversion”) at the Conversion Price in effect immediately prior to such conversion (with the aggregate number of shares of Common Stock to be delivered by the Corporation determined pursuant to the formula set forth in Section 8.1), and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(d); provided, that in the case of an election to convert less than all of the outstanding Shares of Series A Preferred Stock, the Corporation shall convert the same pro rata portion of each holder’s Shares converted pursuant to this Section 8.2.

The Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Notice of Conversion, with respect to any Shares of Series A Preferred Stock pursuant to this Section 8.2 (x) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion (including on the Mandatory Conversion Date) and (y) without limiting the application of the Common Stock Liquidity Conditions, from, and including, the date that is ten (10) Business Days prior to December 25 of each calendar year to, but excluding, the date that is one (1) Business Day after January 1 of the next calendar year.

21

Notwithstanding anything to the contrary in this Section 8.2, the Corporation’s exercise of its Mandatory Conversion Right, and any related Notice of Mandatory Conversion, will not apply to any Share of Series A Preferred Stock as to which a Fundamental Change Redemption Notice has been duly delivered and not withdrawn. The date (the “Mandatory Conversion Date”) for any Mandatory Conversion will be a Business Day of the Corporation’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Notice of Mandatory Conversion for such Mandatory Conversion. To exercise its Mandatory Conversion Right with respect to any Shares of Series A Preferred Stock, the Corporation must send to each holder of such Shares a written notice of such exercise (a “Notice of Mandatory Conversion”). Such Notice of Mandatory Conversion must state: (1) that the Corporation has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of such Shares, briefly describing the Corporation’s Mandatory Conversion Right under this Certificate of Designations; (2) the Mandatory Conversion Date for such Mandatory Conversion (which shall be the date scheduled for the settlement of such Mandatory Conversion); (3) that Shares of Series A Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the holders thereof pursuant to an Optional Conversion at any time before the close of business on the Business Day immediately before the Mandatory Conversion Date; (4) the Conversion Price in effect on the Notice of Mandatory Conversion Date for such Mandatory Conversion; and (5) the CUSIP and ISIN numbers, if any, of the Series A Preferred Stock. If less than all Shares of Series A Preferred Stock then outstanding are subject to Mandatory Conversion, then the Shares of Series A Preferred Stock to be subject to such Mandatory Conversion will be selected by the Corporation pro rata.

8.3 Procedures for Conversion; Effect of Conversion.

(a) Procedures for Mandatory Conversion. If the Corporation duly exercises, in accordance with Section 8, its Mandatory Conversion Right with respect to any Share of Series A Preferred Stock, then (1) the Mandatory Conversion of such Share will occur automatically and without the need for any action on the part of the holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of the holder(s) of such Shares of Series A Preferred stock as of the close of business on the related Mandatory Conversion Date; provided, if any Shares of Series A Preferred Stock are held in book-entry form through DTC, holders must convert their Shares in accordance with the applicable procedures of DTC.

(b) Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series A Preferred Stock pursuant to Section 8.1, a holder shall submit a written election to the Corporation that such holder elects to convert Shares specifying the number of Shares elected to be converted (a “Notice of Conversion”). The holder shall surrender, along with a Notice of Conversion, if applicable, to the Corporation the certificate or certificates, if any, representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event such certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of submission of the Notice of Conversion and surrender of such Series A Preferred Stock certificate or certificates, if any, or delivery of such affidavit of loss, if applicable (such date, the “Optional Conversion Date” and, together with the Mandatory Conversion Date, the “Conversion Dates”). Upon the receipt by the Corporation of a Notice of Conversion and the surrender of such certificate(s) and accompanying materials (if any), the Corporation shall as promptly as practicable (but in any event within three (3) Trading Days thereafter) deliver to the relevant holder or holders, as applicable, (A) the number of shares of Common Stock (including, subject to Section 8.3(c), any fractional share) to which such holder or holders shall be entitled upon conversion of the applicable

22

Shares as calculated pursuant to Section 8.1, as applicable, and, if applicable, (B) the number of Shares of Series A Preferred Stock delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election, in each case in book-entry form on the Corporation’s share ledger. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable, free and clear of all Taxes, liens, charges and encumbrances with respect to the issuance thereof. Notwithstanding anything to the contrary in this Section 8.3(b), if any Shares of Series A Preferred Stock are held in book-entry form through DTC, holders must convert their Shares in accordance with the applicable procedures of DTC.

(c) Fractional Shares. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series A Preferred Stock. Instead, the Corporation shall pay a cash adjustment to the holder of Series A Preferred Stock being converted based upon the Current Market Price on the Trading Day prior to the Conversion Date.

(d) Effect of Conversion. All Shares of Series A Preferred Stock converted as provided in Section 8.1 or Section 8.2, as applicable, shall no longer be deemed outstanding as of the applicable Conversion Date and all rights with respect to such Shares shall immediately cease and terminate as of such time (including, without limitation, any right of redemption pursuant to Section 7), other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a Share in exchange therefor.

(e) Limitation on Conversions. Notwithstanding anything to the contrary herein, the Corporation shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Certificate of Designations, and the holders of Series A Preferred Stock shall not have the right to receive any shares of Common Stock pursuant to the terms of this Certificate of Designations, to the extent the issuance of such shares of Common Stock would cause the Conversion Cap or the Applicable Value Cap to be exceeded. No holder of Series A Preferred Stock shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than such holder’s pro rata allocation of shares of Common Stock issuable in an amount not to cause the Conversion Cap or the Applicable Value Cap to be exceeded based on a fraction, the numerator of which is the number of Shares of Series A Preferred Stock issued to such initial holder pursuant to the Investment Agreement on the Issue Date and the denominator of which is the aggregate number of all Shares of Series A Preferred Stock issued to the initial holders pursuant to the Investment Agreement on the Issue Date (with respect to each such holder, the “Cap Allocation”). In the event that any initial holder (or a transferee of an initial holder) shall sell or otherwise transfer any of such holder’s Series A Preferred Stock, the transferee shall be allocated a pro rata portion of such holder’s Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Cap Allocation allocated to such transferee. In the event that any holder shall have converted all of such holder’s Series A Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Cap Allocation, then the difference between such holder’s Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocations of the remaining holders on a pro rata basis in proportion to the shares of Common Stock underlying the Series A Preferred Stock then held by each such holder. Upon any conversion of Series A Preferred Stock into shares of Common Stock, the Corporation shall also pay in cash to the converting holder, concurrently with the issuance of such shares of Common Stock, all Excess Deferred Dividend Amounts with respect to the Shares of Series A Preferred Stock so converted. In the event that the Corporation is prohibited from issuing any shares of Common Stock in connection with a conversion of Series A Preferred Stock pursuant to Section 8.1 or Section 8.2 (the “Cap Shares”), the Corporation shall, to the fullest extent permitted by law and out of funds lawfully available therefor, pay cash on or prior to the applicable share delivery date to such holder in exchange for the redemption of such number of Shares of Series A Preferred Stock held by the holder that are not convertible into such Cap Shares at a price equal to the product of (x) such number of Cap Shares and (y) the Current Market Price of the share of Common Stock on the applicable Conversion Date or Mandatory Conversion Date.

23

8.4 Reservation of Stock. The Corporation shall at all times when any Shares of Series A Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock pursuant to this Section 8, taking into account any adjustment to such number of shares so issuable in accordance with Section 8.7 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series A Preferred Stock.

8.5 No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series A Preferred Stock pursuant to Section 8.1 or Section 8.2, as applicable, shall be made without payment of additional consideration by, or other charge, cost or Tax to, the holder in respect thereof.

8.6 Termination of Conversion Right in Connection with Redemption. Notwithstanding anything to the contrary set forth in this Certificate of Designations, in no event may Shares of Series A Preferred Stock be converted as provided in Section 8.1 or Section 8.2, as applicable, on and following the date that is two (2) Business Days prior to the Corporation Redemption Date in respect of such Shares, provided that, for the avoidance of doubt, this Section 8.6 shall no longer apply in respect of Shares of Series A Preferred Stock to be redeemed in accordance with Section 7 if the closing of the redemption of such Shares does not occur on the applicable Redemption Date and so long as such Shares are not otherwise redeemed.

8.7 Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series A Preferred Stock shall be subject to adjustment, without duplication, from time to time as provided in this Section 8.7, except that the Corporation shall not make any adjustment to the Conversion Price if each holder of the Series A Preferred Stock participates, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series A Preferred Stock, in any transaction described in this Section 8.7, without having to convert its Series A Preferred Stock, as if each such holder held a number of shares of Common Stock that would be issuable upon conversion of such Series A Preferred Stock in accordance with Section 8.1 (without giving effect to the proposed adjustment and notwithstanding the exercise by any holder of its rights pursuant to Section 5.17of the Investment Agreement). For the avoidance of doubt, upon receipt by holders of any cash dividend or distribution in accordance with Section 4.4, each holder of the Series A Preferred Stock shall be deemed to have participated, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series A Preferred Stock, in such cash dividend or distribution.

(a) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be

24

adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.

(b) Stock Dividends or Distributions. If the Corporation shall issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock or if the Corporation effects a stock split or combination of the Common Stock (other than as set forth in Section 8.7(g)), the Conversion Price shall be adjusted based on the following formula:

CP1 =	CP0 x	OS0

OS1

where,

CP1	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (b) shall become effective immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (b) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared or announced.

(c) Distributions of Rights, Options or Warrants. If the Corporation shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the provisions of Section 8.7(g) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the

25

date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	OS0 + X

OS0 + Y

where

CP1	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

Any decrease made under this clause (c) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause (c), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Corporation in good faith.

26

(d) Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Corporation distributes shares of its Equity Securities, evidences of its Indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:

(i) dividends or distributions as to which adjustment is required to be effected pursuant to clause (b) or (c) above;

(ii) rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the holders of Shares of Series A Preferred Stock will receive such rights;

(iii) dividends or distributions in which Series A Preferred Stock participates on an as-converted basis pursuant to Section 4.4; and

(iv) Spin-Offs described below in this clause (d) and a Specified Spin-Off Transaction for which the adjustments in Section 8.7(m) shall apply,

then the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	SP0 – FMV

SP0

where

CP1	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board in good faith) of the shares of Equity Securities, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this clause (d) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of Shares of Series A Preferred Stock may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Series A Preferred Stock, the amount and kind of the Equity Securities, evidences of the Corporation’s Indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Equity Securities or other securities of the Corporation that such holder would have received as if such holder owned a number of shares of Common Stock into which the Share of Series A Preferred Stock was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (d) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

27

With respect to an adjustment pursuant to this clause (d) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Equity Securities of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”) (other than a Specified Spin-Off Transaction pursuant to Section 8.7(m)), the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	MP0

FMV + MP0

where

CP1	=	Conversion Price in effect immediately after the end of the Valuation Period;

CP0	=	the Conversion Price in effect immediately prior to the end of the Valuation Period;

FMV	=	the average of the Last Reported Sale Prices of the Equity Securities or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 2 as if references therein to Common Stock were to such Equity Securities or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment to the Conversion Price under the preceding paragraph of this clause (d) shall be made immediately after the close of business on the last Trading Day of the Valuation Period. If the Conversion Date for any Share of Series A Preferred Stock to be converted occurs on or during the Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Valuation Period.

Notwithstanding the foregoing, if the “FMV” (as defined above) is equal to or greater than the Daily VWAP of the Common Stock over the Valuation Period, in lieu of the foregoing decrease, each holder of Shares of Series A Preferred Stock may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Shares of Series A Preferred Stock, the amount and kind of Equity Securities or similar equity interest that such holder would have received as if such holder owned a number of shares of Common Stock into which the Series A Preferred Stock was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution.

(e) [Reserved].

28

(f) Tender Offer, Exchange Offer. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	SP1 x OS0

AC + (SP1 x OS1)

where

CP1	=	the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP0	=	the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

SP1	=	the average of the Last Reported Sales Prices of the Common Stock of over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date (the “Tender/Exchange Offer Valuation Period”);

OS1	=	the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 8.7(f), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 8.7(f) will be calculated as of the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Share of Series A Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

(g) Adjustment for Reorganization Events. If there shall occur any reclassification, statutory share exchange, reorganization, recapitalization, consolidation or merger involving the Corporation with or into another Person in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation) including a Fundamental Change (without limiting the rights of holders of Series A Preferred Stock or the Corporation with respect to any

29

Fundamental Change) (a “Reorganization Event”), then, subject to Section 5, following any such Reorganization Event, each Share of Series A Preferred Stock shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a holder of such Share of Series A Preferred Stock would have received in such Reorganization Event had such holder converted its Shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 8.7 set forth with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section 8.7 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. Without limiting the Corporation’s obligations with respect to a Fundamental Change, the Corporation (or any successor) shall, no less than twenty (20) calendar days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series A Preferred Stock of the expected occurrence of such event and of the kind and amount of the cash, securities or other property that each Share of Series A Preferred Stock is expected to be convertible into under this Section 8.7(g). Failure to deliver such notice shall not affect the operation of this Section 8.7(g). The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Corporation is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(h) Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Corporation is in effect upon conversion of the Shares of Series A Preferred Stock, the holders of Shares of Series A Preferred Stock will receive, in addition to any Common Stock due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Conversion Price will be adjusted at the time of separation as if the Corporation distributed to all holders of the Common Stock, shares of Equity Securities, evidences of Indebtedness, securities, assets or property as described in clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Issuances. Except as stated in this Section 8.7, the Corporation shall not adjust the Conversion Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.

(j) Adjustment at the Discretion of the Board. The Corporation shall be permitted to decrease the Conversion Price by any amount for a period of at least 20 Business Days if the Board determines in good faith that such decrease would be in the best interest of the Corporation. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Corporation’s securities are then listed, the Corporation also may (but is not required to) decrease the Conversion Price to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Price is decreased pursuant to either of the preceding two sentences, the Corporation shall deliver to the holders of the Series A Preferred Stock a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

30

(k) [Reserved].

(l) [Reserved].

(m) Adjustment Upon Specified Spin-Off Transaction. If the Corporation consummates a Specified Spin-Off Transaction, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect prior to the Specified Spin-Off Transaction by the Spin-Off Transaction Adjustment Ratio; provided that, in the event that the Spin-Off Transaction Adjustment Ratio is greater than 0.6791, it shall be deemed to be 0.6791 for the purposes of this adjustment to the Conversion Price, and in the event that the Spin-Off Transaction Adjustment Ratio is less than 0.6541, it shall be deemed to be 0.6541 for the purposes of this adjustment to the Conversion Price; provided further, that any such adjustment to the Conversion Price shall be subject to the Conversion Cap and the Applicable Value Cap. For the avoidance of doubt, holders of Series A Preferred Stock will not be entitled to receive Spin-Off Transaction Shares in the Specified Spin-Off Transaction.

(n) Rounding; Par Value; De-minimis Adjustments. All calculations under Section 8.7 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. If an adjustment to the Conversion Price otherwise required by this Section 8.7 would result in a change of less than 1% to the Conversion Price, then, notwithstanding anything to the contrary in this Section 8.7, the Corporation may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect (i) when all such deferred adjustments would result in an aggregate change to the Conversion Price of at least 1%, (ii) on the Conversion Date of any Share of Series A Preferred Stock, (iii) on the effective date of any Fundamental Change and (iv) in connection with Dividends paid on the Common Stock pursuant to Section 4.4 hereof.

(o) Treatment of Pre-Record Date Adjustments. Notwithstanding this Section 8.7 or any other provision of this Certificate of Designations, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date, and a holder that has converted its Series A Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding the Conversion Price adjustment provisions in this Section 8.7, the Conversion Price adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(p) Notwithstanding anything to the contrary in this Section 8, the Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of the Corporation’s Subsidiaries;

31

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the kind described in Section 8.7(f);

(v) solely for a change in the par value of the Common Stock;

(vi) for accrued and unpaid Dividends, if any; or

(vii) if and to the extent such adjustment would cause the Conversion Cap or the Applicable Value Cap to be exceeded.

(q) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series A Preferred Stock, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of Series A Preferred Stock held by such holder.

(r) Notices. In the event:

(i) that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in each such case, unless the Corporation has previously publicly announced such information (including through filing or furnishing such information with the Securities and Exchange Commission), the Corporation shall send or cause to be sent to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) or, if the Shares of Series A Preferred

32

Stock are held in book-entry form through DTC, in accordance with the applicable procedures of DTC at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Conversion Shares.

9. Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

10. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

11. Amendments and Waiver. Subject to Section 6.2, no provision of this Certificate of Designations may be amended, modified or waived, whether by merger, consolidation or otherwise, except by an instrument in writing executed by the Corporation and holders of at least 80% of the then-outstanding Shares of Series A Preferred Stock, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock; provided, that any amendment, whether by merger, consolidation or otherwise, to (A)(i) decrease the Stated Value, Optional Redemption Price, Corporation Redemption Price, Deferred Dividend Amounts, Excess Deferred Dividend Amounts or Dividend Rate of any Share of Series A Preferred Stock or otherwise amend or modify in any manner adverse to a holder of Series A Preferred Stock the Corporation’s obligations to pay, or the circumstances under which the Corporation is obligated to offer or pay, the Optional Redemption Price or the Corporation Redemption Price, (ii) adversely affect the right of a holder of Series A Preferred Stock to convert Series A Preferred Stock into Common Stock or otherwise modify the provisions with respect to conversion in a manner adverse to a holder of Series A Preferred Stock, or increase the Conversion Price (or any amendment, modification or waiver, whether by merger or otherwise, which would in its application increase the Conversion Price) (subject to such modifications as are required under this Certificate of Designations) or (iii) otherwise amend any other terms of the Series A Preferred Stock in a manner that would have a disproportionate adverse effect on any holder of the Series A Preferred Stock as compared to other holders of the Series A Preferred Stock, requires the

33

consent of holders of each Share of Series A Preferred Stock and to (B) without limiting the foregoing, amend or modify the provisions of Section 8.7 requires the consent of each holder of Series A Preferred Stock affected thereby. The holders of Series A Preferred Stock shall have all remedies available at law or in equity for a breach of this Certificate of Designations, including the right to seek specific performance. This Certificate of Designations shall cease to apply upon the first day on which no share of Series A Preferred Stock is outstanding.

12. Withholding. The Corporation and its paying agent shall be entitled to withhold Taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock in each case to the extent required by applicable Law; provided that to the extent that the holders of Series A Preferred Stock have previously delivered an appropriate IRS Form W-8 or W-9 to the Corporation establishing an exemption for U.S. federal withholding (including backup withholding), the Corporation shall not be permitted to withhold unless the Corporation has provided such a holder advance written notice of its intent to withhold at least five (5) days prior to the payment of the amount subject to withholding, and has given such a holder a reasonable opportunity to provide any form or certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Corporation shall furnish the applicable holder with copies of any tax certificate, receipt or other documentation reasonably acceptable to the holder evidencing such payment.

13. Tax Matters.

Absent a change in Tax law (a “Change in Tax Law”), or a contrary determination (as defined in Section 1313(a)(1) of the Code), the holders of Series A Preferred Stock and the Corporation agree (i) to treat the Series A Preferred Stock as “common stock” and not “preferred stock” for purposes of Section 305 of the Code and Treasury Regulations Section 1.305-5, (ii) not to treat any dividend paid on the Corporation’s Common Stock in which the Series A Preferred Stock participates as giving rise to a “disproportionate distribution” within the meaning of Section 305(b)(2) of the Code, (iii) not to take any action that would reasonably be expected to cause any holder of the Series A Preferred Stock to recognize taxable income by reason of the operation of Section 305(b)(2) of the Code and (iv) with respect to the KKR Investor, the Apollo investor and any Investor that has provided the Corporation with an IRS Form W-9, in connection with any redemption of the Series A Preferred Stock, to treat such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code, provided, that, such Investor has, prior to such redemption, provided the Corporation (x) with evidence reasonably satisfactory to the Corporation that it does not directly, indirectly or constructively own (taking into account the attribution rules of Section 318 of the Code) any stock of the Corporation other than the Series A Preferred Stock (or Common Stock acquired as a result of the conversion of the Preferred Stock) or Common Stock acquired as a result of the Beverage Co. IPO and (y) with certification (A) attesting to the number of Shares of Series A Preferred Stock and shares of Common Stock that such Investor directly, indirectly or constructively owns (taking into account the attribution rules of Section 318 of the Code) and (B) representing that it is not acquiring, as part of a plan that includes such redemption, any additional Shares of Series A Preferred Stock or shares of Common Stock. Absent a Change in Tax Law, or a contrary determination (as defined in Section 1313(a)(1) of the Code), the Corporation shall treat any adjustment to the Conversion Price pursuant to Section 8.7 as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding purposes, and shall not take any position inconsistent with such treatment.

34

14. Form of Series A Preferred Stock and Transfer Agent.

14.1 Form of Series A Preferred Stock.

(a) To the extent eligible, the Series A Preferred Stock may be issued in the form of one or more permanent Global Certificates in definitive, fully registered form with the Global Certificate Legend set forth in Exhibit B hereto. The Global Certificates may have notations, legends or endorsements as set forth herein or as required by law, stock exchange rules or applicable procedures of DTC to which the Corporation is subject, if any.

(b) The Global Certificates shall be deposited on behalf of the holders represented thereby with the Transfer Agent, as custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by an officer of the Corporation for the Corporation, in accordance with the Corporation’s bylaws and applicable law. If an officer whose signature is on a Series A Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series A Preferred Stock Certificate, the Series A Preferred Stock Certificate shall be valid nevertheless. A Series A Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent countersigns such Series A Preferred Stock Certificate. The Transfer Agent will, upon receipt of a written order of the Corporation signed by an officer of the Corporation, countersign a Series A Preferred Stock Certificate for original issue. Each Series A Preferred Stock Certificate shall be dated the date of its countersignature.

(c) The aggregate number of Shares represented by each Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. At such time as all interests in Shares represented by a Global Certificate have been canceled, repurchased or transferred, such Global Certificate shall be canceled by the Transfer Agent upon receipt of a written order of the Corporation signed by an officer of the Corporation.

(d) This Section 14.1 shall apply only to a Global Certificate deposited with or on behalf of DTC. The Corporation may execute and deliver initially one or more Global Certificates that (i) shall be registered in the name of Cede & Co. or other nominee of DTC and (ii) shall be delivered by the Corporation to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Certificate held on their behalf by DTC or by the Transfer Agent as the custodian of DTC, or under such Global Certificate, and DTC or its nominee may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Certificate.

14.2 Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Certificate of Designations, required by DTC for such Global Certificate).

14.3 Restricted Stock Legend.

(a) Each Restrictive Definitive Series A Preferred Stock Certificate and Restricted Global Certificate will bear the Restricted Stock Legend; and

35

(b) if any Shares are issued in exchange for, or in substitution of, any other Shares, or to effect a partial conversion, then the certificate for such new Shares will bear the Restricted Stock Legend if the Certificate representing such old Shares bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the certificate representing such new Shares need not bear the Restricted Stock Legend if such new Shares is freely transferable subject to this Certificate of Designations and the applicable provisions of the Investment Agreement immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

14.4 Other Legends. The certificate representing any Series A Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or any securities exchange or automated quotation system on which such Series A Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Corporation to be appropriate.

14.5 Transfer Agent. The duly appointed Transfer Agent for the Series A Preferred Stock on the Issue Date shall be [    ]. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

[SIGNATURE PAGE FOLLOWS]

36

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be executed this ____ day of _________, 2026.

KEURIG DR PEPPER INC.

By:
Name:
Title:

Signature Page to Certificate of Designations, Preferences and Rights

EXHIBIT A

RESTRICTIVE LEGEND TO THE SERIES A PREFERRED STOCK CERTIFICATE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR EXCEPT, WITH RESPECT TO ANY COMMON STOCK, WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

EXHIBIT B

GLOBAL LEGEND CERTIFICATE

THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”), WHICH MAY BE TREATED BY THE CORPORATION, THE TRANSFER AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THE SERIES A PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES. UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THE SERIES A PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE SERIES A PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.

B-1

ANNEX I

Section 1.  Asset Sales.

(a)  As long as any Share of Series A Preferred Stock is outstanding, during the Covenant Trigger Period, without the prior written consent of the holders of at least 80% of the then-outstanding Shares of Series A Preferred Stock, the Corporation will not, and will not permit any of its Subsidiaries to, consummate, directly or indirectly, an Asset Sale unless:

(i)  the Corporation or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)  except in the case of a Permitted Asset Swap, at least 75% of the consideration for such Asset Sale (measured at the time of contractually agreeing to such Asset Sale), together with all other Asset Sales during the applicable Covenant Trigger Period (on a cumulative basis), received by the Corporation or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this Section 1(a)(ii):

(1)  any liabilities (as reflected on the Corporation’s or such Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Corporation’s or such Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined by the Corporation) of the Corporation or any Subsidiary that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Corporation or such Subsidiary from such liabilities;

(2)  any securities, notes or other obligations or assets received by the Corporation or such Subsidiary from such transferee that are converted by the Corporation or such Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(3)  any Designated Non-cash Consideration received by the Corporation or such Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this Section 1(a)(ii)(3) that is at that time outstanding, not to exceed the greater of (x) $6,600 million (or $3,500 million after consummation of the Specified Spin-Off Transaction) and (y) 100% of Consolidated EBITDA of the Corporation for the Applicable Measurement Period at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)  Within 450 days after the Corporation’s or any Subsidiary’s receipt of any Net Proceeds from any Asset Sale (the “Asset Sale Proceeds Application Period”), the Corporation or such Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(i)  to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Corporation or a Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets (other than Capital Stock), in the case of each of clauses (a), (b) and (c), either (A) that is used or useful in a Similar Business or (B) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that the Corporation may elect to deem Investments, capital expenditures or acquisitions within the scope of the foregoing clauses (a), (b) or (c), as applicable, that occur prior to the receipt of the Net Proceeds to have been made in accordance with this clause (i) so long as such deemed Investments, capital expenditures or acquisitions shall have been made no earlier than the earlier of (x) the execution of a definitive agreement relating to such Asset Sale or (y) 180 days prior to the consummation of such Asset Sale;

(ii)  to repay any Indebtedness of the Corporation or any Subsidiary (other than Indebtedness owed to the Corporation or any Subsidiary);

(iii) to redeem shares of Series A Preferred Stock on a pro rata basis; or

(iv) any combination of the foregoing;

provided, that, in the case of clause (i) above, a binding commitment or letter of intent shall be treated as a permitted application of the Net Proceeds from the date of such commitment or letter of intent so long as the Corporation or such Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied in such manner within the later of (x) 450 days from the consummation of the Asset Sale and (y) 180 days from the date of the Acceptable Commitment.

Section 2. Limitation on Extraordinary Dividends. As long as any Share of Series A Preferred Stock is outstanding, during the Covenant Trigger Period, without the prior written consent of the holders of at least 80% of the then-outstanding Shares of Series A Preferred Stock, the Corporation will not declare or pay any dividend on shares of Common Stock per annum in excess of the amount of dividends paid per share of Common Stock per annum for the most recently completed four consecutive fiscal quarters of the Corporation immediately preceding the date of the Covenant Trigger Date for which internal financial statements are available (the “Pre-Spin Dividend Cap”); provided, that on and after consummation of the Specified Spin-Off Transaction, the portion of the Pre-Spin Dividend Cap that was declared or paid prior to consummation of the Specified Spin-Off Transaction shall be adjusted by multiplying such portion by the Spin-Off Transaction Adjustment Ratio. Solely for the purposes of this Section 2, “Spin-Off Transaction Adjustment Ratio” means a ratio equal to the Conversion Price in effect immediately after consummation of the Specified Spin-Off Transaction divided by the Conversion Price in effect immediately prior to consummation of the Specified Spin-Off Transaction, in each case as determined pursuant to the terms of the Certificate of Designations.

Section 3. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)  As long as any Share of Series A Preferred Stock is outstanding, during the Covenant Trigger Period, without the prior written consent of the holders of at least 80% of the then-outstanding Shares of Series A Preferred Stock, the Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Corporation will not issue any shares of Disqualified Stock and will not permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Corporation may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if (i) the Fixed Charge Coverage Ratio for the Applicable Measurement Period would have been at least 2.00 to 1.00 or (ii) the Consolidated Total Debt Ratio for the Applicable Measurement Period would have been equal to or less than 6.25 to 1.00, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)   The foregoing limitations will not apply to:

(i)  Indebtedness of the Corporation and the Subsidiaries in existence on the applicable Covenant Trigger Date and any Indebtedness incurred pursuant to commitments in existence on the applicable Covenant Trigger Date;

(ii)  Indebtedness (including Finance Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred by the Corporation or any of the Subsidiaries, to finance the purchase, lease, expansion, construction, development, replacement, maintenance, upgrade, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued and outstanding pursuant to this Section 3(b)(ii), when aggregated with the outstanding amount of Indebtedness under Section 3(b)(xi) below incurred to refinance Indebtedness initially incurred in reliance on this Section 3(b)(ii), does not at any time outstanding exceed the greater of (x) $3,465 million (or $1,850 million after consummation of the Specified Spin-Off Transaction) and (y) 52.5% of Consolidated EBITDA of the Corporation for the Applicable Measurement Period at the time of any incurrence;

(iii)  (a) Indebtedness incurred by the Corporation or any of the Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self insurance and (b) Indebtedness of the Corporation or any of its Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, customers or other creditors issued in the ordinary course of business or consistent with past practice;

(iv)  Indebtedness arising from agreements of the Corporation or any of the Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, a Subsidiary or an Investment, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(v)  Indebtedness, Disqualified Stock or Preferred Stock of the Corporation issued to or held by a Subsidiary;

(vi)  Indebtedness, Disqualified Stock and Preferred Stock of a Subsidiary owing to or held by the Corporation or another Subsidiary;

(vii)  shares of Preferred Stock or Disqualified Stock of a Subsidiary issued to the Corporation or another Subsidiary;

(viii)  Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(ix)  obligations in respect of self-insurance and obligations in respect of stays, customs, performance, indemnity, bid, appeal, judgment, surety and other similar bonds or instruments and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Corporation or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(x)  (a) Indebtedness, Disqualified Stock or Preferred Stock of the Corporation or any of its Subsidiaries in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Corporation since the Covenant Trigger Date from the issue or sale of Equity Interests of the Corporation or cash contributed to the capital of the Corporation (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to any of the Corporation’s Subsidiaries); and

(b) Indebtedness, Disqualified Stock or Preferred Stock of the Corporation or any Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this Section 3(b)(x)(b) and any outstanding amount of Indebtedness under Section 3(b)(xi) below incurred to refinance Indebtedness initially incurred in reliance on this Section 3(b)(x), does not at any one time outstanding exceed the greater of (x) $3,300 million (or $1,750 million after consummation of the Specified Spin-Off Transaction) and (y) 50% of Consolidated EBITDA of the Corporation for the Applicable Measurement Period;

(xi)  the incurrence by the Corporation or any of its Subsidiaries of Indebtedness or the issuance by the Corporation or any Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease (collectively, “refinance” with “refinances”, “refinanced” and “refinancing” having a correlative meaning) any Indebtedness, Disqualified Stock or Preferred Stock of the Corporation or any of its Subsidiaries

incurred or issued as permitted under Section 3(a) and Sections 3(b)(i), (ii), (iii)(b) and (x), this Section 3(b)(xi) and Sections 3(b)(xii), (xvi) and (xxiii) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing (the “Refinancing Indebtedness”) on or prior to its respective maturity;

(xii)  Indebtedness, Disqualified Stock or Preferred Stock of (x) the Corporation or a Subsidiary incurred or issued to finance an acquisition or Investment or (y) Persons that are acquired by the Corporation or a Subsidiary or merged into, amalgamated with or consolidated with the Corporation or a Subsidiary; provided that after giving pro forma effect to such Investment, acquisition, merger, amalgamation or consolidation:

(1)  (i) the Corporation would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3(a) or (ii) the Fixed Charge Coverage Ratio of the Corporation and its Subsidiaries is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation; or

(2)  (i) the Corporation would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Debt Ratio test set forth in Section 3(a) or (ii) the Consolidated Total Debt Ratio of the Corporation and its Subsidiaries is equal to or less than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation;

(xiii)  (a) Cash Management Obligations, (b) Indebtedness in respect of netting services, overdraft protections and similar arrangements and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, or (c) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Corporation and its Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Corporation and its Subsidiaries;

(xiv)  Indebtedness of the Corporation or any of its Subsidiaries supported by a letter of credit, bank guarantee or other instrument issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or such other instrument;

(xv)  (a) any guarantee by the Corporation or any Subsidiary of Indebtedness or other obligations of the Corporation or any Subsidiary so long as the incurrence of such Indebtedness incurred by the Corporation or such Subsidiary was not prohibited by this Agreement when incurred, or (b) any co-issuance by the Corporation or any Subsidiary of Indebtedness of the Corporation or any Subsidiary that was not prohibited by this Agreement when incurred;

(xvi)  Indebtedness, Disqualified Stock or Preferred Stock of the Corporation or any of its Subsidiaries incurred or issued to finance or assumed in connection with an acquisition or Investment in a principal amount not to exceed the greater of (x) $4,000 million (or

$2,000 million after consummation of the Specified Spin-Off Transaction) and (y) 60% of Consolidated EBITDA of the Corporation for the Applicable Measurement Period in the aggregate at any one time outstanding together with all other outstanding Indebtedness, Disqualified Stock or Preferred Stock issued under this Section 3(b)(xvi) and any outstanding Indebtedness under Section 3(b)(xi) incurred to refinance Indebtedness initially incurred in reliance on this Section 3(b)(xvi);

(xvii) Indebtedness of the Corporation or any of its Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;

(xviii)  Indebtedness consisting of Indebtedness issued by the Corporation or any of its Subsidiaries to future, current or former officers, directors, employees, managers or consultants thereof (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Corporation or any Subsidiary, in each case to finance the purchase or redemption of Equity Interests of the Corporation;

(xix)  Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case with respect to any acquisition (by merger, consolidation or amalgamation or otherwise);

(xx)  Indebtedness representing deferred compensation to employees of the Corporation or any Subsidiary incurred in the ordinary course of business or consistent with past practice; (xxi) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with any Investment or any acquisition (by merger, consolidation or amalgamation or otherwise);

(xxii)  Indebtedness in the form of Finance Lease Obligations arising out of any Sale and Lease-Back Transaction;

(xxiii)  Indebtedness in connection with (i) Permitted Receivables Financings and (ii) receivables sales and receivables financings;

(xxiv)  to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business or consistent with past practice;

(xxv)  unfunded pension fund and other employee benefits plan obligations and liabilities incurred in the ordinary course of business or consistent with past practice; and

(xxvi)  all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxv) above.

(c)   For purposes of determining compliance with this Section 3:

(i)  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted

Indebtedness, Disqualified Stock or Preferred Stock described in Section 3(b)(i) through (xxvi) above or is entitled to be incurred pursuant to Section 3(a) above, the Corporation, in its sole discretion, will divide, classify or reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 3(c) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in one of the clauses set forth in Section 3(a) or (b) above;

(ii)  at the time of incurrence, the Corporation will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock set forth in Section 3(a) and (b) above;

(iii)  the principal amount of Indebtedness outstanding under any clause of this Section 3 shall be determined after giving effect to the application of proceeds of any Indebtedness incurred to refinance any such Indebtedness;

(iv)  guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included;

(v)  if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to Section 3(a) or (b) above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, Disqualified Stock or Preferred Stock, then such other Indebtedness, Disqualified Stock or Preferred Stock shall not be included; and

(vi)  for purposes of calculating the Fixed Charge Coverage Ratio or the Consolidated Total Debt Ratio, as applicable, in connection with the incurrence of any Indebtedness pursuant to Section 3(a) or (b) above, the Corporation may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such Fixed Charge Coverage Ratio or Consolidated Total Debt Ratio, as applicable, is satisfied with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 3(c)(vi) whether or not the Fixed Charge Coverage Ratio or the Consolidated Total Debt Ratio, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is met.

(d)  Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 3(d). If Indebtedness, Disqualified Stock or Preferred Stock originally incurred or issued in reliance upon a percentage of Consolidated EBITDA and such refinancing would cause the maximum amount of Indebtedness, Disqualified Stock or Preferred Stock thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness, Disqualified Stock or Preferred Stock will be deemed to have been incurred under the applicable clause above so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus amounts permitted by the next sentence. Any Indebtedness incurred to refinance Indebtedness incurred pursuant to Section 3(b)(x) above shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(e)  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(f)  The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g)  When calculating the availability under any basket, test or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, repayments and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”), in each case, at the option of the Corporation or any of its Subsidiaries or any successor entity of any of the foregoing (including a third party) (the “Testing Party,” and the election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, test or ratio or whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied) under this Agreement shall be deemed to be the date (the “LCT Test Date”) either (i) the definitive agreements or letter of intent (or, if applicable, a binding offer, or launch of a “certain funds” tender offer) for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of a notice, declaration or making of an Investment or similar event), or (ii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers or similar law or practices in other jurisdictions apply, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer or similar announcement or determination in another jurisdiction subject to similar laws in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified

Stock or Preferred Stock and the use of proceeds thereof, repayments and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale” and any related pro forma adjustments, disregarding for the purposes of such pro forma calculation any borrowing under a revolving credit, working capital or letter of credit facility), as if they had occurred at the beginning of the most recently ended four full fiscal quarters ending prior to the LCT Test Date for which internal consolidated financial statements of the Corporation are available, the Corporation or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (i) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (ii) except as contemplated in the foregoing clause (i), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, repayments and Asset Sales or any disposition, issuance or other transactions excluded from the definition of “Asset Sale”) and (iii) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Testing Party in good faith.

(h)  For the avoidance of doubt, if the Testing Party has made an LCT Election, (i) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with, including as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in exchange rates or Consolidated EBITDA or total assets of the Corporation or the Person subject to such Limited Condition Transaction at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; provided that if such ratios, tests or baskets improve as a result of such fluctuations, such improved ratios, tests and/or baskets may be utilized; (ii) if any related requirements and conditions for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied, such requirements and conditions will not be deemed to have been failed to be complied with or satisfied; and (iii) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction (including without limitation a separate Limited Condition Transaction) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment specified in a notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.

Definitions

Terms used but not defined in this Annex I have the meanings given to such term in the Certificate of Designations to which this Annex is a part.

“Acquired Indebtedness” means, with respect to any specified Person,

1)

Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Subsidiary of such specified Person; and

2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated Total Debt Ratio, (ii) the Fixed Charge Coverage Ratio or (iii) Consolidated EBITDA.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Corporation immediately preceding the Applicable Calculation Date for which internal financial statements are available; provided, that on and after consummation of the Specified Spin-Off Transaction, the portion of the Consolidated EBITDA that was generated prior to consummation of the Specified Spin-Off Transaction shall be adjusted by multiplying such portion by the Spin-Off Transaction Adjustment Ratio. Solely for the purposes of this definition, “Spin-Off Transaction Adjustment Ratio” means a ratio equal to the Conversion Price in effect immediately after consummation of the Specified Spin-Off Transaction divided by the Conversion Price in effect immediately prior to consummation of the Specified Spin-Off Transaction, in each case as determined pursuant to the terms of the Certificate of Designations.

“Asset Sale” means:

(1)

the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Corporation or any Subsidiary (each referred to in this definition as a “disposition”); or

(2)

the issuance or sale of Equity Interests of any Subsidiary (other than Preferred Stock of Subsidiaries issued in compliance with the covenant described under Section 1), whether in a single transaction or a series of related transactions, in each case, other than:

(a)

any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment or other assets in the ordinary course of business or any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Corporation and its Subsidiaries;

(b)	the disposition of all or substantially all of the assets of the Corporation or any Subsidiary or any disposition that constitutes a Fundamental Change under the Certificate of Designations;

(c)	any disposition, issuance or sale in connection with the making of (i) any dividend or distribution not prohibited by this Agreement or (ii) any Investment;

(d)	any disposition of property or assets, or issuance of securities by a Subsidiary, to the Corporation or by the Corporation or a Subsidiary to another Subsidiary;

(e)	to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, an exchange of like property (excluding any boot thereon) for use in a Similar Business;

(f)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business or consistent with past practice;

(g)

foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise) with respect to assets or the granting of Liens, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

(h)	sales of accounts receivables, or participations therein and related assets pursuant to any Permitted Receivables Financing;

(i)	any financing transaction with respect to property built or acquired by the Corporation or any Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations;

(j)

any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business or consistent with past practice;

(k)

the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with past practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(l)	the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice or that is immaterial;

(m)	the unwinding of any Hedging Obligations or Cash Management Obligations;

(n)

sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(o)

the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of the Corporation or the senior management thereof are not material to the conduct of the business of the Corporation and its Subsidiaries taken as a whole or are no longer used or useful or economically practicable or commercially reasonable to maintain;

(p)	the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(q)

the disposition of any assets (including Equity Interests) (i) that are not used or useful in the core or principal business of the Corporation and its Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Corporation to consummate any acquisition;

(r)

dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(s)

any sale, transfer or other disposition to effect the formation of any Subsidiary that has been formed upon the consummation of a Division; provided that any disposition or other allocation of assets (including any Equity Interests of such Subsidiary) in connection therewith is otherwise not prohibited by this Agreement;

(t)

the sales or dispositions of a property or asset (or related properties and assets), or issuance or sale of Equity Interests of any Subsidiary, for fair market value not to exceed the greater of (i) $2,475 million (or $1,300 million after consummation of the Specified Spin-Off Transaction) and (ii) 37.5% of Consolidated EBITDA of the Corporation for the Applicable Measurement Period; and

(u)	Dispositions of any asset between or among the Corporation and/or Subsidiaries.

Further, in the event that a transaction (or a portion thereof) meets the criteria of more than one of the categories of permitted Asset Sale described above, the Corporation, in its sole discretion, may divide or classify, and may from time to time redivide and reclassify, such permitted Asset Sale (or any portion thereof) and will only be required to include the amount and type of such permitted Asset Sale in one or more of the above clauses.

“Beverage Co.” means (i) a Person that holds the Corporation’s business consisting of the “U.S. Refreshment Beverages” operating segment of the Corporation and (ii) that portion of the “International” operating segment of the Corporation consisting of sales in Canada, Mexico and other international markets from the manufacture and distribution of liquid refreshment beverages, including branded concentrates, syrup, and finished beverages, in each case as described in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

“Beverage Co. IPO” means the issuance by Beverage Co., any direct or indirect parent of Beverage Co. (other than the Corporation) or any IPO Subsidiary (such issuer, the “IPO Entity”) of its common equity interests in an underwritten primary public offering (other than pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering), which must be completed at or prior to the consummation of the Specified Spin-Off Transaction.

“Board” means the Board of Directors of the Corporation.

“Capital Stock” means:

1)	in the case of a corporation, corporate stock;

2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3)	in the case of a partnership or limited liability Corporation, partnership or membership interests (whether general or limited); and

4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

1)	U.S. dollars;

2)	(a) Canadian dollars, euros, pounds sterling or any national currency of any participating member state of the EMU; or

(b) other currencies held by the Corporation and the Subsidiaries from time to time in the ordinary course of business;

3)

securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government with average maturities of 24 months or less from the date of acquisition;

4)

certificates of deposit, time deposits and Eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million (or the foreign currency equivalent thereof);

5)

repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;

6)

commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable and fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case with average maturities of 36 months after the date of creation thereof;

7)

marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

8)	investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

9)

securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

10)

readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

11)

Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

12)

Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

13)

in the case of Investments by any Foreign Subsidiary of the Corporation, Investments for short-term cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates; and

14)

Investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (1) through (13) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Agreement regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Closing” or “Closing Date” means the closing date of the JDE Peet’s Acquisition.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated EBITDA” means with respect to any Person, for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income (other than with respect to clause (8) below), the sum of:

1)	the aggregate amount of Consolidated Interest Expense for such period,

2)	expense for income taxes paid or accrued for such period,

3)

all amounts attributable to (i) the write-off or amortization of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (ii) depreciation, amortization (including amortization of goodwill and other intangible assets) or impairment of goodwill or other intangible assets for such period,

4)

(i) any extraordinary, unusual or non-recurring charges, expenses and losses during such period (including costs, expenses and payments, in connection with actual or prospective litigation, legal settlements, fines, judgments or orders), (ii) any non-cash charges, expenses or losses and (iii) any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, synergies, operating expense reductions, business optimization initiatives, integration, transition, decommissioning, consolidation and other restructuring costs, charges, accruals, reserves or expenses (including costs related to the opening, pre-opening, expansion, closure and/or consolidation of stores, offices and facilities (including rent termination, moving and relocation costs), costs related to the termination of distributor and joint venture arrangements and discontinued operations, costs, expenses or charges associated with inventory obsolescence (including, resulting from discontinued products and excess inventory), retention charges, contract termination costs, recruiting, signing, retention or completion bonuses and expenses, severance expenses and any cost associated with any modification to any pension and post-retirement employee benefit plan, software and other systems development, establishment and implementation costs, costs relating to entry into a new market, project startup costs, costs relating to any strategic initiative or new operations and conversion costs and any business development, consulting or legal costs and fees relating to the foregoing),

5)

the aggregate amount of all non-cash compensation charges incurred during such period arising from the grant of or the issuance of Stock or Stock Equivalents and any equity incentive plans, arrangements or programs,

6)

any loss realized by such Person or any of its Subsidiaries in connection with any dispositions (other than sales of inventory in the ordinary course of business) or discontinued operations that occur during such period,

7)

at the discretion of the Corporation, Transaction Costs (including those related to this Agreement and the related transactions) incurred or paid in cash in such period (whether or not such underlying transaction is successful),

8)

the amount of pro forma cost savings, operating expense reductions and synergies related to any acquisitions or other investments, dispositions, restructurings, cost savings initiatives or other initiatives that are reasonably identifiable, factually supportable and projected by the Corporation in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Corporation) within 24 months after such acquisition or other investment, disposition, restructuring, cost savings initiative or other initiative, net of the amount of actual benefits realized prior to or during such period from such actions,

9)

any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any acquisition or other investment (including any acquisition or other investment consummated prior to the Closing Date) which is paid or accrued during the applicable period,

10)	the amount of any expense or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties,

11)

the amount of any fee, cost, expense or reserve, including in respect of any product recall, to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification, reimbursement, insurance or similar arrangements; provided that, the Corporation in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters),

12)

(i) any unrealized or realized net foreign currency translation or transaction gains or losses, and (ii) any unrealized net losses, charges or expenses and unrealized net gains in the fair market value of any arrangements under any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and

13)

(A) the amount of any charge, cost or expense in connection with a single or one-time event, including, without limitation, in connection with (x) any acquisition or other investment consummated before or after the Closing Date, (y) the consolidation, closing or reconfiguration of any facility during such period and (z) early extinguishment of Indebtedness, minus (B) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any extraordinary, unusual or non-recurring income or gains during such period, (ii) any credit for income taxes paid or accrued in such period, (iii) any other gains realized by such Person or any of its Subsidiaries in connection with any dispositions (other than sales of inventory in the ordinary course of business) that occur during such period and (iv) any other non-cash income or gains during such period.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the amount of interest expense reflected on the consolidated statement of income of such Person and its subsidiaries for such period in conformity with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the amount of net income reflected on the consolidated statement of income of such Person and its subsidiaries for such period in conformity with GAAP.

“Consolidated Total Debt Ratio” means, as of any Applicable Calculation Date, the ratio of (1) Consolidated Total Indebtedness of the Corporation and its Subsidiaries minus cash and Cash Equivalents of the Corporation and its Subsidiaries, in each case, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) the Corporation’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness, cash, Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”; provided that, for purposes of the calculation of Consolidated Total Debt Ratio, in connection with the incurrence of any Indebtedness pursuant to Section  3, the Corporation may elect to treat all or any portion of the commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) as being Incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of such Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (ii) the Corporation may revoke an election of an Elected Amount and (iii) for purposes of all subsequent calculations of the Consolidated Total Debt Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Corporation and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Finance Lease Obligations and third party debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, (A) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amount), (B) Hedging Obligations, and (C) performance bonds or any similar instruments) and (2) the aggregate amount of all outstanding Disqualified Stock of the Corporation and all Preferred Stock of the Subsidiaries on a

consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the senior management of the Corporation.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Corporation and/or other Persons.

“Credit Facility” means, with respect to the Corporation or any of its Subsidiaries, a debt facility or other financing arrangement (including, without limitation, a commercial paper facility with banks or other institutional lenders or investors or an indenture) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendment, supplement, modification, extension, renewal, restatement or refunding thereof, in whole or in part, and any indenture or credit facility or commercial paper facility with banks or other institutional lenders or investors that replaces, refunds, refinances, extends, renews, restates, amends, supplements or modifies any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 3) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders or investors.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Corporation or a Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 1.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, casualty condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case while the Series A Preferred Stock remains outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Corporation or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Corporation or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’ termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Corporation, any of its Subsidiaries or any other entity in which the Corporation or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of the Corporation (or the compensation committee thereof) shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Corporation or its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations. For the avoidance of doubt, the Series A Preferred Stock shall be deemed not to be Disqualified Stock of the Corporation.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Subsidiary” means each Subsidiary of the Corporation that is organized under the laws of the United States, any state thereof, or the District of Columbia

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“fair market value” means, solely for the purposes of Annex I, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Corporation.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of Consolidated EBITDA of such Person for the Applicable Measurement Period to the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Corporation or any Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 3(b) (other than pursuant to clause (xiv) thereof); provided, further, that for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the Incurrence of any Indebtedness pursuant to Section 3(a), the Corporation may elect to treat an Elected Amount under any Indebtedness which is to be Incurred (or any commitment in respect thereof), as being Incurred as of the Applicable Calculation Date and (i) any subsequent Incurrence of Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness at such subsequent time, (ii) the Corporation may revoke an election of an Elected Amount and (iii) for subsequent calculations of the Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Corporation or any of its Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Corporation or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.

For purposes of this definition, whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Corporation (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any Asset Sale or other disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction, in each case calculated in accordance with and permitted by clause (8) of the definition of “Consolidated EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Corporation to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Corporation may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

1)	Consolidated Interest Expense of such Person for such period;

2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means each Subsidiary of the Corporation that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Government Securities” means securities that are:

1)	direct obligations of, or obligations guaranteed by, the United States for the timely payment of which its full faith and credit is pledged; or

2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor advised fund of which any such individual is the donor.

“Indebtedness” means for any Person (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property, (c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (d) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (e) any liability in respect of banker’s acceptances or letters of credit, (f) any indebtedness of another Person, whether or not assumed, of the types described in clauses (a) through (c) above or clause (g) below, secured by Liens on Property acquired by the Corporation or its Subsidiaries at the time of acquisition thereof and (g) all Contingent Obligations in respect of indebtedness of the types described in clauses (a) through (f) hereof, provided that the term “Indebtedness” shall not include (i) trade payables or similar obligations, and accrued expenses, in each case arising in the ordinary course of business, (ii) any earn-out obligation in connection with an Acquisition except to the extent that the amount payable pursuant to such earnout becomes payable, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) any leases, concessions, license of property or guarantees thereof, in each case that is not a Capital Lease, including of joint ventures, (v) any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, (vi) obligations under any license, permit or approval or guarantees thereof incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice, (vii) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, (viii) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) made in the ordinary course of business or consistent with past practice, (ix) any hedging obligations that are not incurred for speculative purposes, (x) intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (xi) intercompany liabilities in connection with cash management, tax and accounting operations of the Corporation and (xii) any take or pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP. The amount of Indebtedness of any person for purposes of clause (f) above shall (unless such indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such indebtedness and (B) the Fair Market Value of the property encumbered thereby. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding.

“Investment Grade Rating” means a rating equal to or higher than (x) Baa3 (or the equivalent), with respect to Moody’s, (y) BBB- (or the equivalent), with respect to S&P, (z) BBB-

(or equivalent), with respect to Fitch, or in each case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Corporation and its Subsidiaries;

(3)

investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)	corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business or consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Corporation in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“JDE Peet’s Acquisition” means the acquisition by the Company of JDE Peet’s pursuant to the merger protocol, dated August 24, 2025 (the “Merger Protocol”), pursuant to which the Corporation will commence a tender offer to acquire all of the issued ordinary shares of JDE Peet’s, for a cash offer price of €31.85 per share.

“JV Investment” means the investment into a newly formed joint venture by certain third party institutions or investors at or prior to the closing of the JDE Peet’s Acquisition for purposes of manufacturing and selling certain un-brewed single-serve beverage products.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Fundamental Change (as defined in the Certificate of Designations)) or other transaction, (2) any incurrence, issuance, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Asset Sale or a disposition excluded from the definition of “Asset Sale” and (4) any other transaction or plan undertaken or proposed to be undertaken in connection with any of the preceding clauses (1) through (4).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by the Corporation or any of the Subsidiaries in respect of any Asset Sale, including any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) fees, out-of-pocket expenses and other direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law and brokerage and sales commissions and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof (including transfer taxes, deed or mortgage recording taxes and estimated taxes payable in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than required by clause Section 1(b)(ii)) to be paid as a result of such transaction, (4) the pro rata portion of Net Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Corporation and the Subsidiaries as a result thereof, (5) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (6) any deduction of appropriate amounts to be provided by the Corporation or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Corporation or any of the Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (7) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to the Corporation or any of its Subsidiaries and (8) the amount of any liabilities (other than Indebtedness) directly associated with such asset being sold and retained by the Corporation or any of its Subsidiaries.

Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted.

Net Proceeds denominated in a currency other than U.S. dollars shall be the U.S. Dollar Equivalent of such Net Proceeds.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Corporation or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 1(b).

“Permitted Receivables Financing” means, collectively, (i) with respect to receivables of the type constituting any term securitizations, receivables securitizations or other receivables financings (including any factoring program), in each case that are non-recourse to the Corporation and the Subsidiaries and (ii) with respect to receivables (including, without limitation, trade and lease receivables) not otherwise constituting term securitizations, other receivables securitizations or other similar financings (including any factoring program), in each case in an amount not to exceed 85% of the book value of all accounts receivable of the Corporation and its Subsidiaries as of any date and that are non-recourse to the Corporation and its Subsidiaries.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary of the Corporation or any division or product line of the Corporation or any of its Subsidiaries, shall be excluded, and (ii) in the case of an Acquisition or investment described in the definition of the term “Specified Transaction,” shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Corporation or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination and (d) the acquisition of any Consolidated Total Assets, whether pursuant to any Specified Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Corporation or any of its Subsidiaries or the Corporation or any of its Subsidiaries.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Corporation or a Subsidiary in exchange for assets transferred by the Corporation or a Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.

“S&P” means S&P Global Ratings.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Corporation or any of its Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by the Corporation or such Subsidiary to such Person in contemplation of such leasing.

“Similar Business” means any business conducted or proposed to be conducted by the Corporation and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Specified Transaction” means, with respect to any period, (a) any Acquisition or the making of other investments pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired, (b) the disposition of all or substantially all of the assets or stock of a Subsidiary of the Corporation (or any line of business or division of the Corporation or such Subsidiary of the Corporation), (c) any retirement or repayment of Indebtedness or (d) any other event that by the terms of this Agreement or the Certificate of Designations requires a test or covenant hereunder to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transaction Costs” means, with respect to any period, all non-recurring transaction fees, costs and expenses relating to (i) the pay-off, redemption, defeasance, repurchase, incurrence, assumption and/or establishment of any Indebtedness of the Corporation and/or its Subsidiaries and/or (ii) any acquisition or disposition by the Corporation and/or its Subsidiaries, in each case, including, without limitation, any non-recurring financing related fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other non-recurring transaction fees, costs and expenses in connection with any of the foregoing; provided, that, “Transaction Costs” shall include all non-recurring transaction fees, costs and expenses relating to the Transactions, the JDE Peet’s Acquisition, the JV Investment, the Specified Spin-Off Transaction and the Beverage Co. IPO.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.